Exhibit 10.31

REDACTED COPY

Portions of this Exhibit 10.31 have been omitted pursuant to a confidential treatment request. The omitted material has been filed with the Securities and Exchange Commission.

AMENDED AND RESTATED CREDIT AGREEMENT

BETWEEN

WILLIS LEASE FINANCE CORPORATION,

as Borrower

UNION BANK, N.A.,

as Administrative Agent, Joint Lead Arranger and Sole Bookrunner

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent and Joint Lead Arranger

November 18, 2011

Willis Lease Finance Corporation Amended and Restated Credit Agreement

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	2.17	Authorization to Debit Accounts	46

	2.18	Administrative Agent’s Right to Assume Funds Available for Revolving Loans	46

	2.19	Optional Increase to the Revolving Commitment	47

3.	SECURITY		49

4.	CONDITIONS PRECEDENT		49

	4.1	Conditions Precedent to Closing	49

	4.2	Conditions to All Loans	51

	4.3	Conditions to Borrowing Base Inclusion	52

5.	REPRESENTATIONS AND WARRANTIES		54

	5.1	Corporate Existence; Compliance with Law	54

	5.2	Executive Offices; Corporate or Other Names; Conduct of Business	55

	5.3	Authority; Compliance with Other Agreements and Instruments and Government Regulations	55

	5.4	No Governmental Approvals Required	55

	5.5	Subsidiaries.	55

	5.6	Financial Statements	56

	5.7	No Material Adverse Effect	57

	5.8	Title To and Location of Property	57

	5.9	Intellectual Property	57

	5.10	Litigation	57

	5.11	Binding Obligations	57

	5.12	No Default	57

	5.13	ERISA	57

	5.14	Regulation U; Investment Company Act	58

	5.15	Disclosure	58

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	5.16	Tax Liability	58

	5.17	Hazardous Materials	58

	5.18	Security Interests	58

	5.19	Leases, Engines and Equipment	59

	5.20	Cape Town Convention	59

	5.21	Depreciation Policies	59

	5.22	Non-Lender Protection Agreements	59

	5.23	Eligible Leases	59

	5.24	Preservation of International Interests	59

	5.25	Collateral Documents	60

6.	AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)		60

	6.1	Payment of Taxes and Other Potential Liens	60

	6.2	Preservation of Existence	60

	6.3	Maintenance of Property	60

	6.4	Maintenance of Insurance	61

	6.5	Compliance with Applicable Laws	61

	6.6	Inspection Rights	61

	6.7	Keeping of Records and Books of Account	61

	6.8	Compliance with Agreements	62

	6.9	Use of Proceeds	62

	6.10	Hazardous Materials Laws	62

	6.11	Future Subsidiaries	62

	6.12	Conduct of Business	62

	6.13	Further Assurances; Schedule Supplements	62

	6.14	Financial Covenants	62

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	6.15	Subordination of Third Party Fees	63

	6.16	Maintenance of Borrowing Base	63

	6.17	Placards	63

	6.18	Maintenance of Current Depreciation Policies	64

	6.19	Preservation of International Interests	64

	6.20	Maintenance of WEST Management Agreement and Servicing Agreement	64

	6.21	Notice of Non-Lender Protection Agreement	64

7.	NEGATIVE COVENANTS		64

	7.1	Modification of Formation Documents	64

	7.2	Modification of Debt	65

	7.3	Net Income	65

	7.4	Payment of Subordinated Obligations	65

	7.5	Mergers	65

	7.6	Hostile Acquisitions	65

	7.7	ERISA	65

	7.8	Change in Nature of Business	65

	7.9	Liens and Negative Pledges	65

	7.10	Indebtedness and Guaranteed Indebtedness	66

	7.11	Transactions with Affiliates	66

	7.12	Amendments to Subordinated Obligations	67

	7.13	Non-Lender Protection Agreements	67

	7.14	Distributions	67

	7.15	Investments	67

	7.16	Additional Bank Accounts	68

	7.17	No Adverse Selection	68

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	7.18	Negative Pledge/WEST	69

	7.19	Subsidiary Operations	69

8.	INFORMATION AND REPORTING REQUIREMENTS		69

	8.1	Reports and Notices	69

	8.2	Other Reports	72

9.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		72

	9.1	Events of Default	72

	9.2	Remedies.	74

	9.3	Waivers by Borrower	74

	9.4	Proceeds	74

10.	SUCCESSORS AND ASSIGNS		74

11.	[Intentionally omitted.]		75

12.	MISCELLANEOUS		75

	12.1	Complete Agreement; Modification of Agreement	75

	12.2	Reimbursement and Expenses	75

	12.3	Indemnity.	75

	12.4	No Waiver	76

	12.5	Severability; Drafting	76

	12.6	Conflict of Terms	77

	12.7	Notices.	77

	12.8	Binding Effect; Assignment	78

	12.9	Right of Setoff	80

	12.10	Sharing of Setoffs	80

	12.11	Section Titles	81

	12.12	Counterparts	81

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	12.13	Time of the Essence	81

	12.14	GOVERNING LAW; VENUE	81

	12.15	WAIVER OF JURY TRIAL	82

	12.16	Amendments; Consents	82

	12.17	Foreign Lenders and Participants	83

	12.18	Custodial Agreement	84

13.	ADMINISTRATIVE AGENT		84

	13.1	Appointment and Authorization	84

	13.2	Administrative Agent and Affiliates	84

	13.3	Lenders’ Credit Decisions	85

	13.4	Action by Administrative Agent	85

	13.5	Liability of Administrative Agent	86

	13.6	Indemnification	87

	13.7	Successor Administrative Agent	87

	13.8	No Obligations of Borrower	88

14.	SECURITY AGENT		88

	14.1	Appointment and Authorization	88

	14.2	Security Agent and Affiliates	88

	14.3	Proportionate Interest in any Collateral	88

	14.4	Lenders’ Credit Decisions	89

	14.5	Action by Security Agent	89

	14.6	Liability of Security Agent	90

	14.7	Indemnification	90

	14.8	Successor Security Agent	91

	14.9	No Obligations of Borrower	91

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15.	COMMITMENT COSTS AND RELATED MATTERS		92

	15.1	Eurodollar Costs and Related Matters	92

	15.2	Capital Adequacy	94

	15.3	Federal Reserve System/Wire Transfers	95

	15.4	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	95

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Borrowing Notice
Exhibit C	Form of Commitment Assignment and Acceptance
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Request for Letter of Credit
Exhibit F	Form of Beneficial Interest Pledge Agreement
Exhibit G	Form of Owner Trustee Mortgage and Security Agreement
Exhibit H	Form of Owner Trustee Guaranty
Exhibit I	Form of Leasing Subsidiary Security Assignment
Exhibit J	Form of Subsidiary Guaranty
Exhibit K	Form of Trust Agreement
Exhibit L	Form of Placard

Schedule 1.1b	Borrowing Base Geographic Limitations
Schedule 1.1d	Liens of Record
Schedule 1.1e	Schedule of Documents
Schedule 2.1	Revolving Commitment – Pro Rata Share
Schedule 5.2	Executive Offices; Corporate or Other Names; Conduct of Business
Schedule 5.5	Subsidiaries
Schedule 5.7	No Other Liabilities; No Material Adverse Changes
Schedule 5.9	Trade Names
Schedule 5.10	Litigation
Schedule 5.17	Hazardous Materials
Schedule 5.21	Depreciation Policies
Schedule 5.22	Non-Lender Protection Agreements
Schedule 5.23	Eligible Leases as of the Closing Date
Schedule 7.10	Indebtedness and Guaranteed Indebtedness existing on the Closing Date
Schedule 7.15	Investments Existing as of the Closing Date

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”), is entered into as of November 18, 2011, between WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (“Borrower”), UNION BANK, N.A., together with any other Lender hereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and UNION BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”), as the Swing Line Lender (in such capacity, “Swing Line Lender”), Issuing Lender (“Issuing Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent (in such capacity, “Syndication Agent”), WELLS FARGO SECURITIES, LLC, as Joint Lead Arranger, and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”) and Joint Lead Arranger, effective as of the Closing Date, with reference to the following facts:

RECITALS

A. Borrower, each of the financial institutions as a lender party thereto (collectively, the “Original Lenders”), Union Bank, as administrative agent, security agent and lead arranger for the Original Lenders and Wells Fargo, as co-lead arranger for the Original Lenders (collectively, the foregoing parties are referred to herein as the “Original Parties”) are parties to that certain Credit Agreement dated as of November 18, 2009 (the “Original Credit Agreement”). Pursuant to the Original Credit Agreement, Original Lenders made a revolving credit facility available to the Borrower to be used for the purchase or refinance of certain engines and equipment and for working capital and general corporate purposes.

B. Borrower is in the business of purchasing and leasing airplane engines and equipment, and has requested that Lenders, Issuing Lender, and Swing Line Lender (collectively, the “Credit Facility Lenders”) provide Borrower with a revolving line of credit in an amount equal to the Revolving Commitment to be used by Borrower for among other things, refinancing the loans outstanding under the Original Credit Agreement and for its general corporate purposes, including financing aircraft engines and equipment owned and held for lease.

C. Credit Facility Lenders are willing to extend such a revolving line of credit to Borrower, subject to the terms and conditions set forth herein.

D. Borrower has requested and the parties hereto agree that the Original Credit Agreement shall be amended and restated in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acceptable Manufacturer” means any of General Electric Company, Snecma, CFM International, Pratt & Whitney, Rolls-Royce, International Aero Engines and any other aircraft engine manufacturer approved by Administrative Agent in the exercise of its reasonable discretion.

“Account Debtor” means any Person who is obligated under an Account.

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, including (a) all accounts receivable, payments and pre-payments under Leases, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

“Adjusted Base Value” means, with respect to an Engine, such Engine’s Base Value, adjusted for the actual maintenance status of such Engine, but without regard to any Lease, Maintenance Reserve Payments, Security Deposits or other related assets.

“Administrative Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, Controls, or is Controlled by or is under common Control with such other Person. For the purpose of this definition, “Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, “Affiliate” shall not include Hawaii Island Air, Inc., JT Power LLC or Willis Mitsui & Co Engine Support Limited.

“Agent” means Administrative Agent and/or Security Agent, as applicable, and “Agents” means, collectively, Administrative Agent and Security Agent.

“Aggregate Effective Amount” means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by Issuing Lender plus (b) the aggregate amounts paid by Issuing Lender under such Letters of Credit not then reimbursed to Issuing Lender by Borrower pursuant to Section 2.3.4 and not the subject of Loans made pursuant to Section 2.3.4.

“Agreement” means this Credit Agreement, as the same may, from time to time, be amended, supplemented, modified or restated.

“Airframe” means the remaining parts of an aircraft, less its Engines, and owned by Borrower for less than twelve (12) months.

“Applicable Base Rate” means the percentage as calculated in Section 2.4.1(a).

“Applicable Base Rate Margin” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.

“Applicable LIBOR Margin” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Applicable LIBOR Rate” means the percentage as calculated in Section 2.4.1(b).

“Applicable Unused Line Fee Percentage” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Appraisal” means a “desktop appraisal” (i.e., an appraisal of the value of a particular engine or equipment type, which is rendered without a physical inspection of such Engine or Equipment and its related records), or, if a Default or Event of Default exists and is continuing, such other type of appraisal as shall be required by Security Agent, including an “extended desktop appraisal” (i.e., an appraisal of the Engine or Equipment considering its maintenance status, but which is rendered without any visual inspection of such Engine or Equipment) or a “full appraisal” (which does include a visual inspection)), of an Engine or Equipment to determine the Appraised Value of such Engine or Equipment, performed by an Appraiser retained by Security Agent on behalf of the Lenders.

“Appraisal Deficiency” means the excess, if any, of (i) the aggregate Net Book Value of all Eligible Engines and Eligible Equipment included in the Borrowing Base over (ii) the most recent Appraised Value of the foregoing (calculated in the case of both (i) and (ii) by multiplying such values times the applicable advance percentage specified in clauses (a) through (d) of the definition of Borrowing Base).

“Appraised Value” means, with respect to an Engine, the Adjusted Base Value of such Engine, and, with respect to Equipment, the Equipment Market Value or Parts Market Value, as the case may be, of such Equipment, in each case as determined in an Appraisal.

“Appraiser” means Avitas, Inc., or any other an independent appraiser that is a member of the International Society of Transport Aircraft Trading (“ISTAT”) or, if ISTAT ceases to exist, any similar professional aircraft appraiser organization and that in each case (other than with respect to Avitas) is acceptable to Administrative Agent.

“APU” means an auxiliary power unit, capable of being installed on an aircraft, to start the main engines, usually with compressed air, and to provide electrical power and air conditioning while the aircraft is on the ground and, in certain cases, in the air.

“Authorized Party” means each Person identified in Section 2.16.

“Authorized Signatory” means (a) the chairman of the board and chief executive officer, (b) the president, (c) the senior vice president and chief financial officer and (d) any executive or senior vice president, in each case of Borrower, and solely with respect to (i) Borrowing Notices, (ii) letter of credit requests, (iii) Borrowing Base Certificates (iv) and Compliance Certificates, each person listed above (a) - (d) and the treasurer of Borrower.

“Aviation Authority” means the FAA, the EASA and/or any other Governmental Authority which, from time to time, has control or supervision of civil aviation or has jurisdiction over the airworthiness, operation and/or maintenance of an Eligible Equipment or Eligible Engine.

“Bankruptcy Code” means the Bankruptcy Code (11 U.S.C. Sections 101 et seq.).

“Base Rate” shall have the meaning ascribed thereto in Section 2.4.1(a).

“Base Rate Loans” means a Revolving Loan or Swing Line Loan which Borrower requests to be made as a Base Rate Loan or a Revolving Loan which is reborrowed as, or converted to, a Base Rate Loan, in accordance with the provisions of Sections 2.1.2 and 2.1.3(c).

“Base Value” means, with respect to an Engine, an Appraiser’s opinion of the underlying economic value of an Engine in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An Engine’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an engine’s physical condition is average for an engine of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if new).

“Beneficial Interest” means a beneficial interest in a trust which owns one or more Engines or items of Equipment.

“Beneficial Interest Pledge Agreements” means, collectively, those certain Beneficial Interest Pledge Agreements, in the form attached hereto as Exhibit F, as each may be amended, modified or supplemented from time to time, entered into by Borrower (or its Wholly-Owned Subsidiary, if applicable), the applicable Owner Trustee, and Security Agent, whereby Borrower (or its Wholly-Owned Subsidiary, if applicable) pledges to Security Agent all of its right, title and interest in the Beneficial Interest under each applicable Trust Agreement.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

“Borrower” means Willis Lease Finance Corporation, a Delaware corporation.

“Borrowing Availability” means, at any time, the lesser of (a) the Maximum Amount, or (b) the Borrowing Base Availability.

“Borrowing Base” means, at any time, an amount equal to the sum of the following (without duplication), as shall be determined by Administrative Agent based on the Borrowing Base Certificate most recently delivered by Borrower to Administrative Agent and on other information available to Administrative Agent:

(a) *** percent (***%) of the Net Book Value of Eligible Engines that have not been Off-Lease for a period of greater than 180 days as of the date of determination; plus

(b) *** percent (***%) of the Net Book Value of all other Eligible Engines; plus

(c) *** percent (***%) of the Net Book Value of Eligible Equipment that has not been Off-Lease for a period of greater than 180 days as of the date of determination; plus

(d) *** percent (***%) of the Net Book Value of all other Eligible Equipment;

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission provided that all of the following conditions shall apply to the Borrowing Base:

(x) Annual Appraisal. The Net Book Value of all assets included in the Borrowing Base shall be adjusted annually based on an Appraisal of such assets by an Appraiser, as set forth in Section 8.1.6, and Borrower will be required, as set forth in Section 2.8.3, to pay down the Loans by the amount of any Appraisal Deficiency; and

(y) Additional Conditions. The aggregate Net Book Value of Eligible Engines and Eligible Equipment included in the Borrowing Base (subject to the conditions and restrictions set forth in the definition of “Borrowing Base”) shall, collectively, comply with the following additional conditions:

(i) Eligible Lease Limitation. If an Eligible Engine or an item of Eligible Equipment is subject to a Lease and to be included in the Borrowing Base under clauses (a) or (c) above, the Eligible Engine or item of Eligible Equipment will be included in the Borrowing Base only if the applicable Lease is an Eligible Lease;

(ii) Geographic Limitations. The aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment subject to Eligible Leases with Lessees other than (x) maintenance, repair and overhaul organizations or (y) original equipment manufacturers which are domiciled, or have their chief executive offices located, in particular countries and geographic regions shall not at any time exceed in the aggregate, the percentages of the Borrowing Base shown on Schedule 1.1b; and

(iii) Concentration Limitations. The following additional concentration limitations shall apply to the determination of the Borrowing Base:

(A) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Equipment shall not exceed ***% of the Borrowing Base;

(B) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment used on a single make and model of narrow-body aircraft shall not exceed ***% of the Borrowing Base; provided, the foregoing limitation shall not apply to the 737-600, -700, -800 and -900 model aircraft;

(C) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment used on a single make and model of wide-body aircraft shall not exceed ***% of the Borrowing Base;

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

(D) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment used on wide-body aircraft shall not exceed ***% of the Borrowing Base;

(E) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment subject to Leases to the Three Primary Lessees shall not exceed ***% of the Borrowing Base;

(F) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment subject to Leases to a single Lessee shall not exceed ***% of the Borrowing Base; and

(G) the aggregate contribution to the Borrowing Base of the Net Book Values of Eligible Engines and Eligible Equipment which are Off-Lease shall not exceed ***% of the Borrowing Base.

“Borrowing Base Availability” means, as determined by Administrative Agent, based on the Borrowing Base Certificate most recently delivered by Borrower to Administrative Agent and on other information available to Administrative Agent, an amount equal to the Borrowing Base less (i) the aggregate undrawn and unreimbursed amounts of any Letters of Credit outstanding hereunder at such time and (ii) the aggregate amount of any negative net mark-to-market valuation of any Non-Lender Protection Agreement(s) secured by the Collateral, which mark-to-market valuation shall be recalculated at the end of each Fiscal Quarter in accordance with GAAP.

“Borrowing Base Certificate” means a certificate in the form attached hereto as Exhibit A.

“Borrowing Base Deficiency” means, at any time, the amount, if any, by which the aggregate amount of any Loans then outstanding (excluding the aggregate undrawn and unreimbursed amounts of any Letters of Credit outstanding hereunder at such time) exceeds the Borrowing Base Availability.

“Borrowing Notice” means a written request for a Loan substantially in the form of Exhibit B signed by an Authorized Signatory of Borrower and properly completed to provide all information required to be included therein.

“Business Day” means (i) any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close, and (ii) in reference to LIBOR Loans means a Business Day that is also a day on which banks in the city of London are open for interbank or foreign exchange transactions.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

“Cape Town Convention” means the official English language texts of the “Convention on International Interests in Mobile Equipment” and the “Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment”, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereunder.

“Cape Town Eligible Lease” means those certain Leases which constitute International Interests under the Cape Town Convention.

“Capital Lease Obligations” means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Cash” means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied, including, but not limited to, cash held in ordinary demand deposit accounts.

“Cash Equivalents” means, when used in connection with any Person, that Person’s Investments in:

(a) Government Securities due within one year after the date of the making of the Investment;

(b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case due within one year from the making of the Investment;

(c) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by Lender or any bank incorporated under the Applicable Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by Lender or any branch or office located in the United States of

America of a bank incorporated under the Applicable Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within ninety (90) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Applicable Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P 1 by Moody’s Investors Service, Inc. or A 1 by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case due within one year after the date of the making of the Investment;

(g) “money market preferred stock” issued by a corporation incorporated under the Applicable Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case having an investment period not exceeding fifty (50) days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

(h) a readily redeemable “money market mutual fund” sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.); and

(i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Applicable Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

“Change in Control” means (i) (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the voting power of all of the outstanding capital stock of Borrower and (b) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose elections by the shareholders of Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office; or (ii) Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the ownership interests in Borrower are changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person acquires beneficial ownership, directly or indirectly, of more than 50% of the voting power of all the outstanding capital stock of Borrower or that the Persons who were the holders of the voting power of all the outstanding capital stock of Borrower immediately prior to the transaction hold less than 50% of the interests of the surviving entity after the transaction. For purposes of the foregoing, the term “Unrelated Person” means any Person other than (i) an Affiliate or Subsidiary of Borrower, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries, or (iii) each of Charles F. Willis IV and Austin Willis, any member of each of their respective immediate families, and each of their respective trusts, family limited partnerships or heirs).

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, but excluding Leases.

“Claim” means any and all suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; costs, fines, deficiencies, or penalties; asserted claims or demands by any Person; arbitration demands, proceedings or awards; damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of collection, defense or appeal); enforcement of rights and remedies; or criminal, civil or regulatory investigations.

“Closing Date” means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived.

“Collateral” means all right, title and interest of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) in and to all of its assets and properties, whether now existing or owned or hereafter acquired (including 100% of residual cash distributions from WEST), but excluding (i) Borrower’s beneficial interest in WEST; (ii) the WEST Servicing Agreement; (iii) the WEST Series 2008-B1 Note, (iv) the WEST Series 2005-B1 Note, (v) (a) one Canadair Ltd. Model CL-600 2412 (Challenger 601-1A) aircraft bearing MSN *** and (b) the two General Electric Model CF-34-3A aircraft engines bearing MSNs *** and ***; and (vi) (x) One CFM56-7B aircraft engine bearing MSN ***, (y) One CFM56-7B aircraft engine bearing MSN ***, and (z) One V2500-A aircraft engine bearing MSN ***, in each case, as more specifically defined as “Collateral” in each of the Collateral Documents.

“Collateral Documents” means, collectively, that certain Security Agreement, the Mortgage and Security Agreement, the Custodial Agreement, the Stock Pledge Agreement, each Owner Trustee Mortgage and Security Agreement, each Beneficial Interest Pledge Agreement, each Subsidiary Guaranty, each Owner Trustee Guaranty, each Leasing Subsidiary Security Assignment, UCC financing statements, and such other agreements, and all amendments thereto, instruments and documents as Security Agent may reasonably require pursuant to this Agreement.

“Commitment Assignment and Acceptance” means a commitment assignment and acceptance substantially in the form of Exhibit C.

“Compliance Certificate” means a Compliance Certificate in the form attached hereto as Exhibit D signed by an Authorized Signatory.

“Contract” means, individually and collectively, all contracts, leases, undertakings, and agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contracting State” shall have the meaning given to such term under Article 4 of the Cape Town Convention.

“Contractual Obligation” means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its property is bound.

“Credit Facility” means the Revolving Commitment, Swing Line Commitment and issuance of Letters of Credit hereunder.

“Credit Facility Lenders” means, collectively, the Lenders, the Swing Line Lender, and Issuing Lender.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

“Custodial Agreement” means the Custodial Agreement, dated as of June 29, 2004, by and among The Bank of New York, as custodian, the Borrower and Fortis Bank (Nederland) NV, as amended from time to time, or any other custodial agreement, if any, as may be approved by the Security Agent.

“Custodian” means the Security Agent, McAfee and Taft as counsel for the Security Agent or the custodian under the Custodial Agreement, if any.

“Default” means any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” means (i) for all Base Rate Loans and LIBOR Loans converted into Base Rate Loans, a per annum default rate equal to the Applicable Base Rate plus two percent (2.0%), and (ii) for all then outstanding LIBOR Loans, a per annum default rate equal to the Applicable LIBOR Rate plus two percent (2.0%), which Default Rate with respect to any LIBOR Loans shall be in effect until the earlier to occur of (x) the cure of the applicable “Event of Default” and (y) the end of the LIBOR Loan Period, at which time (provided an Event of Default is then continuing) any such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) and accrue interest at the Default Rate set forth herein for Base Rate Loans.

“Defaulting Lender” means a Lender which fails to fund any amounts due from such Lender to any Agent, Lender or the Borrower under this Agreement within one (1) Business Day following written notice by the Administrative Agent of such failure to fund. A Lender shall cease to be a “Defaulting Lender” immediately upon the cure of such failure to fund.

“Demand Deposit Account” means account number *** in the name of Borrower maintained at the Administrative Agent, or such other demand deposit account as may be established by Borrower and maintained at the Administrative Agent from time to time.

“Designated Eurodollar Market” shall have the meaning set forth in Section 2.8.5 hereof.

“Distribution” shall have the meaning set forth in Section 7.14 hereof.

“Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Documentation Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Documentation Agent under any of the Loan Documents, or any successor Documentation Agent.

“Dollars” means lawful currency of the United States.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

“EASA” means the European Aviation Safety Agency. For purposes of any Loan Document, any reference therein to the “JAA” or the “Joint Airworthiness Authorities of the European Union” shall be deemed to mean EASA, as the successor in interest to the JAA.

“Eligible Asset” means, at any time, an Engine or item of Equipment that meets all of the following criteria:

(a) the purchase price of which has been paid in full and it is not subject to any other financing;

(b) as to which an Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment) has good and marketable title, on which Security Agent has a fully perfected first priority Lien, and which is not subject to any other Lien other than Permitted Liens;

(c) as to which, if owned by an Owner Trustee, the Borrower (or its Wholly-Owned Subsidiary, if applicable) shall have executed and delivered to Security Agent a Beneficial Interest Pledge Agreement covering, among other things, its Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment, and as to which the Owner Trustee shall have executed and delivered to Security Agent an (x) Owner Trustee Mortgage and Security Agreement covering, among other things, such Engines(s), items of Equipment, (y) a Trust Agreement and (z) an Owner Trustee Guaranty;

(d) as to which the Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment) shall have executed and delivered to Security Agent and/or filed (x) a Mortgage and Security Agreement covering, among other things, such Engine(s), items of Equipment and/or Lease, and (y) the other documentation required in respect of Engines as set forth in Section 4.3; and

(e) as to which, in the case of Engines or items of Equipment, it has not suffered an Event of Loss, it is being used solely for lawful purposes and in the ordinary course of business of the Engine Owner or Equipment Owner and, in the case of Engines and Equipment subject to Lease, the Lessee, and it is insured against loss by either the Engine Owner, Equipment Owner or the Lessee in accordance with this Agreement and industry practice.

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, and (c) any commercial bank having total assets of $1,000,000,000 or more, which, in each case (A) has total assets of $1,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank; provided that each Eligible Assignee must either (aa) be organized under the laws of the United States of America, any State thereof or the District of Columbia or (bb) be organized under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and

Development (“OECD”), or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America or in a country which is a member of the OECD and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 12.17.

“Eligible Engine” means an Engine that is an Eligible Asset.

“Eligible Equipment” means Equipment that satisfies each of the following requirements:

(a) it is an Eligible Asset; and

(b) it is an APU for a Stage III Aircraft, a Turboprop Engine, an Airframe or Parts; and

(c) in the case of Parts, it satisfies the requirements of Eligible Parts;

provided that all of the Equipment listed on Schedule 5.23 shall constitute Eligible Equipment.

“Eligible Lease” means a Lease that satisfies each of the following requirements (provided that in respect of a Leasing Subsidiary, the requirements below (except where otherwise indicated) shall apply both to the Head Lease in respect of which the Borrower is Lessor and to the sublease and sublessee in respect of which a Leasing Subsidiary is sublessor):

(a) it is with a Lessee for the Lease of Eligible Engines and/or Eligible Equipment;

(b) it is freely assignable and transferable for security purposes, assuming satisfaction of any notice or consent conditions and, except for a Head Lease of any Engine or item of Equipment to a Leasing Subsidiary, prohibits assignment in whole or in part by the Lessee thereof, provided that such Lease may permit a Lessee to assign such Lease to a related entity in connection with a business merger or reorganization, subject to such Lessee’s satisfaction of requirements related to the preservation of the Lessor’s and the Security Agent’s rights in connection with such Engine or item of Equipment and its related Lease;

(c) it provides that the Lessee’s obligations thereunder are absolute and unconditional and which obligations are not, either pursuant to the terms of such Lease or otherwise, subject to contingencies, defense, deduction, set-off, reduction, claim or counterclaim of any kind whatsoever and as to which no defenses, deductions, set-offs, reductions, claims or counterclaims exist or have been asserted by the Lessee or anyone on its behalf and the Borrower has no material obligations thereunder, including without limitation, any service or maintenance of the related Equipment (excluding agreements to share in the costs of applicable airworthiness directives), other than the obligation to sell, lease or finance the Equipment and grant a covenant of quiet enjoyment to such lessee, whereby Lessor covenants not to repossess or to disturb the lessee’s possession or use of a leased asset so long as the lessee is in compliance with its obligations under the lease;

(d) it is a triple net contract and with respect to which the Lessee thereunder is responsible for all payments in connection therewith, including payment of all taxes (including sales and use taxes), insurance and maintenance expenses (or payment of maintenance reserves in lieu thereof) and all other expenses pertaining to the assets subject thereto;

(e) with respect to which the Borrower’s books and records are accurate, complete and genuine;

(f) the rent is payable in Dollars or in Euros by periodic, fixed Lease payments; provided that the Borrower will maintain Foreign Exchange Contracts covering all Leases payable in Euros in the event the aggregate amount included in the Borrowing Base in respect of Engines and/or Equipment subject to such Leases at any time exceeds five percent (5%) of the Borrowing Base;

(g) it is the valid and binding obligation of the parties thereto, is in full force and effect and each Engine and/or item of Equipment leased thereunder has been delivered to and accepted by the Lessee;

(h) other than a Leasing Subsidiary (with respect to a Head Lease), the Lessee under which is not a Subsidiary, employee, agent or other Affiliate of the Borrower;

(i) it requires the Lessee to comply with all maintenance, return, alteration, replacement, pooling and sublease conditions as typically found in leases for similar types of engines or equipment and as necessary to maintain at all times the airworthiness certification and serviceability status of the related Engine or Equipment pursuant to all applicable governmental and regulatory requirements;

(j) it requires the Lessee to provide liability insurance, all risk ground and flight engine coverage for damage or loss of the related Engine, and war risk insurance (if applicable), and with respect to which Agents are named as additional insureds on liability insurance and Security Agent is named as a loss payee on hull insurance as set forth in Section 6.4 of this Agreement;

(k) Unless Security Agent or Requisite Lenders have confirmed to the Borrower that, based on the credit quality of the Lessee, such insurance is not necessary, it requires the Lessee to provide confiscation and expropriation insurance, with deductibles that are acceptable to Agents, for Engines or Equipment operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry such insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation;

(l) the Lessee is not based in, and the Lease requires that the related Engine or Equipment not be operated in (i) unless appropriate insurance as determined by Security Agent is obtained, any country or any jurisdiction that would not be covered by or would void any insurance coverage required hereunder, or (ii) any country which is subject to any United States, European Union or United Nations sanctions or the lease to which would violate United States law, rule or regulation or other restrictions;

(m) the designated “Chattel Paper” original of which is in the possession of the Custodian or, with respect to chattel paper, if there shall be more than one original, then the sole counterpart which shall constitute “chattel paper” for purposes of perfection by possession under the UCC shall be in the possession of the Custodian.

(n) for which, in the case of any Head Lease under which a Leasing Subsidiary is the Lessee, (i) the Lease and Head Lease have been assigned to Security Agent pursuant to a Leasing Subsidiary Security Agreement; (ii) a charge over the Lease and Head Lease, or other similar security filing or registration, has been filed or made in the appropriate office in the jurisdiction in which the Leasing Subsidiary is registered or domiciled together with such other filings or recordings as are deemed reasonably necessary in such jurisdiction to protect the interests of Security Agent; and (iii) the sublessee thereunder is not domiciled or whose chief executive office is not located in a non-U.S. jurisdiction in which the ability of Security Agent to foreclose upon and receive possession or sell any related Engine or item of Equipment is unsatisfactory (in each case, as reasonably determined by Security Agent);

(o) that, if the Lessee (other than a Leasing Subsidiary under a Head Lease) of the related Engine(s) and/or item(s) of Equipment is domiciled or whose chief executive office is located in a Non-U.S. jurisdiction, (a) such Engine(s) and item(s) of Equipment shall be owned by and leased from an Owner Trustee (acting under a Trust Agreement), (b) such Owner Trustee shall have executed and delivered to Security Agent the Owner Trustee Guaranty, (c) such Owner Trustee shall have executed and delivered to Security Agent an Owner Trustee Mortgage and Security Agreement covering, among other things, such Engine(s), such item(s) of Equipment and such Lease, and (d) the Borrower shall have executed and delivered to Security Agent the Beneficial Interest Pledge Agreement covering, among other things, the Borrower’s Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment; and

(p) if it contains a fixed purchase option, the terms thereof provide for payment upon exercise thereof of an amount which is not less than the Net Book Value of the Engine(s) or the item(s) of Equipment being purchased determined at the date or dates such option is exercisable.

“Eligible Parts” means Parts that in each case (a) unless consented to in writing by Administrative Agent, are for Eligible Engines or aircraft supported by Eligible Engines, (b) are not unmerchantable or obsolete, and (d) have been held by the Borrower for not more than twelve (12) months from the date of purchase of such Part (or in the case of disassembled engine parts, twelve (12) months from the date a value was allocated to such parts), (e) are physically tagged with identifiable part or serial numbers, (f) are not subject to a consignment or lease arrangement or held on the premises of an air carrier certificated under 49 U.S.C. 44705, and (g) comply with all applicable Aviation Authority requirements. Eligible Parts will be valued at the lower of cost or Parts Market Value.

“Emerging Country” shall have the meaning given thereto on Schedule 1.1b (Borrowing Base Geographic Limitations).

“Engine” means any Stage III compliant jet propulsion engine manufactured by an Acceptable Manufacturer, owned by an Engine Owner and designed or suitable for use to propel an aircraft, whether or not subject to a Lease.

“Engine Owner” means the Borrower or any Owner Trustee.

“Environmental Liabilities and Costs” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, costs and expenses that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of any Hazardous Material.

“Equipment” means all Turboprop Engines, APUs, Airframes and Parts owned by the Equipment Owner, whether or not such items are subject to a Lease.

“Equipment Market Value” means, with respect to an item of Equipment other than Parts, an amount as determined by the Appraiser to be the amount that would be obtained in an arm’s length cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable time period available for marketing, adjusted to account for the maintenance status of such item of Equipment, but without taking into account any existing maintenance reserves, any value attributed to Lease payments or any security deposits under the related Lease.

“Equipment Owner” means the Borrower or any Owner Trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a “controlled group of corporations,” a group of trades or businesses under “common control,” or an “affiliated service group,” which includes Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986.

“Euro” means the single official currency of the participating member states of the European Monetary Union.

“Event of Default” means any of the events specified in Section 9.1.

“Event of Loss” means (i) if an Engine or item of Equipment is not subject to a Lease, any of the following events: (x) the actual or constructive total loss of such Engine or item of Equipment or the agreed or compromised total loss of such Engine or item of Equipment; (y) its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever and (z) any capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking for use or of title to, such Engine or item of Equipment, in each case, that shall have resulted in the loss of possession or title of such

Engine or item of Equipment by the Lessor (other than a requisition for use for not more than one hundred eighty (180) days by the United States Government) and (ii) in addition, if an Engine or item of Equipment is subject to a Lease, any events defined as an “Event of Loss,” “Casualty Occurrence” or similar term in such Lease. An Event of Loss shall be deemed to have occurred on the earlier to occur of (a) the Borrower’s or Administrative Agent’s (as applicable) receipt of insurance proceeds in respect of such Engine or Equipment and (b) the date that is forty-five (45) days after the date of such loss, damage or destruction.

“Excluded Subsidiary” shall mean, collectively and each individually, (i) each of WEST and the WEST Subsidiaries, (ii) WLFC Funding (Ireland) Limited, (iii) Willis Lease France, (iv) Willis Aviation Finance Limited, (v) Willis Lease (China) Limited, and any other Wholly-Owned Subsidiary of the Borrower formed solely for the purpose of owning the equity of Willis Lease (China) Limited, and (vi) any Wholly-Owned Subsidiary of the Borrower formed for the purpose of owning or leasing the Borrower’s Canadair Model CL-600 aircraft and registering such aircraft in the Isle of Man.

“FAA” means the Federal Aviation Administration or any Governmental Authority succeeding to the functions thereof.

“FAR” means the Federal Aviation Regulations issued by the FAA as in effect from time to time.

“Federal Funds Rate” means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such date opposite the caption “Federal Funds (Effective)”. If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such date under the caption “Federal Funds Effective Rate”. If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

“Financial Statements” means the income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, internally prepared for each Fiscal Quarter, and audited for each Fiscal Year, in each case prepared in accordance with GAAP including the notes and schedules thereto.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, specifically ending March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means the twelve month fiscal period of Borrower ending December 31 of each year. Subsequent changes of the Fiscal Year of Borrower shall not change the term “Fiscal Year” unless Administrative Agent shall consent in writing to such change.

“Foreign Exchange Contract” means any foreign exchange contract, currency exchange contract or other contractual arrangement protecting a Person against fluctuations in the exchange rate of different currencies.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, subject to Section 1.2 below.

“Governmental Authority” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

“Government Securities” means readily marketable direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America.

“Guaranteed Indebtedness” means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof (other than ordinary course indemnities or guaranties included in leases, purchase and sale agreements, repair and maintenance agreements, servicing and other consulting agreements, or ordinary course trade payables or liabilities). The amount of any “Guaranteed Indebtedness” at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Hazardous Material” means any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any Governmental Authority, or forms the bases of liability now or hereafter under, any Environmental Law in any jurisdiction in which Borrower has owned, leased, or operated real property or disposed of hazardous materials other than cleaning, maintenance or office supplies used in the ordinary course of business and in compliance with Environmental Laws.

“Head Lease” means a lease between an Engine Owner or Equipment Owner and a Leasing Subsidiary substantially in the form of the sublease between the Leasing Subsidiary and the operator.

“Indebtedness” means as to any Person at any time (without duplication) and, for the Borrower, determined on a consolidated basis: (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit (including Letters of Credit) and bankers’ acceptances, whether or not matured); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by Borrower (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) with respect to Borrower, the Obligations; (h) all liabilities under Title IV of ERISA; (i) the net present value of the non-cancelable payments owed under any Lease which is qualified as an operating lease in accordance with GAAP for engines, aircraft and aircraft and engine parts, using a 10% discount rate; and (j) all obligations with respect to deposits or maintenance reserves to the extent not supported by cash reserved specifically therefor; provided, however, that the term Indebtedness shall not include ordinary course trade accounts payable.

“Indemnified Person” means Administrative Agent, Security Agent, Issuing Lender, Swing Line Lender, and each Lender and each of the foregoing parties’ respective Affiliates, employees, attorneys and agents.

“Instruments” means all “instruments,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means all of the following now owned or hereafter acquired by Borrower: (a) patents, trademarks, trade dress, trade names, service marks, copyrights, trade secrets and all other intellectual property or Licenses thereof; and (b) all Proceeds of the foregoing.

“Interest Rate Protection Agreement” means a written agreement providing for “swap”, “cap”, “collar” or other interest rate protection with respect to any Indebtedness.

“International Interest” shall have the meaning given to such term in the Cape Town Convention.

“International Registry” shall have the meaning given to such term in the Cape Town Convention.

“Investment” means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Lender” means Union Bank, N.A.

“Joint Lead Arranger” means a Lender in charge of arranging the Credit Facility.

“Lease” means, with respect to an Engine or an item of Equipment, any written lease agreement, general terms agreement or other similar arrangement, as may be in effect with respect to such Engine or item of Equipment between a Lessor, including an Engine Owner, an Equipment Owner or a Leasing Subsidiary, and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the terms thereof and the Loan Documents.

“Leasing Subsidiary” means each of Willis Lease (Ireland) Limited, WLFC (Ireland) Limited and, subject to satisfaction of the conditions for a Subsidiary set forth in Section 7.15.5, any other Subsidiary of Borrower to which an Engine Owner or Equipment Owner may lease one or more Engines or items of Equipment pursuant to a Head Lease and which are Lessors under Leases of such Engines or Equipment to Lessees.

“Leasing Subsidiary Security Assignment” means, collectively, those certain Leasing Subsidiary Security Assignments substantially in the form attached hereto as Exhibit I, each as amended, modified or supplemented from time to time, made by each Leasing Subsidiary in favor of Security Agent, whereby each Leasing Subsidiary assigns to Security Agent all of such Leasing Subsidiary’s rights under subleases of Engines and Equipment.

“Lender” means each Lender named in Schedule 2.1 and each other party that may be named a “Lender” under this Agreement.

“Lender and Non-Lender Obligations” means (i) all of the Obligations and (ii) all liabilities and obligations of the Borrower under any Interest Rate Protection Agreements, Foreign Exchange Contracts, Cash Management Services Agreements, including any Non-Lender Protection Agreements (subject only to Permitted Liens).

“Lessee” means the lessee of Engines or Equipment subject to a Lease (including a Leasing Subsidiary in its capacity as lessee under a Head Lease).

“Lessor” means (i) any Engine Owner or Equipment Owner party to a Lease as lessor and (ii) a Leasing Subsidiary as sublessor under a Lease.

“Letter of Credit” means an irrevocable standby letter of credit issued for the account of Borrower pursuant to Section 2.3.

“Letter of Credit Fees” means those fees to be paid by Borrower to Issuing Lender and/or Administrative Agent for the ratable benefit of Lenders or for the benefit of Issuing Lender as set forth in Section 2.6.2.

“Letter of Credit Obligations” means all obligations incurred by Issuing Lender at the request of Borrower in connection with the issuance of Letters of Credit.

“Leverage Ratio” means the ratio set forth in Section 6.14.2.

“LIBOR” means, for any LIBOR Loan Period, the rate determined by Administrative Agent to be the per annum rate (rounded upward to the nearest one-hundredth of one percent (1/100%)) at which deposits in immediately available funds and in lawful money of the United States would be offered to Administrative Agent by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by Administrative Agent that has been nominated by the British Banker’s Association as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such LIBOR Loan Period, in an amount equal to the principal amount of, and for a length of time equal to the LIBOR Loan Period for, the LIBOR Loan sought by Borrower.

“LIBOR Basis” means a per annum interest rate equal to the quotient of (a) LIBOR divided by (b) one minus the LIBOR Reserve Percentage, stated as a decimal. The LIBOR Basis shall be rounded upward to the nearest one thirty second of one percent (1/32%) and, once determined, shall remain unchanged during the applicable LIBOR Loan Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

“LIBOR Loan” means a Revolving Loan that Borrower requests to be made as a LIBOR Loan or that is reborrowed as, or converted to, a LIBOR Loan, in each case in accordance with the provisions of Section 2.1.3.

“LIBOR Loan Period” means, for each LIBOR Loan, each one (1), two (2), three (3) or six (6) month period (or such other longer or shorter period as approved by Lenders), as selected by Borrower pursuant to Section 2.1.3, during which LIBOR applicable to such LIBOR Loan shall remain unchanged; provided that (a) any applicable LIBOR Loan Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such LIBOR Loan Period shall end on the immediately preceding Business Day, (b) any applicable LIBOR Loan Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Loan Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no LIBOR Loan Period shall extend beyond the Maturity Date.

“LIBOR Reserve Percentage” means the percentage in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

“License” means any license under any written agreement now owned or hereafter acquired by Borrower granting the right to use any Intellectual Property or other license of rights or interests now held or hereafter acquired by Borrower.

“Lien” means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not perfected.

“Loan Documents” means collectively, this Agreement, the Notes, the Collateral Documents, and any and all other agreements, documents, or instruments (including financing statements) entered into in connection with the transactions contemplated by this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

“Loans” means all loans and advances made by Lenders to or for the benefit of Borrower under this Agreement or under any of the Loan Documents, including the Revolving Loans extended to Borrower under the Revolving Commitment, any Swing Line Loan(s) and the undrawn and unreimbursed amounts of any Letter of Credit Obligations.

“Maintenance Reserve Payments” means any payment (including any use fee or utilization payment) that is based on the usage of an Engine or which is based on, or in respect of which, the Lessor under a Lease may be obligated to reimburse the Lessee under such Lease for specified maintenance activities with respect to the Engine subject to such Lease.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, assets, operations or condition (financial or otherwise) of Borrower, (b) the ability of Borrower to pay or perform in accordance with the terms of any of the Loan Documents taken as a whole, or (c) the rights and remedies of any Credit Facility Lender under any of the Loan Documents.

“Maturity Date” means the earliest of (a) five years after the Closing Date (November 18, 2016), (b) the date Credit Facility Lenders’ obligation to make Loans and incur Letter of Credit Obligations is terminated and the Obligations are declared to be due and payable pursuant to Section 9.2, or (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 2.10.

“Maximum Amount” means $345,000,000.00, or such other increased or decreased amount as provided for under Sections 2.10 and 2.19 of this Agreement.

“Mortgage and Security Agreement” means that certain Mortgage and Security Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower granted to Security Agent a security interest in the “Collateral” as defined therein.

“Negative Pledge” means a Contractual Obligation which contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien; (b) any such covenant that does not apply to Liens securing the Obligations; and (c) permitted junior Liens under Section 7.9.

“Net Book Value” of an Engine or an item of Equipment shall be calculated as the lesser of: (i) the book value of such Engine or item of Equipment determined in accordance with GAAP as set forth on Borrower and its Subsidiaries financial statements or (ii) such Engine’s Adjusted Base Value or item of Equipment’s Equipment Market Value or Parts Market Value, as the case may be, in each case reduced utilizing depreciation methods consistent with current practice and GAAP.

“Net Income” means, with respect to any fiscal period, the consolidated net income (or loss) of Borrower and its Subsidiaries attributable to common shareholders for that period (after taxes), determined in accordance with GAAP, consistently applied, provided that “Net Income” shall not take into account (i) gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133), and (ii) nonrecurring non-cash and cash charges per GAAP matched exactly to a one-time refinancing of Indebtedness under the WEST Funding Facility (including any related early termination of any Interest Rate Protection Agreements entered into by WEST) and recognized in the Fiscal Quarter the refinancing closes.

“New Lender” means those lenders described in Section 2.19.4.

“Non-Defaulting Lender” means any Lender which is not a Defaulting Lender.

“Non-Lender” means a Person who is not a Credit Facility Lender and who has entered into a Non-Lender Protection Agreement with Borrower.

“Non-Lender Protection Agreement” means an Interest Rate Protection Agreement entered into (i) between Borrower and a Non-Lender, including each such agreement existing as of the date hereof, set forth on Schedule 5.22 hereto, or (ii) between Borrower and a Lender who during the term of such agreement becomes a Non-Lender, and in each case, in clauses (i) and (ii), which agreement or contract is nonetheless secured by the Collateral pursuant to this Agreement on a pari passu basis with Lenders, subject to the condition set forth in Section 7.13.

“Non-Recourse Debt” shall mean Indebtedness for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is limited to specified collateral securing such indebtedness and in respect of which the Borrower is not subject to any personal liability.

“Note” means any note, including any Revolving Note or Swing Line Note, executed and delivered by Borrower to any Credit Facility Lender under this Agreement, and “Notes” means collectively all such notes executed and delivered by Borrower to each Lender under this Agreement.

“Obligations” means all loans, advances, debts, expenses reimbursements, fees, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to any Lender, Swing Line Lender, or Issuing Lender of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or in connection with any of the other Loan Documents (including an Interest Rate Protection Agreement entered into in connection with this Agreement and Foreign Exchange Contracts), and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Borrower), fees, Charges, expenses, reasonable attorneys’ fees and any other sum chargeable to Borrower under this Agreement or any of the other Loan Documents or any Interest Rate Protection Agreement entered into in connection with this Agreement or Foreign Exchange Contract, and all principal and interest due in respect of the Loans.

“Off-Lease” means, with respect to an Engine or item of Equipment , at the time of determination or for any specified period, not subject to a Lease (or, in respect of an Engine or item of Equipment subject to a Head Lease, not subject to a Lease with a sublessee).

“Overadvance” means the amount by which the aggregate amount of all Loans then outstanding exceeds the Maximum Amount.

“Owner Trust” means an owner trust created under a Trust Agreement.

“Owner Trustee” means Wells Fargo Bank Northwest, National Association or another bank or trust company reasonably satisfactory to the Administrative Agent and the Security Agent acting as trustee under a Trust Agreement.

“Owner Trustee Guaranty” means each and collectively those certain Owner Trustee Guaranties, in the form attached hereto as Exhibit H, as amended, modified or supplemented from time to time, made by Owner Trustee in favor of Security Agent, whereby Owner Trustee guaranties performance of the Obligations under the Loan Documents.

“Owner Trustee Mortgage and Security Agreement” means, each and collectively, those certain Owner Trustee Mortgage and Security Agreements, in the form attached hereto as Exhibit G, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Owner Trustee grants to Security Agent a first priority security interest in that certain Equipment or other collateral as defined therein.

“Partial Recourse Debt” shall mean Indebtedness of any Person a portion of which (but in no event less than eighty-five (85%) percent of the principal amount thereof) shall constitute Non-Recourse Debt.

“Parts” means components of an aircraft or an Engine or any systems within an aircraft or an Engine that have either been removed from an aircraft or an Engine or have not yet been incorporated into an aircraft or an Engine.

“Parts Market Value” means, with respect to any Parts, the “current market value” (as such term is defined by the International Society of Transport Aircraft Trading (ISTAT)) as determined by the Appraiser. The current market value shall take into consideration of, maintenance status of such assets, current trading history and other methodologies as are consistent with the methodologies utilized in current industry practices, but without taking into account any existing maintenance reserves.

“Payment Date” means the last day of each LIBOR Loan Period for a LIBOR Loan.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Indebtedness” means, as applied to Borrower, (i) all Indebtedness other than the Obligations hereunder, whether such other Indebtedness is secured or unsecured, in an aggregate amount of up to $150,000,000.00; provided such $150,000,000.00 maximum shall exclude any Indebtedness of any Excluded Subsidiary, and in addition to the foregoing, (ii) all Guaranteed Indebtedness of the Borrower in respect of (x) the Willis Aviation Finance Limited Financing Facility and (y) the Willis Lease (China) Limited Financing Facility.

“Permitted Liens” means, as applied to any Property: (a) Liens securing taxes, assessments, and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA that would result in an Material Adverse Effect) or the claims of materialmen, mechanics, carriers, repairmen, warehousemen, or landlords or other like Liens, but which (1) are for amounts not yet due, or (2) which are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, provided that such contested claims shall not exceed an aggregate amount of $5,000,000.00; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, or similar legislation; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights of way or restrictions of record on use of real property which do not materially detract from the value of such property or impair the use thereof in the business of Borrower; (d) Liens of record set forth in Schedule 1.1d; (e) Liens created under the Loan Documents; (f) the rights of any Lessee or sublessee under any Lease to utilize any Collateral pursuant to the terms of a Lease; (g) Liens arising in connection with legal or equitable proceedings against Borrower, which Borrower is contesting with diligence and good faith and which Liens do not have a Material Adverse Effect; (h) liens in respect of personal property leases that do not affect any assets included in the Borrowing Base, which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower so as to cause a Material Adverse Effect; (i) any Lien on any asset not included in the Borrowing Base to secure Indebtedness permitted hereunder; (j) Liens securing Indebtedness that has since been repaid in full, which filings Borrower cannot independently terminate; (k) Liens arising out of judgments that do not constitute an Event of Default under this Agreement; (l) any Lien arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution in the ordinary course of business; (m) Liens securing Capital Lease Obligations on assets subject to such leases provided that such capitalized leases are otherwise permitted under this Agreement; (n) Liens arising from the following types of liabilities of a lessee or any other operator of an Engine or item of Equipment, so long as such liabilities are either not yet due or are being contested in good faith through appropriate proceedings that do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of such Engine or item of Equipment, title thereto or Security Agent’s security interest therein or of criminal or unindemnified civil liability on the part of the Borrower, any Bank or any Agent and with respect to which the lessee maintains adequate reserves (in the reasonable judgment of the Borrower): (A) fees or charges of any airport or air navigation authority, (B) judgments that do not constitute an Event of Default under this Agreement, or (C) salvage or other rights of insurers; (o) Liens on assets not included in the Borrowing Base evidenced by UCC financing statements which are expressly permitted under the terms of the Loan Documents; and (p) Liens on assets which are not Collateral securing Permitted Indebtedness in an aggregate amount not in excess of $150,000,000.00.

“Person” means any individual or entity, including a trustee, sole proprietorship, partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, with respect to Borrower or any of its Affiliates, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Pro Rata Share” means, with respect to each Lender, the percentage of the Revolving Commitment set forth opposite the name of that Lender on Schedule 2.1, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 12.8.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority); (c) any claim of Borrower against third parties for past, present or future infringement or dilution of any Intellectual Property or for injury to the goodwill associated with any Intellectual Property; (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral; and (e) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

“Property” means any real property, personal property, or Intellectual Property owned, leased or operated by the Borrower, any Owner Trustee, or any Subsidiary of the Borrower.

“Prospective International Interest” shall have the meaning given to such term in the Cape Town Convention.

“Reference Rate” means the variable per annum rate of interest most recently announced by Administrative Agent at its corporate headquarters as the “Union Bank, N.A. Reference Rate,” with the understanding that the “Union Bank, N.A. Reference Rate” is one of Administrative Agent’s index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Administrative Agent calculates interest or extends credit. The Reference Rate shall be adjusted on the last Business Day of the calendar month of any change in the “Union Bank, N.A. Reference Rate.” The Reference Rate, as adjusted, shall constitute the Reference Rate on the date when such adjustment is made and shall continue as the applicable Reference Rate until further adjustment.

“Registerable Asset” means any Eligible Engine or Eligible Equipment with respect to which ownership thereof, a contract of sale in respect of, a lease of, and/or a security interest therein may be filed with the FAA or registered on the International Registry.

“Release” means, as to Borrower, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by Borrower, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Reportable Event” has the meaning set forth in Title IV of ERISA.

“Request for Letter of Credit” means a written request for a Letter of Credit substantially in the form of Exhibit E signed by an Authorized Signatory of Borrower and properly completed to provide all information required to be included therein.

“Requisite Lenders” means (a) all Non-Defaulting Lenders, with respect to those decisions requiring unanimous consent of all Lenders as set forth in Section 12.16 and (b) those Non-Defaulting Lenders holding Notes evidencing in the aggregate 50.1% or more of the aggregate Indebtedness then evidenced by the Notes held by Non-Defaulting Lenders, with respect to all other decisions required of the Lenders hereunder; provided that any Defaulting Lender or Indebtedness under Notes held by such Defaulting Lender shall not be included under the foregoing items (a) and (b) or have voting, waiver or consent rights with respect to any decision.

“Revolving Commitment” means, subject to Sections 2.10 and 2.19, $345,000,000.00. The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule 2.1.

“Revolving Loan” means a loan(s) made by the Lenders to Borrower pursuant to Section 2.1.

“Revolving Note” means each Revolving Note or Amended and Restated Revolving Note executed and delivered by Borrower to each Lender in accordance with its Pro Rata Share of the Revolving Commitment, dated as of the Closing Date, in the original aggregate principal amount of the Revolving Commitment, together with any other notes executed and delivered by Borrower to any Lender evidencing at any time any portion of the Loans.

“Schedule of Documents” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form of Schedule 1.1e.

“Security Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Security Agent under any of the Loan Documents, or any successor Security Agent.

“Security Agreement” means that certain Security Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent.

“Security Deposit” means any cash deposits and other collateral provided by, or on behalf of, a Lessee to secure the obligations of such Lessee under a Lease.

“SEC” means the United States Securities Exchange Commission.

“Special Eurodollar Circumstance” means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by Lender or its LIBOR lending office with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable authority.

“Special Purpose Financing Vehicle” means a bankruptcy remote Subsidiary or Affiliate (including without limitation, WEST and the Subsidiaries of WEST) of the Borrower or other Person owned by or at the request of the Borrower (excluding any Owner Trustee which shall have executed and delivered an Owner Trustee Mortgage and Security Agreement) for the sole purpose of holding and/or assigning Engines received directly or indirectly from the Borrower or any of its Subsidiaries and issuing notes or other Indebtedness which are secured by such Engines or other securities representing interests in such Engines, and which Subsidiary or Affiliate or other Person is prohibited by its articles of incorporation or (if it is not a corporation) other organizational documents from engaging in any other business.

“Stage III” means, with respect to any aircraft or engine, any aircraft or engine which, at the time of its manufacture, was compliant with the noise regulations set forth in FAR Part 36.

“Stock” means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Pledge Agreement” means collectively, and each individually, (i) that certain Stock Pledge Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent sixty-five percent (65%) of the issued and outstanding shares of capital stock of WFLC (Ireland) Limited and (ii) that certain Share Mortgage dated as of June 28, 2011, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent fifty percent (50%) of the issued and outstanding shares of share capital of Willis Mitsui & Co Engine Support Limited.

“Stock Power” means collectively, and each individually, those certain Stock Powers executed by Borrower in favor of Security Agent in connection with each Stock Pledge Agreement.

“Subordinated Obligation” means any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guarantied by any Subsidiary of Borrower, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to Agents and the Requisite Lenders, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to Agents and the Requisite Lenders, and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to Agents and Credit Facility Lenders.

“Subsidiary” means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), trust or other legal entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or other ownership interests, of which (i) a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries or (ii) a Subsidiary is the general partner. Notwithstanding the foregoing, the Excluded Subsidiaries shall only be considered Subsidiaries hereunder with respect to Section 6.14 and Section 7.3 and the definitions related thereto.

“Subsidiary Guaranty” means, collectively and each individually, those certain Subsidiary Guaranties dated as of November 18, 2009 or thereafter, as amended, modified or supplemented from time to time, made by each Subsidiary (but excluding the Excluded Subsidiaries) in favor of Security Agent, whereby such Subsidiary guaranties performance of the Obligations under the Loan Documents.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate maximum principal amount at any one time outstanding of Fifteen Million Dollars ($15,000,000.00) or such lesser amount as shall be agreed to by the Swing Line Lender and Borrower pursuant to Section 2.2 of this Agreement.

“Swing Line Lender” means that party mentioned in the introductory paragraph hereof or any successor Swing Line Lender.

“Swing Line Loans” means loans made by the Swing Line Lender to Borrower pursuant to Section 2.2.

“Swing Line Note” means the Amended and Restated Swing Line Note executed and delivered by Borrower to Swing Line Lender, dated as of the Closing Date, in the original aggregate principal amount of the Swing Line Commitment, together with any other notes executed and delivered by Borrower to any Lender evidencing at any time any portion of the Swing Line Loans.

“Syndication Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Syndication Agent under any of the Loan Documents, or any successor Syndication Agent.

“Tangible Net Worth” means on any date of determination, the following with respect to Borrower and its Subsidiaries on a consolidated basis: (a) the sum of the total assets less the total liabilities minus (b) intangibles (excluding gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income) on such date, all as determined in accordance with GAAP, consistently applied.

“Termination Date” means the date on which the Loans, the Letters of Credit and all other Obligations under this Agreement and the other Loan Documents are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that Borrower shall have paid to Lenders, in immediately available funds, the maximum amount then available to be drawn under outstanding Letters of Credit), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

“Three Primary Lessees” means the three Lessees under Leases which, at the time of determination, have leased (whether under one or more Leases) the highest percentages of the Engines and Equipment described in clause (y)(iii)(5) of the definition of Borrowing Base, based on Net Book Value, of all Eligible Engines and Eligible Equipment.

“Total Debt” means the all Indebtedness of the Borrower and its consolidated Subsidiaries, including, without limitation, Non-Recourse Debt, Partial Recourse Debt and Subordinated Debt.

“Transactional User Entity” is defined in the Regulations for the International Registry.

“Trust Agreement” means, each and collectively, those certain Trust Agreements entered into prior to the date hereof and any Trust Agreements entered into after the date hereof, each of which Trust Agreements shall be substantially in the form attached hereto as Exhibit K, by and between Owner Trustee, as owner trustee, and Borrower or a Wholly-Owned Subsidiary, as the sole beneficiary, as each such Trust Agreement is amended, supplemented or otherwise modified from time to time, whereby the parties agreed, among other things, that Owner Trustee shall act as trustee with respect to the “Equipment” and “Lease Agreement” as defined therein and by and between Owner Trustee, as owner trustee, and Borrower or a Wholly-Owned Subsidiary, as the sole beneficiary, as each Trust Agreement is amended, supplemented or otherwise modified from time to time, whereby the parties agreed, among other things, that Owner Trustee shall act as trustee with respect to the “Equipment” and “Lease Agreement” as defined therein.

“Turboprop Engine” means a gas turbine engine used in aircraft (other than an Engine) with at least 550 rated shaft horsepower.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware; provided that in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Security Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unused Line Fee” means that fee set forth in Section 2.6.1.

“WEST” means Willis Engine Securitization Trust, a Delaware statutory trust which is a wholly-owned Subsidiary of the Borrower.

“WEST Administrative Agency Agreement” means that certain Administrative Agency Agreement dated August 5, 2005 among WEST, Borrower, Deutsche Bank Trust Company Americas and the entities listed on Appendix A thereto

“WEST Funding Facility” means the transactions contemplated by (i) that certain Indenture dated as of August 9, 2005, by and between WEST and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, waived, restated, supplemented, or otherwise modified from time to time, or (ii) any refinancing or increase of the indebtedness referenced in (i) above pursuant to another indenture, as amended, waived, restated, supplemented or otherwise modified from time to time in an amount not to exceed $600,000,000.00 and with a weighted average interest rate not to exceed seven percent (7%).

“WEST Owner Trusts” means the owner trusts in which WEST or a WEST Subsidiary holds 100% of the beneficial interest.

“WEST Servicing Agreement” means that certain Servicing Agreement dated as of August 9, 2005, among Borrower, as servicer and administrative agent, WEST, and the entities listed on Appendix A to the Servicing Agreement, as amended, waived, restated, supplemented, or otherwise modified from time to time.

“WEST Subsidiaries” means WEST Engine Funding LLC f/k/a Willis Engine Funding LLC, a Delaware limited liability company and a wholly-owned Subsidiary of WEST, WEST Engine Funding (Ireland) Limited, a limited liability company existing under the laws of Ireland, and each other legal entity owned by WEST or in respect of which WEST or a WEST Subsidiary holds 100% of the beneficial interest, including the WEST Owner Trusts.

“Wholly-Owned Subsidiary” means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director’s qualifying shares required by Applicable Laws.

“Willis Aviation Finance Limited Financing Facility” means one or more financing arrangements entered into by WLFC (Ireland) Limited in an amount not to exceed Two Hundred Million and 00/100 Dollars ($200,000,000.00) for general corporate purposes, including financing spare aircraft engines and equipment.

“Willis Lease (China) Limited Financing Facility” means one or more financing arrangements entered into by Willis Lease (China) Limited in an amount not to exceed Two Hundred Million and 00/100 Dollars ($200,000,000.00) for general corporate purposes, including financing spare aircraft engines and equipment.

1.2 Accounting Terms. All accounting terms used, but not specifically defined, in this Agreement shall be construed and defined in accordance with GAAP, provided that if GAAP shall change from the basis used in preparing the Financial Statements delivered to the Administrative Agent on or before the date of this Agreement, the Compliance Certificates delivered pursuant to this Agreement demonstrating compliance with the covenants contained in Section 6.14 shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the date of this Agreement.

1.3 UCC. Any terms that are defined in the UCC and used, but not specifically defined, in this Agreement shall be construed and defined in accordance with the UCC.

1.4 Construction. For purposes of this Agreement and the other Loan Documents, the following rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations; (e) the words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement; (f) all references in this Agreement or in the schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.5 USA Patriot Act Notice. Each Lender is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended and supplemented from time to time, the “Patriot Act”), each Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow each Lender to identify Borrower in accordance with the Patriot Act.

2.	REVOLVING COMMITMENT

2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, Lenders severally shall, pro rata according to that Lender’s Pro Rata Share of the Revolving Commitment, extend Revolving Loans to Borrower from time to time until the Maturity Date. Subject to Section 2.8.2, the aggregate amount of Loans outstanding shall not exceed at any time the Borrowing Availability. Prior to the Maturity Date, Borrower may repay at any time any outstanding Loans and any amounts so repaid may be reborrowed, up to Borrowing Availability. Loans shall be evidenced by and repayable in accordance with the terms of the Revolving Note and this Agreement.

2.1.1 Choice of Interest Rate. Any Revolving Loan shall, at the option of Borrower, be made either as a Base Rate Loan or as a LIBOR Loan; provided that if a Default or Event of Default has occurred and is continuing, all Loans shall be made as Base Rate Loans. If Borrower fails to give notice to Administrative Agent specifying whether any LIBOR Loan is to be repaid or reborrowed on a Payment Date, such LIBOR Loan shall be repaid and then reborrowed as a Base Rate Loan on the Payment Date. Each request for a Revolving Loan shall, among other things, specify (1) the date of the proposed Revolving Loan, which shall be a Business Day, (2) the amount of the Revolving Loan, (3) whether it is to be a Base Rate Loan or a LIBOR Loan, and (4) the LIBOR Loan Period, if applicable.

2.1.2 Request for Base Rate Loans. Except as otherwise specified herein, Borrower shall give to Administrative Agent, irrevocable notice of a request for each Loan by telephone or facsimile transmission not later than 11:00 a.m. (California time) at least one (1) Business Day prior to the proposed Base Rate Loan. Any notice in connection with a requested Revolving Loan under this Agreement that is received by Administrative Agent after 11:00 a.m. (California time) on any Business Day, or at any time on a day that is not a Business Day, shall be deemed received by Administrative Agent on the next Business Day.

2.1.3 Request for LIBOR Loans.

(a) Borrower shall give to Administrative Agent irrevocable notice of a request for a LIBOR Loan by telephone or facsimile transmission not later than three (3) Business Days prior to the date of the proposed LIBOR Loan. Administrative Agent shall determine the applicable LIBOR Basis as of the Business Day prior to the date of the requested

LIBOR Loan. Each determination by Administrative Agent of a LIBOR Basis shall, absent manifest error, be deemed final, binding and conclusive upon Borrower. The LIBOR Loan Period for each LIBOR Loan shall be fixed at one (1), two (2), three (3) or six (6) months.

(b)(i) Each LIBOR Loan shall be in a principal amount of not less than Five Million and 0/100 Dollars ($5,000,000.00) and in an integral multiple of $100,000, (ii) at no time shall there be more than ten (10) tranches of LIBOR Loans outstanding, and (iii) subject to Section 2.8.2, the total aggregate principal amount of all LIBOR Loans outstanding at any one time shall not exceed Borrowing Availability.

(c) At least three (3) Business Days prior to each Payment Date for a LIBOR Loan, Borrower shall give irrevocable written notice to Lender specifying whether all or a portion of such LIBOR Loan outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a new LIBOR Loan, in which case such notice shall also specify the LIBOR Loan Period that Borrower shall have selected for such new LIBOR Loan; (provided that in the case of any such reborrowing as a new LIBOR Loan, if a Default or Event of Default has occurred and is continuing, Borrower shall not have the option to repay and then reborrow such LIBOR Loan as a new LIBOR Loan, but instead shall only be able to convert such LIBOR Loan to a Base Rate Loan), (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Loan, or (iii) is to be repaid and not reborrowed; provided that any such reborrowings described in clauses (i) and (ii) above shall be in a principal amount of not less than $5,000,000.00 and in an integral multiple of $100,000. Upon such Payment Date such LIBOR Loan will, subject to the provisions of this Agreement, be so repaid and, as applicable, reborrowed.

2.1.4 Request and Disbursement. Administrative Agent shall, upon the reasonable request of Borrower from time to time, provide to Borrower such information with regard to the LIBOR Basis as Borrower may request. Promptly following receipt of a request for a Loan, Administrative Agent shall notify each Lender by telephone or telecopier or electronic mail (and if by telephone, promptly confirmed by telecopier or electronic mail) of the date and type of Loan, the applicable LIBOR Loan Period, and that Lender’s Pro Rata Share of the Loan. Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to Administrative Agent at Administrative Agent’s office. Prior to 11:00 a.m. (California time) on the date of a Revolving Loan, Administrative Agent shall, subject to the satisfaction of the conditions set forth in Section 2.2, disburse the amount of the requested Revolving Loan by deposit into the Demand Deposit Account or by wire transfer pursuant to Borrower’s written instructions.

2.2 Swing Line Loans.

2.2.1 Swing Line Commitment. The Swing Line Lender shall from time to time from the Closing Date through the day prior to the Maturity Date make loans to Borrower in such amounts as Borrower may request, up to an aggregate maximum amount of $15,000,000.00 (each, a “Swing Line Loan”), provided that (a) if after giving effect to such Swing Line Loan, the sum of the aggregate principal amount of all then outstanding Loans does not exceed the Borrowing Availability at such time; and (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default, provided written notice of such Event of Default shall have been provided to Swing Line Lender by Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan.

2.2.2 Request for Swing Line Loan. Borrower may borrow, repay and reborrow under the Swing Line Commitment, subject to the remaining availability under the Swing Line Commitment and subject to availability under the Revolving Commitment, upon telephonic request by an Authorized Signatory of Borrower made to Administrative Agent not later than 2:00 p.m., California time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier or electronic mail). Promptly after receipt of such a request for borrowing, Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability under the Swing Line Commitment and the Revolving Commitment will exist (and such verification shall be promptly confirmed in writing by telecopier or electronic mail). Borrower shall notify the Swing Line Lender of its intention to make a repayment of a Swing Line Loan not later than 1:00 p.m. California time on the date of repayment. If Borrower instructs the Swing Line Lender to debit its Demand Deposit Account in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify Administrative Agent of the Swing Line Loan outstanding each time there is a change therein.

2.2.3 Swing Line Interest Rate. Swing Line Loans shall bear interest at a fluctuating all-in rate (commensurate with a market rate of interest at the time of funding) per annum as quoted by Swing Line Lender to Borrower at the time a Swing Line Loan is requested by Borrower. Interest shall be payable monthly on such dates as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to Section 2.2.5 below).

2.2.4 Swing Line Maturity Date. Subject to Section 2.2.6 below, the principal amount of all Swing Line Loans shall be due and payable on the earlier of (i) the maturity date agreed to by the Swing Line Lender and Borrower with respect to such loan or (ii) the Maturity Date.

2.2.5 Swing Line Participation. Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender’s Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, which shall occur not more than once per week, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except for modifications or demand made by the Swing Line Lender) and shall not be affected by the existence of an uncured Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) the Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, advances under the Revolving Commitment exceed the Borrowing Availability, (ii) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, the aggregate amount of Swing Line Loans outstanding exceed $15,000,000.00, or (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

2.2.6 Swing Line Repayment; Revolving Loans. The Swing Line Lender may, at any time, in its sole discretion, by not less than two Business Days’ prior written notice to Borrower and Lenders, demand payment of the Swing Line Loans by way of a Revolving Loan in the full amount or any portion of the outstanding amount of Swing Line Loans. In each case, Administrative Agent shall automatically provide the advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the outstanding amount of the Swing Line Loans). In the event that Borrower fails to request a Revolving Loan within the time specified by this Section 2.2.6 on any such date, Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Base Rate Loans to be made by the Lenders under the Revolving Commitment in amounts which are sufficient to reduce the outstanding amount of the Swing Line Loans as required above. The proceeds of such advances shall be paid directly to the Swing Line Lender for application to the outstanding amount of the Swing Line Loans.

2.3 Letters of Credit.

2.3.1 As a sublimit under the Revolving Commitment, Issuing Lender agrees, subject to the terms and conditions hereof, from time to time from the Closing Date through the Maturity Date to issue Letters of Credit for the account of Borrower; provided that the form and substance of each Letter of Credit shall be subject to approval by Issuing Lender, in its sole discretion; and provided further that after giving effect to all such Letters of Credit, (i) the sum of the aggregate principal amount of all then-outstanding Loans does not exceed the Borrowing Availability and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit does not exceed Fifteen Million and 00/100 Dollars ($15,000,000). Each Letter of Credit shall mature fifteen (15) days prior to the Maturity Date, and unless the Requisite Lenders otherwise consent in a writing delivered to Administrative Agent, the term of any Letter of Credit shall not exceed one (1) year, provided that Letters of Credit may mature after the Maturity Date provided Borrower agrees to deposit cash with Issuing Lender in the amount of such Letter of Credit at least fifteen (15) days prior to the Maturity Date in order to secure such outstanding Letter of Credit obligations. Each Letter of Credit shall be subject to the additional terms and conditions of Issuing Lender’s standard agreement for a Letter of Credit and related documents, if any, required by Issuing Lender in connection with the issuance thereof. If for any reason advances under the Revolving Commitment are not available at the time any draft is paid by Lender, then Borrower shall immediately pay to Issuing Lender the full amount of such draft, together with interest thereon from the date such amount is paid by Issuing Lender to the date such amount is fully repaid by Borrower, at the Base Rate of interest applicable to the unpaid principal under the Loans.

2.3.2 Each Request for Letter of Credit shall be submitted to Issuing Lender, with a copy to Administrative Agent, at least two (2) Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. Administrative Agent shall promptly notify Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, Issuing Lender shall promptly notify Administrative Agent, and Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

2.3.3 Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender’s Pro Rata Share. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that Issuing Lender has not been reimbursed by Borrower for any payment required to be made by Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse Issuing Lender through Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

2.3.4 Borrower agrees to pay to Issuing Lender through Administrative Agent an amount equal to any payment made by Issuing Lender with respect to each Letter of Credit within one (1) Business Day after demand made by Issuing Lender therefor, together with interest at the Base Rate plus the Applicable Base Rate Margin on such amount from the date of any payment made by Issuing Lender at the rate applicable to Base Rate Loans for two (2) Business Days and thereafter at the Default Rate applicable to Base Rate Loans. The principal amount of any such payment shall be used to reimburse Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed Issuing Lender pursuant to Section 2.3.3, the interest amount of any such payment shall be for the account of Issuing Lender. Each Lender that has reimbursed Issuing Lender pursuant to Section 2.3.3 for its Pro Rata Share of any payment made by Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.3.4 and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender reimbursed Issuing Lender) with respect to such claim.

2.3.5 Borrower may request that a Revolving Loan be made to provide funds for the payment required by Section 2.3.4. The proceeds of such Revolving Loan shall be paid directly to Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

2.3.6 If Borrower fails to make the payment required by Section 2.3.4 within the time period therein set forth, in lieu of the reimbursement to Issuing Lender under Section 2.3.3, Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct Administrative Agent to cause Revolving Loans to be made by the Lenders under the Revolving Commitment in an aggregate amount equal to the amount paid by Issuing Lender with respect to that Letter of Credit. The proceeds of such Loans shall be paid directly to Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

2.3.7 The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

2.3.8 The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5-109. Without limiting the foregoing, Borrower’s obligations shall not be affected by any of the following circumstances:

(a) any lack of validity or enforceability prior to its stated expiration date of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(b) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(c) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

(d) any demand, statement, or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared substantially to comply with the terms of such Letter of Credit and provided Issuing Lender did not act with gross negligence or willful misconduct in accepting such document;

(e) payment by Issuing Lender in good faith under a Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit and provided Issuing Lender did not act with gross negligence or willful misconduct in accepting such document;

(f) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

(g) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(h) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit, except for Issuing Lender;

(i) any failure or delay in notice of shipments or arrival of any property;

(j) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

(k) any error, neglect or default (other than gross negligence or willful misconduct) of any correspondent of Issuing Lender in connection with a Letter of Credit;

(l) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender; and

(m) so long as Issuing Lender in good faith determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit.

(n) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section 2.3.8 and shall apply to all Letters of Credit to the extent not inconsistent with Applicable Law.

2.4 Payment of Interest; Interest Rate.

2.4.1 Loans. Interest on Revolving Loans and Swing Line Loans shall be payable as follows:

(a) Base Rate Loans. Interest on each outstanding Base Rate Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Administrative Agent for the ratable benefit of Lenders, in arrears (i) on the first Business Day of each month, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Administrative Agent. Interest shall accrue and be payable on each Base Rate Loan at a per annum interest rate equal to the Base Rate plus the Applicable Base Rate Margin (“Applicable Base Rate”). The Base Rate shall be equal to the highest of (i) the rate of interest most recently announced by Administrative Agent as to its U.S. dollar “Reference Rate”, (ii) the Federal Funds Rate plus one-half of one percent (0.50%) or (iii) one month LIBOR plus one and one half percent (1.50%).

(b) LIBOR Loans. Interest on each outstanding LIBOR Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Administrative Agent, for the ratable benefit of Lenders, in arrears (i) on the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period of one, two or three months, (ii) on the 90th day and the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period greater than three months, (iii) on the Maturity Date, and (iv) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Administrative

Agent. Interest shall accrue and be payable on each LIBOR Loan at a per annum interest rate equal to the LIBOR Basis applicable to such LIBOR Loan plus the Applicable LIBOR Margin (“Applicable LIBOR Rate”).

(c) Applicable Margins and Fees. The Applicable Base Rate Margin, the Applicable LIBOR Margin, and Applicable Unused Line Fee Percentage shall be determined based on the Leverage Ratio as reported in the most recent Compliance Certificate (delivered to Administrative Agent pursuant to Section 8) by reference to Table 1 below:

Table 1

Level	Leverage Ratio	Applicable Base Rate Margin	Applicable LIBOR Margin	Applicable Unused Line Fee Percentage
I	<3.0	1.00%	2.50%	0.40%
II	≥3.0 but less than 3.5	1.25%	2.75%	0.50%
III	≥3.5 but less than 4.0	1.50%	3.00%	0.75%
IV	≥4.0	1.75%	3.25%	1.00%

Notwithstanding the foregoing, Level II rates shall apply for all Loans made from the Closing Date until Administrative Agent has received a Compliance Certificate, satisfactory in form and substance to Administrative Agent, for Borrower’s Fiscal Quarter ending December 31, 2011.

2.4.2 Default Rate. Upon the occurrence and during the continuance of an Event of Default, interest on all outstanding Obligations shall, upon the election of Administrative Agent (acting at the direction of the Requisite Lenders), confirmed by written notice from Administrative Agent to Borrower, accrue and be payable at the Default Rate; provided that the Default Rate shall not apply to any Letter of Credit Obligations unless such Letter of Credit Obligations are not paid when due by Borrower under this Agreement. Interest accruing at the Default Rate shall be payable to Administrative Agent, for the ratable benefit of Lenders, on demand and in any event on the Maturity Date. Administrative Agent shall not be required to (1) accelerate the maturity of the Loans or (2) exercise any other rights or remedies under the Loan Documents, in order to charge the Default Rate. Upon the occurrence and during the continuance of an Event of Default specified in Sections 9.1.5, 9.1.6, or 9.1.7, the interest rate shall be increased automatically to the Default Rate without the necessity of any action by Administrative Agent.

2.5 Maximum Rate of Interest. In no event shall the aggregate of all interest on the Obligations charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. In the event that such a court determines that a Lender has charged or received interest under this Agreement or the Notes in excess of the highest applicable rate, the rate in effect under this Agreement and the Notes shall automatically be reduced to the maximum rate permitted by Applicable Law and Lender shall promptly apply such excess to reduce the principal balance of the Obligations, or if the principal balance of the Obligations owing have been paid in full, Lender shall promptly apply such excess to reduce any other Obligations, and if all Obligations have been paid in full, then Lender shall refund to Borrower any interest received by Lender in excess of the maximum lawful rate; provided that if at any time thereafter the rate of interest payable hereunder is less than the highest applicable rate, Borrower shall continue to pay interest hereunder at the highest applicable rate, until such time as the total interest received by Lender from the making of Loans hereunder is equal to the total interest that Lender would have received had the interest rate payable hereunder been (but for the operation of this Section 2.5) the interest rate payable since the Closing Date as otherwise provided in this Agreement. It is the intent of this Agreement that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly, interest in excess of that which may be paid by Borrower under Applicable Law.

2.6 Fees. Borrower shall pay to Administrative Agent:

2.6.1 Unused Line Fee. The Unused Line Fee for the ratable benefit of Lenders commencing as of the Closing Date, payable quarterly in arrears, commencing on the first Business Day of the Fiscal Quarter beginning January 1, 2012, and ending on the Maturity Date. The Unused Line Fee shall be, for each day after the Closing Date through the Maturity Date, an amount equal to (a) the difference between (1) the Maximum Amount, and (2) the closing balance of the Loans for such day, multiplied by (b) the Applicable Unused Line Fee Percentage, the product of which is then divided by (c) 360. Notwithstanding the foregoing, no Unused Line Fee shall be paid by Borrower for the benefit of any Defaulting Lender for each day that such Lender remains a Defaulting Lender; provided that an Unused Line Fee shall continue to accrue for the ratable benefit of all Non-Defaulting Lenders for such time period and an Unused Line Fee shall accrue as to the previously Defaulting Lender upon the date that such Lender becomes a Non-Defaulting Lender.

2.6.2 Letter of Credit Fees.

(a) Letter of Credit fee(s) payable to Administrative Agent for the account of Issuing Lender in an amount equal to (i) 25 basis points (0.25%) per annum on the undrawn face amount of each Letter of Credit together with all other standard and customary fees of Issuing Lender in connection with the Letters of Credit, including those fees provided for in any Letter of Credit application agreement to be entered into between Issuing Lender and Borrower and Issuing Lender’s regulations, interpretations and published schedule of fees in connection with the Letters of Credit, which fee(s) are payable on the date of issuance of each such Letter of Credit for the first year and payable annually thereafter as invoiced by Issuing Lender, and (ii) upon the payment or negotiation by Issuing Lender of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) such fees and charges determined in accordance with Issuing Lender’s standard fees and charges then in effect for such activity, payable as invoiced by Issuing Lender.

(b) A per annum letter of credit fee payable to Administrative Agent for the ratable benefit of each Lender, in an amount equal to the then Applicable LIBOR Margin multiplied by the undrawn face amount of each Letter of Credit, payable quarterly in arrears (i) on the first Business Day of each Fiscal Quarter and (ii) on the Maturity Date.

2.6.3 Fees to Administrative Agent. On the Closing Date and on each other date upon which a fee is payable, Borrower shall pay to Administrative Agent such fees as heretofore agreed upon by letter agreement dated as of September 19, 2011, between Borrower and Union Bank, N.A., as Administrative Agent, which fees shall be solely for its own account and are nonrefundable.

2.7 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Lender, Issuing Lender, or Swing Line Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by Applicable Laws.

2.8 Repayment and Prepayment.

2.8.1 Repayment and Voluntary Prepayment. Borrower shall pay the principal balance of the Loans and all other Obligations in full on the Maturity Date. The principal amount of any Base Rate Loan may be prepaid prior to the Maturity Date at any time; provided, that any such prepayments shall be in minimum amounts to be agreed upon by Administrative Agent and Borrower. The principal amount of any LIBOR Loan together with all accrued and unpaid interest thereon may be prepaid prior to the applicable Payment Date, together with any breakage fees as set forth in Section 2.8.5, upon three (3) Business Days’ prior notice to Lender. Each notice of prepayment shall be irrevocable.

2.8.2 Overadvances. Borrower shall immediately repay to Administrative Agent, for the ratable benefit of Lenders, any Overadvance. Overadvances constitute Obligations that are evidenced by the Revolving Note, secured by the Collateral, and entitled to all of the benefits of the Loan Documents.

2.8.3 Mandatory Prepayment. Within three (3) Business Days of receiving written notice from Administrative Agent of the occurrence of any Borrowing Base Deficiency or Appraisal Deficiency, Borrower shall repay all or such portion of the Loans in an amount equal to such deficiency, together with any breakage fees as set forth in Section 2.8.5; provided that with respect to an Appraisal Deficiency which is the result of a new or updated appraisal, the foregoing cure period shall be extended to be sixty (60) days.

2.8.4 Mandatory Repayment. Upon the occurrence of a Change in Control, the Revolving Commitment shall be terminated, and all outstanding Loans shall be repaid in full, together with any breakage fees as set forth in Section 2.8.5.

2.8.5 Breakage Fees. Upon payment or prepayment of any LIBOR Loan (other than as the result of a conversion required under Section 15.1.3) on a day other than the last day in the applicable LIBOR Loan Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation to make a LIBOR Loan pursuant to this Agreement) to borrow on the date or in the amount specified for a LIBOR Loan in any Notice of Borrowing, Borrower shall pay to Lender within five (5) Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined based on 100% of the LIBOR Loan actually funded in the London Eurodollar Market (the “Designated Eurodollar Market”)) equal to the sum of:

(a) $250; plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Basis exceeds (ii) the interest Lenders could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable LIBOR Loan Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c) all out-of-pocket expenses incurred by Lenders directly attributable to such payment, prepayment or failure to borrow.

Each Lender making a claim under this Section shall submit to the Borrower an itemized and substantiated statement setting forth such Lender’s accounting of the amount of any prepayment fee payable under this Section, which calculation shall, absent manifest error, be deemed final, binding and conclusive upon Borrower, unless Borrower, within thirty (30) days after the date any such accounting is rendered, provides such Lender with written notice of any objection which Borrower may have to such accounting.

2.9 Term. The Credit Facilities shall be in effect until the Maturity Date. The Credit Facilities and all other Obligations related thereto shall be automatically due and payable in full on the Maturity Date, unless earlier due and payable or terminated as provided in this Agreement.

2.10 Early Termination. The Credit Facilities may be terminated, in whole or in increments of $10,000,000.00, by Borrower prior to the Maturity Date upon five (5) Business Days’ prior written notice to Administrative Agent; provided that at such time Borrower shall (a) prepay all amounts outstanding under the Credit Facilities which exceed the reduced Revolving Commitment amount elected by Borrower, (b) cause the outstanding Letters of Credit to be canceled and returned to Lenders or provide Lenders with a standby letter of credit or collateral therefor, acceptable to Issuing Lender and/or Lenders in its/their sole discretion if such outstanding Letters of Credit would cause the amounts outstanding under the Credit Facilities to exceed the reduced Revolving Commitment amount elected by Borrower, (c) pay all accrued interest thereon and fees and charges incurred in connection therewith, and (d) reimburse Lenders for those costs and expenses incurred by Lenders in connection with such prepayment and termination, as set forth in Section 2.8.5.

2.11 Note and Accounting. Administrative Agent shall provide a quarterly accounting to Borrower of the Loans and Letter of Credit Obligations and other transactions under this Agreement, including Administrative Agent’s calculation of principal and interest. Each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower, unless Borrower, within thirty (30) days after the date any such accounting is rendered, provides Administrative Agent with written notice of any objection which Borrower may have to any item in such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower, and in the event the parties cannot resolve their dispute, such dispute shall be resolved in accordance with the terms and conditions set forth in Sections 12.14 and 12.15 of this Agreement.

2.12 Manner of Payment.

2.12.1 When Payments Due.

(a) Except as expressly set forth in this Agreement, each payment (including any prepayment) by Borrower on account of the principal of or interest on the Loans and any other amount owed to Lenders on account of the Obligations shall be made not later than 11:00 a.m. (California time) on the date specified for payment under this Agreement to Administrative Agent in lawful money of the United States and in immediately available funds. Any payment received by Administrative Agent on a day that is not a Business Day or after 11:00 a.m. (California time) on a Business Day, shall be deemed received on the next Business Day. The amount of all payments received by Administrative Agent for the account of each Lender shall be immediately paid by Administrative Agent to the applicable Non-Defaulting Lender in immediately available funds and, if such payment was received by Administrative Agent by 11:00 a.m., California time, on a Business Day and not so made available to the account of a Lender on that Business Day, Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. The amount of all payments received by the Administrative Agent for the account of any Defaulting Lender shall be held in trust by the Administrative Agent for the benefit of such Defaulting Lender until such time as such Defaulting Lender shall cease to be a Defaulting Lender under this Agreement, at which time, the Administrative Agent shall pay over such amounts (without interest) to such Lender. All payments shall be made in lawful money of the United States of America.

(b) If any payment on any Obligation is specified to be made upon a day that is not a Business Day, it shall (subject to the provisions of the LIBOR Loan Period which may require payment by one (1) earlier Business Day) be deemed to be specified to be made on the next succeeding day that is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

2.12.2 No Deductions. Subject to Section 2.12.1(a) above, Borrower shall pay principal, interest, fees, and all other amounts due on the Obligations without set-off or counterclaim or any deduction whatsoever.

2.12.3 Inadequate Payments. If, on the date on which any amount (including any payment of principal, interest or other costs and expenses) shall be due and payable by Borrower to Credit Facility Lenders, the amount received by any such Lenders from Borrower shall not be adequate to pay the entire amount then due and payable, then Administrative Agent shall be authorized, but shall not be obligated, to make a Base Rate Loan to Borrower in the amount of the deficiency.

2.13 Application of Payments. Borrower irrevocably waives the right to direct the application of any and all payments received at any time by any Credit Facility Lender from or on behalf of Borrower and specifically waives any provisions of the law of the State of New York or any other Applicable Law giving Borrower the right to designate application of payments. All amounts received by Administrative Agent for application to the Obligations shall be applied by Administrative Agent in the following order of priority: (i) to the payment of any fees then due and payable, (ii) to the payments of all other amounts not otherwise referred to in this Section 2.13 then due and payable hereunder or under the other Loan Documents (including any costs and expenses incurred by Administrative Agent as a result of a Default or an Event of Default), (iii) to the payment of interest then due and payable on the Loans, and (iv) to the payment of principal then due and payable on the Loans. Notwithstanding the foregoing, Borrower irrevocably agrees that, during the occurrence of an Event of Default, Credit Facility Lenders shall have the continuing exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower in each of the Credit Facility Lenders’ sole discretion and to revise such application prospectively or retroactively in Credit Facility Lenders’ sole discretion, provided that all proceeds of Collateral shall be distributed pari passu to the Credit Facility Lender and Non-Lenders.

2.14 Use of Proceeds. The proceeds of the Loans shall be used by Borrower for general corporate purposes, including financing aircraft engines owned and held for lease and the purchase of Parts.

2.15 All Obligations to Constitute One Obligation. All Obligations related to the Credit Facilities constitute one general obligation of Borrower and shall be secured by Security Agent’s Liens upon all of the Collateral, and by all other Liens previously, now or at any time in the future granted by Borrower to Security Agent, Administrative Agent, any Credit Facility Lender or any Non-Lender to the extent provided in the Collateral Documents and permitted by this Agreement.

2.16 Authorization to Make Loans. Administrative Agent, Lender, Swing Line Lender, and Issuing Lender (each, an “Authorized Party”) are authorized to make the Loans based on telephonic or other oral or written instructions received from any Person that an Authorized Party believes in good faith to be an authorized representative of Borrower, or at the discretion of such Authorized Party, if such Loans are necessary to satisfy any of the Obligations. Borrower consents to the recordation of any telephonic or other communications between an Authorized Party and Borrower for the purpose of maintaining such party’s business records of such transactions.

2.17 Authorization to Debit Accounts. Borrower authorizes each Authorized Party, upon prior notice to Borrower, to debit any of Borrower’s bank accounts with such party for the purpose of Borrower’s payment of principal, interest or other costs and expenses due and payable by Borrower to Lenders under this Agreement.

2.18 Administrative Agent’s Right to Assume Funds Available for Revolving Loans. Unless Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Business Day of the proposed funding by Administrative Agent of any Revolving Loan that such Lender does not intend to make available to Administrative Agent such Lender’s portion of the total amount of such Revolving Loan, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the date of the Revolving Loan and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent promptly shall notify Borrower and Borrower shall either (i) pay such corresponding amount to Administrative Agent or (ii) arrange for another Lender or Lenders to assume the Defaulting Lender’s commitment to pay such corresponding amount and such assuming Lender(s) shall pay the corresponding amount to Administrative Agent (upon which payment the Defaulting Lender’s and any such assuming Lender’s Pro Rata Share shall be adjusted accordingly). Administrative Agent also shall be entitled to recover from such Defaulting Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Revolving Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.19 Optional Increase to the Revolving Commitment.

2.19.1 Provided that no Default or Event of Default then exists, Borrower may elect, from time to time, on or after the Closing Date, in writing, that the then effective Revolving Commitment be increased up to an aggregate amount which is not in excess of Four Hundred Fifty Million and 00/100 Dollars ($450,000,000.00). Any request under this Section 2.19 shall be submitted by Borrower to Lenders through Administrative Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase, and be accompanied by (i) a certificate signed by an Authorized Signatory, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase and (ii) an updated Appraisal of the Collateral satisfactory to Administrative Agent, in its sole and absolute discretion. Any such request shall be approved by Administrative Agent if Borrower provides the foregoing items and Administrative Agent receives sufficient commitments from Lenders pursuant to Sections 2.19.2 through 2.19.4 to fund the requested increase.

2.19.2 Borrower shall be solely responsible for requesting a commitment from each Lender to assume a portion of the proposed increase to the Revolving Commitment, and Borrower shall copy Administrative Agent on all such requests. Each Lender may approve or reject such request in its sole and absolute discretion, and any Lender who fails to send an affirmative written response to Borrower, with a copy to Administrative Agent, within ten (10) Business Days after receipt of such request, shall be deemed to have rejected Borrower’s request.

2.19.3 In responding to a request under this Section, each Lender which is willing to assume a portion of the proposed increase to the Revolving Commitment shall specify the amount of the proposed increase that it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Revolving Commitment before such increase) in any resulting increase in the Revolving Commitment, subject to the right of Administrative Agent to adjust allocations of the increased Revolving Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.00.

2.19.4 If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts, or (iii) designate new lenders who qualify as Eligible Assignees as additional Lenders hereunder (each, a “New Lender”), which New Lenders may assume the amount of the increase in the Revolving Commitment that has not been assumed by the consenting Lenders.

2.19.5 After completion of the foregoing, Administrative Agent shall give written notification to the Lenders and any New Lenders of the increase to the Revolving Commitment which shall thereupon become effective, and in connection with such notification Administrative Agent will distribute to the Borrower and the Lenders a revised Schedule 2.1 reflecting the then applicable Pro Rata Shares of the Lenders.

2.19.6 Each New Lender shall become an additional party hereto as a Lender concurrently with the effectiveness of the proposed increase in the Revolving Commitment upon its execution of an instrument of joinder to this Agreement, which is in form and substance reasonably acceptable to Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of a Commitment Assignment and Acceptance.

2.19.7 Subject to the foregoing, any increase to the Revolving Commitment requested under this Section shall be effective upon the date agreed to by Administrative Agent and Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to their respective Revolving Commitment plus (ii) the amount assumed by New Lenders. Upon the effectiveness of any such increase, each Revolving Loan outstanding shall be refinanced with new Loans reflecting the adjusted Pro Rata Share of each Lender in the Revolving Commitment if there is any change thereto and Borrower shall:

(a) issue a replacement Revolving Note to each affected Lender and a new Revolving Note to each New Lender, and the Pro Rata Share of each Lender will be adjusted to give effect to the increase in the Revolving Commitment;

(b) execute and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably request relating to such increase to, among other things, assure the continued priority and perfection the Lien granted by Borrower to Security Agent, for the ratable benefit of Lenders, upon all of Borrower’s right, title and interest in the Collateral; and

(c) pay to the existing Lenders any breakage costs as set forth in Section 2.8.5, which are payable in connection with the refinancing of any LIBOR Loans.

2.19.8 Notwithstanding the foregoing or anything in this Agreement to the contrary, any increase in the Revolving Commitment pursuant to this Section 2.19 shall not increase the amount of the Letter of Credit sublimit as set forth in Section 2.3.1 or the maximum amount of the Swing Line Commitment unless consented to in writing by Issuing Lender or Swing Line Lender, respectively.

3.	SECURITY

To secure the prompt payment and performance of all Obligations and all obligations of Borrower under Non-Lender Protection Agreements, for the ratable benefit of Credit Facility Lenders and Non-Lenders, Borrower, each Engine Owner, each Equipment Owner and each Leasing Subsidiary, as applicable, shall enter into the Collateral Documents creating security interests in the Collateral.

4.	CONDITIONS PRECEDENT

4.1 Conditions Precedent to Closing. Credit Facility Lenders shall not be obligated to make any Loan or cause Issuing Lender to incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action under this Agreement, until the following conditions have been satisfied to their reasonable satisfaction or waived in writing by each such lender:

4.1.1 Administrative Agent shall have received:

(a) originals of the documents set forth on Schedule 1.1e (Schedule of Documents), each duly executed by the appropriate parties, together with such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent reasonably may require, all in form and substance satisfactory to Administrative Agent;

(b) such documentation as Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each Leasing Subsidiary, and as to each, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each Authorized Signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Authorized Signatory, and the like;

(c)(i) a list of all current insurance of any nature maintained by Borrower, as well as a summary of the terms of such insurance, including insurance for Engines and Equipment leased pursuant to an Eligible Lease and (ii) a copy of all insurance certificates or other evidence of insurance for the Collateral, as requested by Agent;

(d) originals of favorable written opinions, dated as of the date hereof, of independent and internal counsel to the Borrower, Leasing Subsidiary and the Owner Trustee, in each case acceptable to Administrative Agent, addressed to Agents and Credit Facility Lenders (and their respective participants and assigns) and otherwise in form and substance satisfactory to Administrative Agent as to such matters as Administrative Agent shall determine;

(e) a Compliance Certificate dated as of the Closing Date;

(f) copies of all consents and authorizations of, permits from or filings with, any Governmental Authority or other Person required in connection with the execution, delivery, performance or enforceability of the Loan Documents or any provision thereof and no material changes in governmental regulations affecting the Borrower, Agents or the Lenders shall have occurred; and

(g) a certified lien search for the State of Delaware with respect to the Borrower and each of its Subsidiaries, and (ii) a Federal tax lien search with respect to the Borrower and each of its Subsidiaries, and any other searches as may be required by Administrative Agent or Security Agent.

4.1.2 All of the financing statements and other documentation described in the Security Agreement shall have been filed with the appropriate Governmental Agencies, and, subject to the first sentence of Section 4.3, Security Agent shall hold a first priority perfected Lien in the Collateral, for the ratable benefit of Credit Facility Lenders and Non-Lenders, subject only to Permitted Liens.

4.1.3 The following statements shall be true, and Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Registerable Asset which is eligible for registration with the International Registry, a printout of the “priority search certificate” from the International Registry or other valid evidence of such ownership reasonably acceptable to the Security Agent showing the Engine Owners’ or Equipment Owners’ ownership interest with respect to such Registerable Asset under a contract of sale) with respect to each Registerable Asset and any related Lease included in the Borrowing Base to the effect that:

(a) the applicable Engine Owner or Equipment Owner owns such Registerable Asset and the related Lease, free and clear of Liens other than (i) Permitted Liens and (ii) the Lien, the International Interests and assignment of International Interests created by the Mortgage and Security Agreement; and

(b) with respect to each Registerable Asset, the Borrower is in compliance with the applicable requirements of the Security Agreement and the Mortgage and Security Agreement or the Owner Trustee Mortgage and Security Agreement, as applicable.

4.1.4 Borrower shall have paid to Administrative Agent all fees, costs, and expenses of closing (including reasonable fees of legal counsel to Administrative Agent presented as of the Closing Date).

4.1.5 Borrower shall have paid to each Lender such upfront fees, if any, payable on or prior to the Closing Date as heretofore agreed upon by separate letter agreement between Borrower and any such Lender.

4.1.6 There shall be no action, proceeding, investigation, regulation or legislation which shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in any Lender’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document.

4.1.7 Administrative Agent shall have completed its independent business and legal due diligence, including but not limited to financial, legal and insurance reviews, with results satisfactory to Administrative Agent.

4.1.8 All of the representations and warranties of Borrower under this Agreement shall be true and correct as of the Closing Date.

4.1.9 Credit Facility Lenders, Administrative Agent, and Security Agent each shall have obtained satisfactory credit or other required internal approval(s) in connection with the transactions contemplated by this Agreement and the Loan Documents.

4.1.10 The Closing Date shall occur on or before November 30, 2011.

4.1.11 No circumstance or event shall have occurred, including but not limited to any litigation, actions, suits, proceedings or investigations pending as to Borrower, that constitutes a Material Adverse Effect as of the Closing Date.

4.1.12 Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

4.1.13 Borrower shall have established the Demand Deposit Account with Administrative Agent.

If any other term of any Loan Document should conflict, or appear to conflict, with this Section 4.1, the terms of this Section 4.1 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this Section 4.1 has been complied with to Administrative Agent’s and Lenders’ satisfaction or specifically waived in a writing by Lenders.

4.2 Conditions to All Loans. It shall be a condition to the funding of any Loan that the following statements be true on the date of each such funding, advance or incurrence of a Letter of Credit Obligation, as the case may be:

4.2.1 Administrative Agent shall have timely received a Borrowing Notice, telephonic request, or a Request for Letter of Credit, as applicable, together with an Borrowing Base Certificate dated as of the date of such Borrowing Notice.

4.2.2 Administrative Agent shall determine that, after giving effect to the requested Revolving Loan, no Overadvance will occur and that the conditions of Sections 2.2.1 and 2.3.1, as applicable, have been satisfied.

4.2.3 All of the representations and warranties of Borrower under this Agreement and the other Loan Documents shall be true and correct at such date, except to the extent any such representations and warranties relate to an earlier date, both before and after giving effect to the funding or issuance of such Loan, and Administrative Agent shall have received, if it so elects, a certification to that effect signed by an Authorized Signatory.

4.2.4 Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Loan.

4.2.5 No circumstance or event shall have occurred since the Closing Date, or would result from the funding, advance or incurrence of any Loan, that constitutes a Material Adverse Effect.

4.2.6 Subject to the first sentence of Section 4.3, Security Agent shall hold a perfected, first priority Lien on all Collateral, for the ratable benefit of Credit Facility Lenders and Non-Lenders, subject only to Permitted Liens.

4.2.7 Each Lender shall have received such information from Borrower and its Affiliates as required by such Lender to confirm that Borrower and its Affiliates are in compliance with the Patriot Act and similar laws.

4.3 Conditions to Borrowing Base Inclusion. As of the Closing Date, and thereafter, with respect to each new Engine or item of Equipment the following conditions shall be satisfied within five (5) Business Days following an advance of the Loan related thereto:

4.3.1 With respect to each Engine or item of Equipment which is owned by an Owner Trustee, Security Agent (or the Custodian) shall have received the documentation (including, without limitation, the Owner Trustee Guaranties, Owner Trustee Mortgage and Security Agreements, Trust Agreements, Beneficial Interest Pledge Agreements, Leasing Subsidiary Security Agreement, as applicable) set forth in the definitions of “Eligible Asset” and “Eligible Lease.”

4.3.2 In respect of any Owner Trustee which shall not have previously provided such documents to Administrative Agent, Administrative Agent shall have received (i) a copy of the resolutions of the Board of Directors of the Owner Trustee, in its individual capacity, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee of each of the Loan Documents to which the Owner Trustee is or will be a party and (ii) an incumbency certificate of Owner Trustee, as to the persons authorized to execute and deliver the Loan Documents to which it is or will be a party and the signatures of such person or persons.

4.3.3 In the case of any Registerable Asset, the Borrower (for itself or Owner Trustee) will have caused a Prospective International Interest (or International Interest) in such Registerable Asset listing Security Agent as creditor to be registered with the International Registry with respect to the Mortgage and Security Agreement for such Registerable Asset and shall have caused to be filed with the FAA the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement with respect thereto and delivered the same to Security Agent.

4.3.4 In the case of any Registerable Asset, Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Registerable Asset which is eligible for registration with the International Registry, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry or other valid evidence of such ownership acceptable to the Security Agent relating to Security Agent’s International Interest with respect to such Registerable Asset) with respect to such Registerable Asset to the effect that:

(a) the applicable Engine Owner or Equipment Owner owns such Engine or Turboprop Engine, free and clear of Liens other than Permitted Liens, and the Lien and International Interests and assignment of International Interests created by the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement, as the case may be;

(b) the Lien and International Interest (or Prospective International Interest) of the Mortgage and Security Agreement created (or to be created) with respect to such Registerable Asset shall have been registered with the International Registry and the FAA, and, other than any Lease in effect prior to either (x) the date of the Original Credit Agreement, or (y) the acquisition of such Registerable Asset by the Borrower, no Lien or International Interest shall have been registered on the International Registry or with the FAA prior to such International Interest (or Prospective International Interest) with respect to such Registerable Asset; and

(c) with respect to such Registerable Asset and any related Lease, the Borrower is in compliance with the applicable provisions of the Security Agreement and the Mortgage and Security Agreement;

4.3.5 If any Registerable Asset is subject to a Lease, then the following statements shall be true, and Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Cape Town Eligible Lease, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry or other valid evidence of such ownership acceptable to the Security Agent relating to the Lessor’s interest in and International Interest with respect to such Registerable Asset under such Lease) with respect to such Registerable Asset and the related Lease to the effect that:

(a) the applicable Engine Owner or Equipment Owner owns such Registerable Asset and Lease, free and clear of Liens other than Permitted Liens and the Lien, the International Interests and the assignment of International Interests created by the Mortgage and Security Agreement and/or Owner Trustee Mortgage and Security Agreement;

(b) if the Lessee under such Lease is situated in a Contracting State, (x) the International Interest created by such Lease shall have been registered with the International Registry, and no International Interest shall have been registered on the International Registry prior to the registration of such International Interest (or Prospective International Interest) with respect to such Lease, (y) with respect to any Lease entered into after the date of the Original Credit Agreement, the registration of the International Interest created by such Lease shall be subordinate to the International Interest of Security Agent in the related Registerable Asset, and (z) the assignment (or prospective assignment) of such International Interest by the Lessor to Security Agent shall have been registered with the International Registry; and

(c) the Borrower shall have caused executed originals of the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement with respect to such Registerable Asset and/or Lease to be filed with the FAA.

Notwithstanding the foregoing, but subject to clause (a) of this Section 4.3.5 if the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease for any Registerable Asset is not available on any Borrowing Date, but provided that in the case of a Lease of any Registerable Asset, the Lessee thereunder is situated in a Contracting State, the parties hereto agree nevertheless to close on the financing of such Registerable Asset so long as a Prospective International Interest or International Interest in such Registerable Asset and such Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease has been duly registered in favor of Security Agent at the International Registry (with no prior International Interest in such Registerable Asset or Lease having been registered at the International Registry prior to the registration of such Prospective International Interest or International Interest in favor of Security Agent), in which case the Borrower shall cause the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease to be filed with the FAA within three (3) days of such registration of Prospective International Interest or International Interest.

4.3.6 The Borrower shall have caused its legal counsel to deliver to the Administrative Agent and the Borrower a memorandum as to the filing with the FAA for recordation and registration of an International Interest on the International Registry with respect to, the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease and the lack of filing with the FAA of any intervening documents, and the lack of registration with the International Registry of any intervening interests, with respect to such Registerable Asset and/or Lease, as applicable.

The request and acceptance by Borrower of the proceeds of the Loan and the incurrence of any Letter of Credit Obligation by Issuing Lender shall be deemed to constitute, as of the date of such Loan or incurrence of such Letter of Credit Obligation, (1) a representation and warranty by Borrower that the conditions in Sections 4.2 and 4.3, as applicable, have been satisfied, and (2) a confirmation by Borrower of the granting and continuance of Security Agent’s Liens pursuant to the Collateral Documents.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and agrees that from and after the Closing Date and until the Termination Date:

5.1 Corporate Existence; Compliance with Law. Borrower is a corporation duly formed, validly existing and in good standing under the Applicable Laws of Delaware. Borrower is duly qualified or registered to transact business and is in good standing in Delaware, New York, California and in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification or registration necessary and in which the failure to be so qualified or registered could have a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own, pledge, mortgage or otherwise encumber and operate its Property, to lease the Property it operates under lease, to conduct its business as now or proposed to be conducted, to execute and deliver each Loan Document to which it is a party and to perform its Obligations. Borrower is in compliance with all Applicable Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business.

5.2 Executive Offices; Corporate or Other Names; Conduct of Business. The locations of Borrower’s executive offices and principal place of business, and locations where all of Borrower’s records with respect to Collateral are kept are as set forth in Schedule 5.2, which schedule Borrower may update at any time without consent of, but with notice to, Agent. Notwithstanding the foregoing, Borrower shall not change its (a) name, (b) chief executive office, (c) principal place of business or jurisdiction of formation, or (d) location of its records concerning the Collateral, without, in each instance, giving thirty (30) days’ subsequent written notice thereof to Administrative Agent and Security Agent and taking all actions deemed necessary or appropriate by Administrative Agent to protect and perfect Security Agent’s Liens continuously upon the Collateral. Notwithstanding the foregoing, Borrower shall not change its principal place of business to a location outside the United States.

5.3 Authority; Compliance with Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action, and do not and will not:

5.3.1 Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such party;

5.3.2 Violate or conflict with any provision of such party’s operating agreement, charter, articles of incorporation or bylaws, as applicable;

5.3.3 Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon or with respect to any Property now owned or leased or hereafter acquired or leased by such party;

5.3.4 Violate any Applicable Law; or

5.3.5 Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its property is bound or affected; and such party is not in violation of, or default under, any Applicable Law or Contractual Obligation, or any indenture, loan or credit agreement, in any respect.

5.4 No Governmental Approvals Required. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under Applicable Laws the execution, delivery and performance by Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary of the Loan Documents to which it is a party.

5.5 Subsidiaries.

5.5.1 As of the Closing Date, Schedule 5.5 hereto correctly sets forth the names, form of legal entity, membership interests or stock of Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 5.5, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person. Unless otherwise indicated in Schedule 5.5, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Applicable Laws, and are free and clear of all Liens, except for Permitted Liens.

5.5.2 Each Subsidiary is a legal entity of the type described in Schedule 5.5 duly formed, validly existing and in good standing under the Applicable Laws of its jurisdiction of organization and is duly qualified to do business as a foreign organization and in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its property makes such qualification necessary and in which the failure to be so qualified or registered could adversely affect the Borrower in any material respect, and has all requisite power and authority to conduct its business and to own and lease its property.

5.5.3 Each Subsidiary is in compliance with all Applicable Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business.

5.5.4 Borrower shall update Schedule 5.5, as necessary and without the consent of, but with notice to, Agent, to maintain the accuracy and correctness of such schedule at all times from the Closing Date through the Termination Date.

5.5.5 WLFC Funding (Ireland) Limited is a Wholly-Owned Subsidiary which is not currently operating as a business and which has no assets or operating income.

5.5.6 Willis Lease France is a Subsidiary whose operations are limited to the employment of persons resident in France and which has no material assets or material operating income.

5.6 Financial Statements. Borrower has furnished to Lender the audited financial statements of Borrower and its Subsidiaries (on a consolidated basis) as of the fiscal year ending December 31, 2010 (including balance sheets and income statements) and the unaudited financial statements of Borrower and its Subsidiaries (on a consolidated basis) as of the Fiscal Quarter ending September 30, 2011. The financial information contained therein fairly presents in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries (on a consolidated basis) as of such dates and for such periods.

5.7 No Material Adverse Effect. Except as set forth on Schedule 5.7, as of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect.

5.8 Title To and Location of Property. Borrower and its Subsidiaries have valid title, to, or leasehold interests in, the Property, including all Engines and Equipment, as reflected in the balance sheet(s) described in Section 5.6, other than items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens, other than those described in Schedule 5.8 and Permitted Liens.

5.9 Intellectual Property. Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all Intellectual Property, and no such Intellectual Property conflicts with the valid Intellectual Property of any other Person. Except as set forth in Schedule 5.9, which schedule shall be accurate as of the Closing Date only and which Borrower shall not be required to update, Borrower has not used any trade name, trade style or “dba” during the five-year period ending on the Closing Date.

5.10 Litigation. Except for matters set forth in Schedule 5.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them, the Collateral, or any other transactions contemplated by this Agreement, in each case, which if determined adversely, could reasonably have a Material Adverse Effect.

5.11 Binding Obligations. Each of the Loan Documents to which Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by (i) the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally, or (ii) equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

5.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

5.13 ERISA. Neither Borrower nor any of its Subsidiaries has any Pension Plans (as defined in this Section 5.13). Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan (as defined in this Section 5.13). As used in this Agreement, “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA)) and “Multiemployer Plan” means any employee benefit plan of the type described in Section 001(a)(3) of ERISA to which Borrower or any of its ERISA affiliates contributes or is obligated to contribute.

5.14 Regulation U; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made, and none of the statements contained in any exhibit, report, or certificate furnished by the Borrower in connection with the Loan Documents, contained any untrue statement of a material fact (when taken as a whole) or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made; provided that with respect to information relating to the Borrower’s business generally and not to Borrower specifically, the Borrower represents and warrants only that such information was derived from sources the Borrower believes to be reliable and the Borrower has no reason to believe at the time such information was furnished or provided to the Administrative Agent or any Lender that such information was misleading; and provided further that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

5.16 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

5.17 Hazardous Materials. Except as described in Schedule 5.17, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any real property owned by Borrower or any of its Subsidiaries, (c) no real property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any real property, or transported to or from such real property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws.

5.18 Security Interests. Upon the execution and delivery of all of the Collateral Documents and the completion of all actions to perfect the security interests so created, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Lender and Non-Lender Obligations.

5.19 Leases, Engines and Equipment. Each of the following is true and correct with respect to each Lease for an Engine and item of Equipment included in the Borrowing Base:

5.19.1 The amounts of rent and other amounts due under each Lease, as shown on the Borrower’s books and records and on any statement or schedule delivered to Administrative Agent in connection therewith, are the true and correct amounts actually owed to the Borrower and the other Lessors;

5.19.2 The Lessor delivered to the Custodian an original counterpart of such Lease;

5.19.3 All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to the Borrower do not violate any Applicable Law relating to the maximum fees, costs, expenses or charges that can be charged in any jurisdiction in which any Engine or Equipment is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other jurisdiction which may have jurisdiction with respect to any such Engine, Equipment, Lease or Lessee.

5.20 Cape Town Convention. The Borrower is (a) a “Transactional User Entity” (as such term is defined in the Regulations for the International Registry); (b) “situated”, for the purposes of the Cape Town Convention, in the United States; and (c) has the “power to dispose” (as such term is used in the Cape Town Convention) of the Airframe, Engines or Turboprop Engines;

5.20.1 The Registerable Assets are “aircraft objects” (as such term is defined in the Cape Town Convention); and

5.20.2 The payment of principal of and interest on the Notes, and the performance by the Borrower of the Lender and Non-Lender Obligations, are “associated rights” (as such term is defined in the Cape Town Convention) with respect to each Registerable Asset.

5.21 Depreciation Policies. The Borrower’s depreciation policies in effect as of the Closing Date with respect to the Engines and the Equipment are as set forth on Schedule 5.21.

5.22 Non-Lender Protection Agreements. Schedule 5.22 identifies each Non-Lender Protection Agreement to which Borrower is a party that is in effect as of the Closing Date, and a copy of each such Non-Lender Protection Agreement has been made available to Agent.

5.23 Eligible Leases. A list of all Eligible Engines and/or items of Eligible Equipment (other than Eligible Parts) subject to a Lease in effect as of the Closing Date is set forth in Schedule 5.23.

5.24 Preservation of International Interests. The Lien, International Interest and assignment of International Interest of each Mortgage and Security Agreement and Owner Trustee Mortgage and Security Agreement and the International Interest of each Cape Town Eligible Lease shall be registered with the FAA and/or International Registry, and such rights, International Interests and assignments of International Interest of the Engine Owner, Equipment

Owner and Security Agent in each Registerable Asset are at all times maintained as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention.

5.25 Collateral Documents. Borrower hereby reaffirms all of the agreements and obligations as set forth in the Collateral Documents to which Borrower is a party and such Collateral Documents remain unmodified and in full force and effect and continue to secure Borrower’s Obligations under this Credit Agreement and obligations under any Non-Lender Protection Agreements.

6.	AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

So long as any portion of the Loan remains in force and/or any Obligation remains unpaid, Borrower shall, and shall cause its Subsidiaries to:

6.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon any of them, upon its respective Property or any part thereof and upon its respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same and provided that such contested amounts shall not exceed in the aggregate $5,000,000.00.

6.2 Preservation of Existence. Except as permitted under Sections 7.1 and 7.5, preserve and maintain its respective existence in the jurisdiction of its formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of its respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its respective business or the ownership or leasing of its respective Property, unless failing to do so would not have a Material Adverse Effect.

6.3 Maintenance of Property. Maintain, or, with respect to Property subject to Leases, require the Lessees to maintain, in good working order and condition consistent with industry practices and standards (taking into consideration ordinary wear and tear), all of its Property and not permit any waste thereof, and, in the ordinary course of business, make all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, except that the failure to maintain, preserve and protect a particular item of Property shall not constitute a violation of this covenant if such failure shall not cause a Material Adverse Effect or if such item is at the end of its useful life or otherwise is not of significant value, either intrinsically or to the operations of Borrower.

6.4 Maintenance of Insurance. Maintain or cause Lessee(s), as applicable, liability, casualty and other insurance (subject to customary deductibles and retentions) on all Property with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and shall furnish to Lenders statements of its insurance coverage and shall promptly, upon Administrative Agent’s request, furnish other or additional insurance deemed reasonably necessary by Administrative Agent to the extent that such insurance may be commercially available. Borrower shall take all actions required to maintain the foregoing insurance and/or to comply with all requirements of such insurance coverage. Prior to any Loan disbursement or incurrence of any Letter of Credit Obligations, Agents shall be named as additional insureds on all liability insurance, all risk ground and flight engine coverage for damage or loss of the related Engine or Engines, and war risk insurance (if applicable) and Agents shall be named as a loss payee under all hull insurance policies insuring the Collateral. Borrower shall deliver to Administrative Agent endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Administrative Agent as loss payee, and (b) general liability and other liability policies naming Administrative Agent as an additional insured. All policies of insurance on real and personal property will include an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Administrative Agent, will provide that the insurer will give at least thirty (30) days’ prior written notice to Administrative Agent before any such policy or policies of insurance shall be canceled. Upon the occurrence and continuation of a Default or Event of Default, Borrower hereby directs all present and future insurers under its and its Subsidiaries’ “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Administrative Agent for the ratable benefit of Lenders. Administrative Agent reserves the right at any time, upon review of Borrower’s risk profile, to require additional forms and limits of insurance to adequately protect Lenders’ interests in accordance with Administrative Agent’s normal practices for similarly situated borrowers, and if the circumstances are unusual, in Administrative Agent’s sole opinion.

6.5 Compliance with Applicable Laws. Comply with all Applicable Laws, except that Borrower and its Subsidiaries need not comply with an Applicable Law then being contested by any of them in good faith by appropriate proceedings or when failure to comply would not have a Material Adverse Effect.

6.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) and up to two times per Fiscal Year if no Event of Default has occurred and is then continuing and as often as requested after the occurrence and during the continuation of an Event of Default, permit Agent, or any authorized employee or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property of, Borrower and its Subsidiaries and to discuss the affairs, finances, accounts and validate Placard affixation to Eligible Equipment of Borrower and its Subsidiaries with any of its officers, key employees or accountants. Borrower shall reimburse Agent for up to $25,000.00 of inspection-related expenses per year; provided that Borrower shall reimburse Agent for all inspection-related expenses incurred while Event of Default has occurred and is then continuing.

6.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower and its Subsidiaries.

6.8 Compliance with Agreements. Promptly and fully comply in all material respects with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations then being contested by any of them in good faith by appropriate proceedings.

6.9 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in this Agreement.

6.10 Hazardous Materials Laws. Keep and maintain all real property used and/or owned by Borrower and any of its Subsidiaries and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify Lender in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Authority pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any senior officer of any of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such real property that could reasonably be expected to cause such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any applicable Hazardous Materials Laws.

6.11 Future Subsidiaries. Notify Lender of the existence of any Subsidiary not disclosed on Schedule 5.5.

6.12 Conduct of Business. Conduct its business substantially as now conducted or as otherwise permitted hereunder.

6.13 Further Assurances; Schedule Supplements. At any time and from time to time, upon the written request of Administrative Agent or Security Agent and at the sole expense of Borrower, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as such Agent may reasonably request to obtain the full benefits of this Agreement and to protect, preserve and maintain all respective parties’ rights in the Collateral and under this Agreement. Upon the occurrence and continuation of a Default or Event of Default and as often as Agent may thereafter require, Borrower will supplement each Schedule to this Agreement with respect to any matter hereafter arising that, if existing or occurring as of the Closing Date, would have been required to be set forth or described in such Schedule; provided that except for Schedules 5.2, 5.5 and 5.9, such supplement shall not be deemed to be an amendment thereof unless expressly consented to in writing by Administrative Agent.

6.14 Financial Covenants. Maintain the following financial covenants on a consolidated basis, each of which shall be calculated in accordance with GAAP consistently applied as of the end of each Fiscal Quarter, as applicable, on a rolling four (4) quarter basis:

6.14.1 Minimum Consolidated Tangible Net Worth. Minimum consolidated Tangible Net Worth in an amount equal to or greater than the sum of (i) eighty-five percent (85%) of Tangible Net Worth as of September 30, 2011 less the aggregate amount of the liquidation preference of the Borrower’s outstanding preferred Stock (i.e., $10.00 per share) plus (ii) seventy-five percent (75%) of Positive Net Income for each such successive Fiscal Quarter. As used herein “Positive Net Income” means Net Income for such Fiscal Quarter, with no deduction for any net losses in any Fiscal Quarter.

6.14.2 Leverage Ratio. A ratio of Total Debt on that date to Tangible Net Worth of not more than 4.50 : 1.0.

6.14.3 Minimum Ratio of EBITDA to Consolidated Interest. A ratio of EBITDA to Consolidated Interest of at least 2.25 : 1.0. As used herein, “EBITDA” means, with respect to any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense of Borrower and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate Protection Agreements plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), minus (f) the aggregate amount of federal and state credits against taxes on or measured by income of such Borrower and its Subsidiaries for that period (whether or not usable during that period), plus (g) depreciation, amortization and Engine write-downs of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied; provided that “EBITDA” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133). As used herein, “Consolidated Interest” shall mean with respect to Borrower and its Subsidiaries as of the last day of any fiscal period, the sum of all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including net payment obligations pursuant to Interest Rate Protection Agreements and any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP; provided that “Consolidated Interest” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

6.15 Subordination of Third Party Fees. Borrower shall agree to subordinate, on terms satisfactory to Administrative Agent, any fees paid to any Subsidiaries or Affiliates of Borrower pursuant to ongoing contractual arrangements for services provided to Borrower, including without limitation, licensing, management and marketing fees.

6.16 Maintenance of Borrowing Base. Subject to Borrower’s right to cure set forth in Section 2.8.3, maintain the value of the Borrowing Base at all times such that no Borrowing Base Deficiency occurs.

6.17 Placards. Affix and maintain or use its best efforts to cause each Lessee under a Lease to affix to and maintain on all Eligible Engine(s) or item(s) of Eligible Equipment (other than Eligible Parts) a placard bearing an inscription substantially in the form attached hereto as Exhibit L or such other inscription as Security Agent from time to time may reasonably request.

The Borrower shall, upon request, provide to Administrative Agent and Security Agent a list of all Eligible Engines or items of Eligible Equipment (other than Eligible Parts) subject to a Lease indicating, to the best knowledge of the Borrower, which Engines have placards affixed and on which no such placard is affixed.

6.18 Maintenance of Current Depreciation Policies. Maintain its method of depreciating its assets substantially consistent with past practices as set forth in Schedule 5.22 and promptly notify the Banks of any deviation from such practices.

6.19 Preservation of International Interests. At its expense, Borrower shall or shall cause any other Party, as applicable, to (i) register with the FAA and/or International Registry, and thereafter maintain, the Lien, International Interest and assignment of International Interest of each Mortgage and Security Agreement and Owner Trustee Mortgage and Security Agreement and the International Interest of each Cape Town Eligible Lease; and (ii) maintain the rights and International Interests and assignment of International Interest of the Engine Owner, Equipment Owner and Security Agent in each Registerable Asset, as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention. The Borrower agrees to furnish Security Agent with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

6.20 Maintenance of WEST Management Agreement and Servicing Agreement. Maintain substantially consistent with past practices and not terminate Borrower’s interest and/or role under the WEST Administrative Agency Agreement and Borrower’s management fee arrangement under the WEST Servicing Agreement and promptly notify the Banks of any deviation from such practices.

6.21 Notice of Non-Lender Protection Agreement. Promptly upon the execution of any such Non-Lender Protection Agreement or incurrence of such obligation after the Closing Date and until the Termination Date, Borrower shall provide to Administrative Agent prompt written notice of such event and a copy of such Non-Lender Protection Agreement.

7.	NEGATIVE COVENANTS

Borrower covenants and agrees that Borrower and its Subsidiaries shall not, directly or indirectly, by operation of law or otherwise:

7.1 Modification of Formation Documents. Amend its certificate of incorporation or formation documents in such a way that could reasonably be expected to have a Material Adverse Effect.

7.2 Modification of Debt. Cancel or modify any Indebtedness owing to it, except for reasonable consideration in the ordinary course of its business or to the extent that it would not have a Material Adverse Effect on Borrower’s financial condition.

7.3 Net Income. Permit Net Income of the Borrower and its Subsidiaries for any two consecutive Fiscal Quarters, as reported at the end of each such Fiscal Quarter, to be less than zero.

7.4 Payment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation; provided that Borrower and its Subsidiaries shall be permitted to pay regularly scheduled payments of principal and interest on Subordinated Obligations so long as no Event of Default is then continuing.

7.5 Mergers. Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower that is not prohibited by Section 7.6; provided that (i) Borrower is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom, (iv) Borrower executes such amendments to the Loan Documents as Administrative Agent may reasonably determine are appropriate as a result of such merger, (v) the aggregate consideration paid or to be paid (whether cash, notes, stock, or assumption of debt or otherwise) by the Borrower and/or its Subsidiaries in any one such merger or consolidation does not exceed $25,000,000.00, and (vi) such aggregate consideration with respect to all such mergers or consolidations shall not exceed $50,000,000.00 in any Fiscal Year. Without limitation, no such merger or consolidation shall result in a violation of the terms of Section 6.2 or Section 6.14 based on pro forma financials.

7.6 Hostile Acquisitions. Directly or indirectly use the proceeds of any Loan in connection with the Acquisition of a public corporation if such Acquisition is opposed by the board of directors of such corporation or business entity.

7.7 ERISA. Create or maintain any Pension Plans or incur any withdrawal liability to any Multiemployer Plan (as defined in Section 5.13).

7.8 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

7.9 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its respective Property or any Collateral or engage in any sale and leaseback transaction with respect to any of its respective Property or any Collateral, whether now owned or hereafter acquired, except:

7.9.1 Liens and Negative Pledges under the Loan Documents and as permitted in Section 7.18;

7.9.2 Permitted Liens; or

7.9.3 Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition; or

7.9.4 Liens securing (i) purchase money Indebtedness permitted by Section 7.10.8 and (ii) Indebtedness that directly or indirectly refinances purchase money Indebtedness referred to in clause (i) and that is otherwise permitted by Section 7.10, solely to the extent such Liens are on and limited to the capital assets acquired, constructed or financed with the proceeds of the Indebtedness referred to in clause (i); or

7.9.5 Sale and leaseback transactions with respect to Engines or Equipment not included in the Borrowing Base.

7.10 Indebtedness and Guaranteed Indebtedness. Create, incur or assume any Indebtedness or Guaranty Indebtedness except:

7.10.1 Indebtedness and Guaranteed Indebtedness existing on the Closing Date and disclosed in Schedule 7.10, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

7.10.2 Indebtedness and Guaranteed Indebtedness under the Loan Documents;

7.10.3 In addition to Indebtedness permitted in Section 7.10.7 below, intercompany Indebtedness and intercompany Guaranteed Indebtedness of Borrower or any of its Subsidiaries not to exceed $5,000,000.00 outstanding at any one time;

7.10.4 Indebtedness consisting of Capital Lease Obligations not to exceed $5,000,000.00 outstanding at any one time;

7.10.5 Subordinated Obligations in such amount as may be approved in writing by Agents and Credit Facility Lenders;

7.10.6 Indebtedness consisting of Interest Rate Protection Agreements solely to the extent entered into in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property and not for the purpose of speculation or taking a market risk;

7.10.7 Guaranteed Indebtedness in support of the obligations of a Wholly-Owned Subsidiary, provided that such primary obligations of the Wholly-Owned Subsidiary are not prohibited by this Agreement; and

7.10.8 In addition to the foregoing, Permitted Indebtedness.

7.11 Transactions with Affiliates. Make, or suffer to exist, any loan or advance or extend any credit to any Person, including, without limitation, any Affiliate of the Borrower other than:

7.11.1 advances to employees in the ordinary course of business not to exceed $100,000.00 in the aggregate outstanding at any time;

7.11.2 trade credit advanced in the ordinary course of business;

7.11.3 transactions between or among Borrower and its Subsidiaries; and

7.11.4 transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power.

7.12 Amendments to Subordinated Obligations. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of Lenders.

7.13 Non-Lender Protection Agreements. Cause or permit the aggregation notional amount of all Non-Lender Protection Agreements entered into after the date of this Agreement and not shown on Schedule 5.22 to exceed $75,000,000.00 without Requisite Lenders’ written approval.

7.14 Distributions. Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of its Stock now or hereafter outstanding (each and collectively a “Distribution”); provided that the Borrower may (i) declare and pay dividends if no Default or Event of Default exists prior to or after giving effect to such declaration or payment, (ii) repurchase up to $20,000,000.00 of its issued and outstanding shares of common Stock in each fiscal year provided no Default or Event of Default exists prior to, or would result after, such repurchase or (iii) repurchase its issued and outstanding shares of preferred Stock, in whole or in part, provided no Default or Event of Default exists prior to, or would result after, such repurchase.

7.15 Investments. Make or suffer to exist any Investment, other than:

7.15.1 Investments in existence on the Closing Date and disclosed on Schedule 7.15, which, for the avoidance of doubt, shall include Investments made as of the Closing Date in the two entities referenced in the definition of “Excluded Subsidiaries” but which entities are not yet in existence on the Closing Date and Guaranteed Indebtedness permitted in sub-clause (ii) of the definition of Permitted Indebtedness;

7.15.2 Investments consisting of Cash Equivalents or Cash, which may be held in ordinary demand deposit accounts;

7.15.3 Investments in a Person that is the subject of an Acquisition not prohibited by Section 7.6;

7.15.4 Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;

7.15.5 Investments in a Subsidiary that is a Wholly-Owned Subsidiary but that is not an Excluded Subsidiary; provided that Borrower shall not (a) create, acquire or allow to exist any Subsidiary other than Excluded Subsidiaries, unless such Subsidiary shall have executed and delivered to the Security Agent and the Administrative Agent a Subsidiary Guaranty and a joinder agreement to the Security Agreement in form acceptable to the Security Agent creating in favor of the Security Agent a first priority perfected Lien on its assets, provided that such Lien shall be subject and subordinate to any Lien on assets permitted by Section 7.9 securing Indebtedness permitted by Section 7.10 unless the Borrower, despite the exercise of reasonable efforts, shall be unable to close such financing with the Security Agent’s subordinate Lien thereon (in which event, assuming no Default exists or would exist after giving effect to such financing, the Security Agent shall not be required to have a Lien on the assets securing such Permitted Indebtedness; provided, however, in such instance, Borrower shall have executed and delivered to the Security Agent and the Administrative Agent a Stock Pledge Agreement in form acceptable to the Security Agent pledging all issued and outstanding shares of stock held by Borrower in such Subsidiary to Security Agent), or (b) purchase or otherwise acquire (unless no Default exists or would exist immediately thereafter) including, without limitation, by way of share exchange, any part or amount of the capital stock or assets of, or make any Investments in any other Person, except for stock, obligations or securities received in settlement of debts owing to it created in the ordinary course of business and Investments otherwise expressly permitted under this Agreement;

7.15.6 Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

7.15.7 Investments received in connection with the settlement of a bona fide dispute with another Person;

7.15.8 Investments: (i) up to $20,000,000.00 in the aggregate from the Closing Date to the Maturity Date and (ii) in excess of $20,000,000.00 or more in the aggregate, provided such Investments are approved in writing by the Requisite Lenders;

7.15.9 Notes receivable in an aggregate up to $10,000,000.00; or

7.15.10 Subject to Section 7.13, Interest Rate Protection Agreements.

7.16 Additional Bank Accounts. Directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts where money is or may be deposited or maintained outside the United States of America unless, in the case of any accounts in the name of any Leasing Subsidiary, amounts deposited into any such account are swept into Borrower’s operating account once per calendar month, and in the case of any other such account, such deposit balances are less than $1,000,000 in the aggregate.

7.17 No Adverse Selection. Allow any adverse selection procedures to be used by the Borrower as between the credit facility established by this Agreement and any other credit facility to which the Borrower is a party (including, without limitation, the WEST Funding Facility) in selecting any Engine or item of Equipment for inclusion in the Borrowing Base.

7.18 Negative Pledge/WEST. Borrower shall not cause or permit Liens or Negative Pledges on the Borrower’s interest in the WEST Subsidiaries or the WEST Administrative Agency Agreement and/or management fee arrangement with WEST under the Servicing Agreement other than Liens or negative pledges currently existing under the WEST Funding Facility provided such Liens or Negative Pledges shall not adversely affect such management agreement or Borrower’s interest therein.

7.19 Subsidiary Operations. Borrower (i) shall not permit WLFC Funding (Ireland) Limited to maintain operations or assets or earn any income and (ii) shall not permit Willis Lease France to maintain any operations other than employment of persons resident in France or hold material assets or earn material operating income unless, in each case, such Subsidiary shall have executed a Subsidiary Guaranty and Security Agreement as required under this Agreement (or if a Subsidiary Guaranty and Security Agreement cannot feasibly be delivered under Applicable Law, Borrower shall have pledged its equity ownership interest in such entity to Security Agent as Collateral).

8.	INFORMATION AND REPORTING REQUIREMENTS

8.1 Reports and Notices. Borrower represents, warrants and agrees that, from and after the Closing Date until the Termination Date, Borrower shall deliver to Administrative Agent:

8.1.1 within forty-five (45) days following the end of each of the first three Fiscal Quarters of each Fiscal Year (unless an extension is approved by the Securities Exchange Commission), (1) SEC Form 10-Q of Borrower for such Fiscal Quarter, (2) a Compliance Certificate and (3) a company prepared financial statement for Borrower on a non-consolidated basis.

8.1.2 within ninety (90) days following the end of each Fiscal Year (unless an extension is approved by the Securities Exchange Commission) or, in any event, within fifteen (15) days of a timely filing with the SEC, (1) the Financial Statements of Borrower for such Fiscal Year accompanied by an unqualified report and opinion by an independent certified public accounting firm acceptable to Administrative Agent certified by an Authorized Signatory, and (2) a Compliance Certificate.

8.1.3 on or before May 31 of each calendar year, the audited financial statements of WEST (unconsolidated).

8.1.4 as soon as practicable and in any event within 15 days after the end of each calendar month, a report listing the Leases of Engines and Equipment in the Borrowing Base (in form and substance reasonably satisfactory to the Administrative Agent).

8.1.5 as soon as available, but in any event within fifteen (15) days after the end of the immediately preceding calendar month, a Borrowing Base Certificate of the Borrower showing, as of the end of such calendar month setting forth, among other things, the Eligible Engines and Eligible Equipment that are subject to an Eligible Lease. The Borrowing Base Certificate shall also include a list of all Engines and Equipment acquired by the Borrower since the date of the last Borrowing Base Certificate delivered to Administrative Agent.

8.1.6 within twenty (20) days following the receipt by Administrative Agent of the Borrowing Base Certificate covering the last month of a Fiscal Quarter, an Appraisal with respect to Eligible Engines and/or Eligible Equipment added to the Borrowing Base during the Fiscal Quarter just ended. In addition, at least once per each Fiscal Year, the Borrower shall permit the Security Agent to retain an Appraiser (at Borrower’s expense) to conduct an appraisal with respect to all Eligible Engines and Eligible Equipment included in the Borrowing Base. Each Appraisal shall assign specific values for the Engines covered thereby.

8.1.7 promptly, notice in writing of (i) any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts, individually or in the aggregate, in excess of $5,000,000, affecting the Borrower or any Subsidiary as a defendant, whether or not fully covered by insurance, and regardless of the subject matter thereof, or, if no monetary amounts are claimed in connection therewith, which proceeding or dispute, if determined or resolved against the Borrower or any Subsidiary is reasonably likely to have a Material Adverse Effect on the Borrower or any Subsidiary or (ii) any cancellation or threatened cancellation by any insurance carrier of any insurance policy or policies carried by the Borrower or by any of its Subsidiaries on the assets and properties of the Borrower or any Subsidiary.

8.1.8 promptly, and in any event within two (2) Business Days of when the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notice in writing in the event that at any time a Borrowing Base Deficiency exists, and promptly, and in any event within five (5) Business Days, notify in writing the Administrative Agent of any material damage to or other Event of Loss with respect to any Eligible Engine or Eligible Equipment.

8.1.9 promptly upon the earlier of the date on which the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notify the Administrative Agent (or, in the case of (f) below, the Security Agent) by telephone (to be confirmed within three calendar days in writing from the Borrower to each Bank) of the occurrence of any of the following:

(a) any Default or Event of Default;

(b) any breach under any contract or contracts and breach involves payments by the Borrower in an aggregate amount equal to or in excess of $5,000,000;

(c) a default or event of default under or as defined in any evidence of or agreements for any Indebtedness for borrowed money under which the Borrower’s liability is equal to or in excess of $5,000,000, individually or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Borrower or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

(d) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Borrower or any Subsidiary;

(e) any litigation, administrative proceeding or investigation which could reasonably have a Material Adverse Effect on the Borrower or any Subsidiary;

(f) any instance in which Engines or Equipment are operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry confiscation or expropriation insurance for which such insurance has not been obtained or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation; and

(g) any “Early Amortization Event,” Event of Default or “Servicer Termination Event” (as such terms are defined in the WEST Funding Facility) under the WEST Funding Facility.

8.1.10 promptly upon the filing thereof with the SEC one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by the Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

8.1.11 subject to the prohibitions set forth in Section 7.1 hereof, promptly deliver to the Administrative Agent copies of any material amendments, modifications or supplements to (i) certificate of incorporation or by-laws, and (ii) the WEST Funding Facility, certified, with respect to the certificate of incorporation, by the appropriate state officials, and, with respect to the other foregoing documents, by the secretary or assistant secretary of the Borrower as a true and correct copy thereof.

8.1.12 promptly, notice in writing of any merger or consolidation involving the Borrower.

8.2 Other Reports. Borrower shall, upon the request of any Agent, furnish to Administrative Agent and/or Security Agent such other reports in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or the Collateral, all in reasonable detail in each case as the Administrative Agent shall reasonably request.

9.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

9.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” under this Agreement:

9.1.1 Borrower shall fail to make any required payment in respect of any Obligations within three (3) Business Days after the same shall become due and payable or is declared due and payable (provided that no grace period shall apply to principal payments required under this Agreement or to nonpayment of the Obligations on the Maturity Date); or

9.1.2 Borrower shall fail or neglect to, or shall fail to cause the applicable Owner Trustee to, perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms, Obligations (other than under Section 9.1.1) or provisions contained in this Agreement or any of the other Loan Documents and such default shall have continued for a period of thirty (30) days after Agent’s or any Lender’s notice to Borrower, of such default hereunder; provided, that there shall be no grace period for Borrower’s failure to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 6.14 and Section 7 (except for Section 7.9); or

9.1.3 an event of default shall occur under any Indebtedness to which Borrower, any Subsidiary or Excluded Subsidiaries other than WEST and the WEST Subsidiaries is a party, or by which any such Person or its property is bound, and such event of default (1) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $5,000,000, or (2) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding $5,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

9.1.4 any representation or warranty in this Agreement or any other Loan Document, or in any written statement, report or certificate pursuant hereto or thereto, shall be untrue or incorrect in any material respect as of the date when made or deemed to be made by the Borrower or any Subsidiaries; or

9.1.5 any of the assets of Borrower or any Subsidiary having a value of $5,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and any of the foregoing shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower or any Subsidiary shall apply for the appointment of a receiver, trustee or custodian for the assets of Borrower or any Subsidiary and the order appointing such receiver, trustee or custodian shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its Property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

9.1.6 a case or proceeding shall have been commenced involuntarily against Borrower or any Subsidiary in a court having competent jurisdiction seeking a decree or order: (1) under the Bankruptcy Code or any other applicable Federal, state or foreign Bankruptcy or other similar law, and seeking either (i) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (ii) the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (2) invalidating or denying (i) any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document, or (ii) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

9.1.7 Borrower or any Subsidiary shall (1) file a petition under the Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, (2) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (3) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (4) take any corporate action in furtherance of any such action; or

9.1.8 final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Borrower or any Subsidiary, unless the same shall be (i) fully covered by insurance (subject to any contractual deductibles) and the issuer(s) of the applicable policies shall have acknowledged substantial coverage in writing within thirty (30) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

9.1.9 Borrower or any Subsidiary voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated, provided that (i) the Borrower may terminate any Owner Trust in connection with a sale or consignment of the Collateral owned by such Owner Trust and (ii) the Borrower may, with the prior approval of the Administrative Agent, dissolve, terminate or otherwise liquidate any Subsidiary so long as (A) the aggregate total assets of the Subsidiary dissolved, terminated or liquidated immediately prior to such event does not represent more than five percent (5%) of the consolidated total assets of Borrower and its Subsidiaries, and (B) with respect to any such Subsidiary that has or is required to execute a Subsidiary Guaranty, following the dissolution, termination or liquidation of such Person, substantially all of the assets of such Person are transferred to Borrower or another Person that then guaranties the Obligations pursuant to a Subsidiary Guaranty; or

9.1.10 Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or other Governmental Authority, the effect of which order restricts such Person from conducting all or any material part of its business; or

9.1.11 the loss, suspension, revocation or failure to renew any License or permit now held or hereafter acquired by Borrower or any Subsidiary, which loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

9.1.12 any Lien or any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Security Agent shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral covered or purported to be covered thereby; or

9.1.13 any Change of Control of Borrower shall have occurred; or

9.1.14 The occurrence of any Event of Default or Servicer Termination (as such terms are defined in the WEST Funding Facility) under the WEST Funding Facility.

9.2 Remedies.If any Default or Event of Default has occurred and is continuing, then, subject to Section 13.4.4 hereof, Administrative Agent will be entitled to, with the prior written approval of Requisite Lenders (or all of the Lenders, as applicable), exercise one or more of the following remedies: (1) upon notice to Borrower from Administrative Agent, increase the rate of interest applicable to the Loans (excluding any Letter of Credit Obligations) to the Default Rate effective as of the date of the initial Default; or (2) terminate or suspend Lenders’ obligation to make further Loans or incur further Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Agent may (upon prior written approval of Requisite Lenders), without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully collateralized; or (iii) exercise any rights and remedies provided to Agents under the Loan Documents or at law or equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Sections 9.1.5, 9.1.6 or 9.1.7, the Obligations shall become immediately due and payable (and any obligation of Lenders to make further Loans or incur any further Letter of Credit Obligations, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

9.3 Waivers by Borrower. Except for notices that Administrative Agent or Lender has otherwise agreed to give in this Agreement (whether under notice and cure provisions or otherwise) and to the fullest extent permitted by Applicable Law, Borrower waives: (a) presentment, demand, protest, notice of maturity, intent to accelerate, acceleration, default, and release of any or all Loan Documents or the Notes; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevin, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

9.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by any Lender upon receipt as set forth in Section 2.13.

10.	SUCCESSORS AND ASSIGNS

Subject to the limitations on assignment and the grants of participations set forth in Section 12.8, each Loan Document shall be binding on and shall inure to the benefit of Borrower, Credit Facility Lenders, Security Agent and their respective successors and assigns, except as otherwise provided herein or therein. Borrower shall not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior written consent of all of the Lenders, and any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of all Lenders shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lenders with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.

11.	[Intentionally omitted.]

12.	MISCELLANEOUS

12.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by Administrative Agent, Security Agent, Credit Facility Lenders, Borrower and each other Person executing this Agreement or any other Loan Document, as applicable, and in accordance with Section 12.16 hereof.

12.2 Reimbursement and Expenses. Borrower will promptly pay:

12.2.1 without regard for whether any Loans are made or any Letter of Credit Obligations are incurred, all reasonable out-of-pocket expenses of Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Notes and the other Loan Documents, including all due diligence, all post-closing matters, syndication, and the transactions contemplated hereunder and thereunder and the making of the Loans and the incurrence of the Letter of Credit Obligations, including, recording and filing fees, and the reasonable fees and disbursements of counsel for Agents;

12.2.2 subject to the limitations set forth in Section 6.6, all reasonable out-of-pocket expenses of Agents in connection with the administration or monitoring of the Loans, the Collateral, this Agreement and the other Loan Documents in accordance with the provisions thereof, the restructuring and refinancing of the transaction herein contemplated, and in connection with the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by Agents relating to this Agreement or the other Loan Documents, including, auditing costs and expenses with respect to the Collateral and the reasonable attorneys’ fees and expenses of counsel;

12.2.3 all of Agents’ out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents, of collection of the Obligations, in any arbitration, mediation, legal action or proceeding (including any case under the Bankruptcy Code or similar laws), which, in each case, shall include reasonable fees and expenses of counsel for Agents;

12.2.4 all Charges levied on, or assessed, placed or made against any Collateral, the Notes or the other Loan Documents or the Obligations.

12.3 Indemnity.

12.3.1 Borrower shall indemnify and hold each Indemnified Person harmless from and against any Claim which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under this Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower shall not be liable for indemnification of an Indemnified Person to the extent that (a) such Claim is brought by any Indemnified Person against Borrower and Borrower is the prevailing party thereunder or (b) any such Claim is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR NOT EXTENDED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

12.3.2 In any suit, proceeding or action brought by Agent or any Credit Facility Lender relating to any item of Collateral or any amount owing hereunder, or to enforce any provision of any item of Collateral, Borrower shall save, indemnify and keep Agent and each Credit Facility Lender harmless from and against all expense, loss or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and however arising unless (a) such suit, proceeding or action is brought by Agent or any Credit Facility Lender against Borrower and Borrower is the prevailing party thereunder, or (b) any such suit, proceeding or action is finally determined by a court of competent jurisdiction to have resulted from Agent’s or any Credit Facility Lender’s gross negligence or willful misconduct. All obligations of Borrower with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or any Credit Facility Lender. This Section 12.3.2 shall survive the Termination Date.

12.4 No Waiver. Neither Agent’s nor any Credit Facility Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Agent’s or any Credit Facility Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege under this Agreement, (a) shall waive, affect or diminish any right of such Agent or any Credit Facility Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. Any suspension or waiver of a Default, Event of Default, or other provision under the Loan Documents must be in writing signed by an authorized employee of Administrative Agent or any Credit Facility Lender to be effective and shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Agent or any Credit Facility Lender would otherwise have had on any future occasion.

12.5 Severability; Drafting. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of any Loan Document shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower and all rights of Agents and Credit Facility Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the reimbursement and expense provisions of Section 12.2, the indemnity provisions of Section 12.3, and the governing law and venue provisions of Section 12.14 shall all survive the Termination Date. In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

12.6 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

12.7 Notices.

12.7.1 All notices and other communications under this Agreement and the other Loan Documents shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission or by electronic mail delivery addressed to the party to which such notice is directed at its address determined as provided in this Section 12.7 (provided that for electronic mail delivery of notices other than pursuant to Sections 8.1.1-8.1.5, an identical notice is also sent simultaneously by mail, overnight courier, or as otherwise provided in this Section 12.7). All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(a) If to Borrower:

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

Attn: General Counsel

Telephone No.: (415) 408-4712

Facsimile No.: (415) 408-4702

Email: tnord@willislease.com

(b) If to Administrative Agent, Security Agent, and/or to Issuing Lender:

Union Bank, N.A.

Northern California Commercial Banking Division

350 California Street

San Francisco, CA 94104

Attn: Commercial Finance Division

Telephone No.: (415) 705-7385

Facsimile No.: (415) 705-7111

Email: Kevin.Sullivan@unionbank.com

with a copy to:

Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111-4106

Attn: Juliette M. Ebert, Esq.

Telephone No.: (415) 434-9100

Facsimile No.: (415) 434-3947

Email: jebert@sheppardmullin.com

12.7.2 Any party to this Agreement may change the address to which notices shall be directed under this Section 12.7 by giving ten (10) days’ written notice of such change to the other parties.

12.8 Binding Effect; Assignment.

12.8.1 This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Agents, each of Credit Facility Lenders, and their respective permitted successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders. Each Credit Facility Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Credit Facility Lender may at any time pledge its Note or any other instrument evidencing its rights as a lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Credit Facility Lender hereunder absent foreclosure of such pledge.

12.8.2 From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Revolving Commitment; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by Administrative Agent and, provided no Default or Event of Default then exists, Borrower, which approval(s) shall not be unreasonably withheld, conditioned or delayed; (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to Administrative Agent as hereinbelow provided; (iii) except in the case of an assignment (a) to an Affiliate of the assigning Lender or to another Lender or (b) of the entire remaining Revolving Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Revolving Commitment that is equivalent to less than $5,000,000.00; and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Revolving Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note(s)) to such assignee Lender, Note(s) evidencing that assignee Lender’s Pro Rata Share of the Revolving Commitment, and to the assigning Lender, Note(s) evidencing the Pro Rata Share retained by the assigning Lender.

12.8.3 By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Revolving Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

12.8.4 Administrative Agent shall maintain at Administrative Agent’s Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the “Register”) of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to Administrative Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of a non-refundable assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) from such Lender or Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 2.1 giving effect thereto. Borrower, Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Revolving Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Revolving Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Revolving Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Revolving Commitment.

12.8.5 Each Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Revolving Commitment; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 12.3 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation; (iv) Borrower, Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (v) the participation interest shall be expressed as a percentage of the granting Lender’s Pro Rata Share of the Revolving Commitment as it then exists and shall not restrict an increase in the Revolving Commitment, or in the granting Lender’s Pro Rata Share of the Revolving Commitment, so long as the amount of the participation interest is not affected thereby; and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents and the Lender granting such participation shall be empowered to bind such participant for the purpose of all consents, waiver and amendments other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release all or a substantial portion of the Collateral from the Lien of the Collateral Documents if the effect thereof is to cause the outstanding principal amount of the Loans to exceed the amount of the Borrowing Base, except if such release of Collateral occurs in connection with a disposition permitted under this Agreement in which case such release shall not require the consent of any of the Lenders or of any holder of a participation interest in the Revolving Commitment.

12.9 Right of Setoff. If an Event of Default has occurred and is continuing, Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other Applicable Laws and, to the extent permitted by Applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

12.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to Applicable Laws: (a) the Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender’s share of the Obligations immediately prior to, and without taking into account, the payment; provided that if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 12.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 12.10 may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

12.11 Section Titles. The Section titles and Table of Contents contained in this Agreement and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

12.12 Counterparts. Each Loan Document may be executed in any number of identical counterparts, which shall constitute an original and collectively and separately constitute a single instrument or agreement. Execution of any such counterpart may be evidenced by a facsimile transmission or electronic delivery of the signature of such party. The execution of this Agreement or any other Loan Document by any Party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

12.13 Time of the Essence. Time is of the essence for payment and performance of the Obligations.

12.14 GOVERNING LAW; VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND ANY CREDIT FACILITY LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT CREDIT FACILITY LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE

DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY CREDIT FACILITY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT OR CREDIT FACILITY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.7 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE BORROWER’S ACTUAL RECEIPT THEREOF.

12.15 WAIVER OF JURY TRIAL. To the extent permitted by law, in connection with any action or proceeding, whether brought in state or federal court, Borrower, Agents and each Credit Facility Lender hereby expressly, intentionally and deliberately waive any right such party may otherwise have to trial by jury of any claim, cause of action, action, dispute or controversy between or among such parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) any of the Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements of any of the foregoing, (ii) any negotiations or communications relating to the Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements thereof, whether or not incorporated into the Loan Documents; or (iii) any alleged agreements, promises, representations or transactions in connection therewith.

12.16 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other party therefrom, may in any event be effective unless in writing signed by Agents with the written approval of the Requisite Lenders (to the extent such Requisite Lender approval is required by this Agreement and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower, and, in the case of any amendment, modification or supplement to Section 13 or Section 14, signed by Administrative Agent or Security Agent, respectively), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

12.16.1 To amend or modify the principal of (other than in accordance with Section 2.19), or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Revolving Commitment or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

12.16.2 To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Revolving Commitment;

12.16.3 To amend the provisions of the definition of “Requisite Lenders” or “Maturity Date” or to increase the percentages of Net Book Value as set forth in paragraphs (a) – (d) in the definition of “Borrowing Base,” or

12.16.4 To release all or a substantial portion of the Collateral from the Lien of the Collateral Documents if the effect thereof would be to cause a Borrowing Base Deficiency;

12.16.5 To amend or waive Section 4 or this Section 12.16 or any part thereof; or

12.16.6 To amend any provision of this Agreement that expressly requires the consent or approval of all or a specified portion of the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.16 shall apply equally to, and shall be binding upon, all the Lenders and Administrative Agent.

12.17 Foreign Lenders and Participants. Each Lender that is incorporated or otherwise organized under the Applicable Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 12.8, if applicable) two duly completed copies, signed by an authorized officer, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form W-8BEN (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re designation of its LIBOR lending office, if any) to avoid any requirement of Applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or Administrative Agent become aware that a participation has been granted pursuant to Section 12.8.5 to a financial institution that is incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and Administrative Agent as would be required under this Section if such financial institution were a Lender.

12.18 Custodial Agreement. The Security Agent has entered into one or more agreements with third parties pursuant to which agreements such third parties will hold custody to any or all of the Collateral as set forth in Schedule 5.23. Without limiting the foregoing, the Administrative Agent and each of the other Lenders hereto acknowledge and agree (i) to the terms and conditions of the Custodial Agreement; (ii) that the third party custodian thereto may hold each of the documents and instruments to be delivered therein, including without limitation, the “chattel paper” original of each Lease, for the benefit of the Security Agent; and (iii) that the Security Agent shall not be liable in the event of any damage, loss or destruction of any of the documents or instruments to be delivered therein, including without limitation, the “chattel paper” originals of each Lease, by such third party custodian.

13.	ADMINISTRATIVE AGENT

13.1 Appointment and Authorization. Subject to Section 12.8, each Credit Facility Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof or are reasonably incidental, as determined by Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of Administrative Agent as trustee for any Credit Facility Lender or as representative of any Credit Facility Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

13.2 Administrative Agent and Affiliates. Union Bank, N.A. (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Credit Facility Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” includes Union Bank, N.A. in its individual capacity. Union Bank, N.A. (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or any Affiliate of Borrower, as if it were not Administrative Agent and without any duty to account therefor to Credit Facility Lenders. Union Bank, N.A. (and each successor Administrative Agent) need not account to any other Credit Facility Lender for any monies received by it in its capacity as a Credit Facility Lender hereunder. Administrative Agent shall not be deemed to hold a fiduciary relationship with any Credit Facility Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent.

13.3 Lenders’ Credit Decisions. Each Credit Facility Lender agrees that it has, independently and without reliance upon Administrative Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Credit Facility Lender also agrees that it shall, independently and without reliance upon Administrative Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

13.4 Action by Administrative Agent.

13.4.1 Absent actual knowledge of Administrative Agent of the existence of a Default, Administrative Agent may assume that no Default has occurred and is continuing, unless Administrative Agent (or the Credit Facility Lender that is then Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Credit Facility Lender stating the nature of the Default and that such Credit Facility Lender considers the Default to have occurred and to be continuing.

13.4.2 Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

13.4.3 Except for any obligation expressly set forth in the Loan Documents and as long as Administrative Agent may assume that no Event of Default has occurred and is continuing, Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16) and those instructions shall be binding upon Administrative Agent and Credit Facility Lenders, provided that Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Administrative Agent, in substantial risk of liability to Administrative Agent.

13.4.4 If Administrative Agent has received a notice of any Event of Default, Administrative Agent shall immediately give notice thereof to Credit Facility Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16), provided that Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Administrative Agent, in substantial risk of liability to Administrative Agent, and except that if the Requisite Lenders fail, for five (5) Business Days after the receipt of notice from Administrative Agent, to instruct Administrative Agent, then Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of Credit Facility Lenders.

13.4.5 Absent its gross negligence or willful misconduct, Administrative Agent shall have no liability to any Credit Facility Lender for acting, or not acting, as instructed by the Requisite Lenders, notwithstanding any other provision hereof.

13.5 Liability of Administrative Agent. Neither Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, Administrative Agent and its directors, officers, agents, employees and attorneys:

13.5.1 May treat the payee of any Note as the holder thereof until Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to Administrative Agent, signed by the payee, and may treat each Credit Facility Lender as the owner of that Credit Facility Lender’s interest in the Obligations for all purposes of this Agreement until Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to Administrative Agent, signed by that Credit Facility Lender;

13.5.2 May consult with legal counsel (including in-house legal counsel), accountants (including in house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or Credit Facility Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;

13.5.3 Shall not be responsible to any Credit Facility Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;

13.5.4 Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower;

13.5.5 Will not be responsible to any Credit Facility Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

13.5.6 Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties; and

13.5.7 Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower thereof or paid or payable to or received or receivable from any Credit Facility Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Loans and other amounts; provided that, promptly upon discovery of such an error in computation, Administrative Agent, Credit Facility Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

13.6 Indemnification. Each Credit Facility Lender shall, ratably in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes, indemnify and hold Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Credit Facility Lender shall reimburse Administrative Agent upon demand for that Credit Facility Lender’s share (as set forth in this Section) of any out of pocket cost or expense incurred by Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other party is required by Section 12.2 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 13.6 shall entitle Administrative Agent or any indemnitee referred to above to recover any amount from Credit Facility Lenders if and to the extent that such amount has theretofore been recovered from Borrower. To the extent that Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by Credit Facility Lenders in respect of such amount.

13.7 Successor Administrative Agent. Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to Credit Facility Lenders and Borrower, effective upon acceptance of appointment by a successor Administrative Agent. If Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among Credit Facility Lenders a successor Administrative Agent for Credit Facility Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Credit Facility Lenders and Borrower, a successor Administrative Agent from among Credit Facility Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 13, and Section 12.3, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if (a) Administrative Agent has not been paid those fees referenced in Section 2.6.3 or has not been reimbursed for any expense reimbursable to it under Sections 12.2 or 12.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Credit Facility Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

13.8 No Obligations of Borrower. Nothing contained in this Section 13 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Administrative Agent of its obligations to Credit Facility Lenders under any provision of this Agreement, and Borrower shall have no liability to Administrative Agent or any of Credit Facility Lenders in respect of any failure by Administrative Agent or any Credit Facility Lender to perform any of its obligations to Administrative Agent or Credit Facility Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Administrative Agent for the account of Credit Facility Lenders, Borrower’s obligations to Credit Facility Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to Administrative Agent in the manner provided by this Agreement. In addition, Borrower may rely on a written statement by Administrative Agent to the effect that it has obtained the written consent of the Requisite Lenders or Credit Facility Lenders, as applicable under Section 12.16, in connection with a waiver, amendment, consent, approval or other action by Credit Facility Lenders hereunder, and shall have no obligation to verify or confirm the same.

14.	SECURITY AGENT

14.1 Appointment and Authorization. Each Credit Facility Lender hereby irrevocably appoints and authorizes Security Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents and any other Loan Documents as are delegated to Security Agent by the terms thereof or are reasonably incidental, as determined by Security Agent, thereto. This appointment and authorization is intended solely for the purpose of securing the Collateral as set forth in this Agreement and does not constitute appointment of Security Agent as trustee for any Credit Facility Lender or as representative of any Credit Facility Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Security Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

14.2 Security Agent and Affiliates. Union Bank, N.A. (and each successor Security Agent) shall not be deemed to hold a fiduciary relationship with any Credit Facility Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Security Agent.

14.3 Proportionate Interest in any Collateral. Security Agent, on behalf of Credit Facility Lenders and Non-Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein to be received or held by Security Agent. Subject to Agents’ and Credit Facility Lenders’ rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys’ fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by Security Agent or a Credit Facility Lender) and subject to the application of payments in accordance with Section 9.4, each Credit Facility Lender and Non-Lender shall have an interest in such collateral or interests therein in the same proportion that the aggregate obligations owed such Credit Facility Lender or Non-Lender, under the Loan Documents and/or any Non-Lender Protection Agreement, as applicable, bears to the aggregate obligations owed under the Loan Documents and all Non-Lender Protection Agreement, without priority or preference among Credit Facility Lenders.

14.4 Lenders’ Credit Decisions. Each Credit Facility Lender agrees that it has, independently and without reliance upon Security Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Credit Facility Lender also agrees that it shall, independently and without reliance upon Security Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

14.5 Action by Security Agent.

14.5.1 Absent actual knowledge of Security Agent of the existence of a Default, Security Agent may assume that no Default has occurred and is continuing, unless Security Agent (or the Lender that is then Security Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Credit Facility Lender stating the nature of the Default and that such Credit Facility Lender considers the Default to have occurred and to be continuing.

14.5.2 Security Agent has only those obligations under the Loan Documents as are expressly set forth therein.

14.5.3 Except for any obligation expressly set forth in the Loan Documents and as long as Security Agent may assume that no Event of Default has occurred and is continuing, Security Agent may, but shall not be required to, exercise its discretion to act or not act, except that Security Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16) and those instructions shall be binding upon Security Agent and all Credit Facility Lenders, provided that Security Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Security Agent, in substantial risk of liability to Security Agent.

14.5.4 If Security Agent has received a notice specified in Section 14.5.1, Security Agent shall immediately give notice thereof to Credit Facility Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16), provided that Security Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Security Agent, in substantial risk of liability to Security Agent, and except that if the Requisite Lenders fail, for five (5) Business Days after the receipt of notice from Security Agent, to instruct Security Agent, then Security Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of Credit Facility Lenders.

14.5.5 Absent its gross negligence or willful misconduct, Security Agent shall have no liability to any Credit Facility Lender for acting, or not acting, as instructed by the Requisite Lenders, notwithstanding any other provision hereof.

14.6 Liability of Security Agent. Neither Security Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, Security Agent and its directors, officers, agents, employees and attorneys:

14.6.1 May treat the payee of any Note as the holder thereof until Security Agent receives notice of the assignment or transfer thereof, signed by the payee, and may treat each Credit Facility Lender as the owner of that Credit Facility Lender’s interest in the Obligations for all purposes of this Agreement until Security Agent receives notice of the assignment or transfer thereof, signed by that Credit Facility Lender;

14.6.2 May consult with legal counsel (including in-house legal counsel), accountants (including in house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or Credit Facility Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;

14.6.3 Shall not be responsible to any Credit Facility Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;

14.6.4 Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower;

14.6.5 Will not be responsible to any Credit Facility Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral; and

14.6.6 Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties.

14.7 Indemnification. Each Credit Facility Lender shall, ratably in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes, indemnify and hold Security Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by Security Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Security Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Credit Facility Lender shall reimburse Security Agent upon demand for that Lender’s Pro Rata Share of any out of pocket cost or expense incurred by Security Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other party is required by Section 12.2 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 14.7 shall entitle Security Agent or any indemnitee referred to above to recover any amount from Credit Facility Lenders if and to the extent that such amount has theretofore been recovered from Borrower. To the extent that Security Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by Credit Facility Lenders in respect of such amount.

14.8 Successor Security Agent. Security Agent may, and at the request of the Requisite Lenders shall, resign as Security Agent upon reasonable notice to Credit Facility Lenders and Borrower effective upon acceptance of appointment by a successor Security Agent. If Security Agent shall resign as Security Agent under this Agreement, the Requisite Lenders shall appoint from among Credit Facility Lenders a successor Security Agent for Credit Facility Lenders, which successor Security Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Security Agent is appointed prior to the effective date of the resignation of Security Agent, Security Agent may appoint, after consulting with Credit Facility Lenders and Borrower, a successor Security Agent from among Credit Facility Lenders. Upon the acceptance of its appointment as successor Security Agent hereunder, such successor Security Agent shall succeed to all the rights, powers and duties of the retiring Security Agent and the term “Security Agent” shall mean such successor Security Agent and the retiring Security Agent’s appointment, powers and duties as Security Agent shall be terminated. After any retiring Security Agent’s resignation hereunder as Security Agent, the provisions of this Section 14, and Section 12.3, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent under this Agreement. Notwithstanding the foregoing, if (a) Security Agent has not been paid those fees referenced in Section 2.6.3 or has not been reimbursed for any expense reimbursable to it under Sections 12.2 or 12.3, in either case for a period of at least one (1) year and (b) no successor Security Agent has accepted appointment as Security Agent by the date which is thirty (30) days following a retiring Security Agent’s notice of resignation, the retiring Security Agent’s resignation shall nevertheless thereupon become effective and Credit Facility Lenders shall perform all of the duties of Security Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Security Agent as provided for above.

14.9 No Obligations of Borrower. Nothing contained in this Section 14 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Security Agent of its obligations to Credit Facility Lenders under any provision of this Agreement, and Borrower shall have no liability to Security Agent or any of Credit Facility Lenders in respect of any failure by Security Agent or any Credit Facility Lender to perform any of its obligations to Security Agent or Credit Facility Lenders under this Agreement.

15.	COMMITMENT COSTS AND RELATED MATTERS.

15.1 Eurodollar Costs and Related Matters.

15.1.1 In the event that any Governmental Authority imposes on any Credit Facility Lender any reserve, special deposit or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar liabilities (as defined in Regulation D or any comparable regulation of any Governmental Authority having jurisdiction over any Credit Facility Lender) of any Credit Facility Lender, Borrower shall pay such lender within five (5) Business Days after demand all amounts necessary to compensate such Credit Facility Lender (determined as though such lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is forty five (45) days preceding the date of such demand or is attributable to periods prior to the date which is forty five (45) days preceding the date of such demand). Such Credit Facility Lender’s determination of such amount shall be conclusive in the absence of manifest error.

15.1.2 If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

(a) shall subject any Credit Facility Lender or its LIBOR lending office to any tax, duty or other charge or cost with respect to any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Credit Facility Lender attributable to the principal of or interest on any LIBOR Loan or any other amounts due under this Agreement in respect of any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, excluding taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR lending office or (B) any jurisdiction (or political subdivision thereof) in which it is “doing business”;

(b) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Credit Facility Lender or its LIBOR lending office); or

(c) shall impose on any Credit Facility Lender or its LIBOR lending office or the Designated Eurodollar Market any other condition affecting any LIBOR Loan, its Note evidencing such LIBOR Loan(s), its obligation to make LIBOR Loans or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by any Credit Facility Lender, increases the cost to any Credit Facility Lender or its LIBOR lending office of making or maintaining any LIBOR Loan or in respect of any LIBOR Loan, any Note evidencing LIBOR Loans or its obligation to make LIBOR Loans or reduces the amount of any sum received or receivable by any Credit Facility Lender or its LIBOR lending office with respect to any LIBOR

Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans (assuming such Credit Facility Lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market), then, within five (5) Business Days after demand by such lender (with a copy to Administrative Agent), Borrower shall pay to such Credit Facility Lender such additional amount or amounts as will compensate such lender for such increased cost or reduction (determined as though such Credit Facility Lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market); provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. A statement of Credit Facility Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

15.1.3 If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of Credit Facility Lender, make it unlawful or impossible for Credit Facility Lender or its LIBOR lending office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of Credit Facility Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the LIBOR Basis, and Credit Facility Lender shall so notify Administrative Agent, then such Credit Facility Lender’s obligation to make LIBOR Loans shall be suspended for the duration of such illegality or impossibility and Credit Facility Lender forthwith shall give notice thereof to the other Credit Facility Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Credit Facility Lender’s LIBOR Loans, together with accrued interest thereon, automatically shall be converted to Base Rate Loans on either (1) the last day of the LIBOR Loan Period(s) applicable to such LIBOR Loans if such lender may lawfully continue to maintain and fund such LIBOR Loans to such day(s) or (2) immediately if such lender may not lawfully continue to fund and maintain such LIBOR Loans to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 2.8.5. Credit Facility Lenders agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause any Credit Facility Lender to notify Administrative Agent under this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to such lender. In the event that any Credit Facility Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Credit Facility Lender shall fund such amount as a Base Rate Loan for the same period of time, and such amount shall be treated in all respects as a Base Rate Loan. Any Credit Facility Lender whose obligation to make LIBOR Loans has been suspended under this Section shall promptly notify Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension. Borrower shall have the right to terminate the Revolving Commitment of any Credit Facility Lender for which the funding of LIBOR Loans becomes unlawful or impossible, as set forth above, and to substitute a new Credit Facility Lender into this Agreement subject to the provisions of Section 12.8 of this Agreement.

15.1.4 If, with respect to any proposed LIBOR Loan, any Credit Facility Lender:

(a) reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of such lender, deposits in Dollars (in the applicable amounts) are not being offered to lender in the Designated Eurodollar Market for the applicable LIBOR Loan Period; or

(b) LIBOR Basis as determined by such lender (i) does not represent the effective pricing to lender for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable LIBOR Loan Period, or (ii) will not adequately and fairly reflect the cost to such lender of making the applicable LIBOR Loans;

then such Credit Facility Lender forthwith shall give notice thereof to Borrower and Administrative Agent, whereupon until such Credit Facility Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Credit Facility Lender to make any future LIBOR Loans shall be suspended and such Credit Facility Lender’s Loans shall be treated in all respects as a Base Rate Loan.

15.1.5 Each Credit Facility Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle any Credit Facility Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to lender. Any request for compensation by any Credit Facility Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by such lender.

15.2 Capital Adequacy. If, after the date hereof, any Credit Facility Lender (or any Affiliate of any Credit Facility Lender) shall have reasonably determined that the adoption of any Applicable Law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Credit Facility Lender (or any Affiliate of any Credit Facility Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Credit Facility Lender (or any Affiliate of Credit Facility Lender) as a consequence of any of such Credit Facility Lender’s obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the policies of any Credit Facility Lender (or Affiliate of any Credit Facility Lender) with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Credit Facility Lender (or Affiliate of such Credit Facility Lender) was fully utilized prior to such adoption, change or compliance), then, upon demand by such Credit Facility Lender, Borrower shall immediately pay to such lender such additional amounts as shall be sufficient to compensate such lender for any such reduction actually suffered; provided that there shall be no duplication of amounts paid to any Credit Facility Lender pursuant to this sentence and Section 15.1. For purposes of this Section 15.2, a change in Applicable Law, governmental rule, regulation or order shall include, without limitation, (x) any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith, regardless of the date enacted, adopted, issued or promulgated, whether before or after the Closing Date and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III. Such Credit Facility Lender’s determination of the amount to be paid to such lender by Borrower as a result of any event referred to in this Section 15.2 shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.

15.3 Federal Reserve System/Wire Transfers. The obligation of any Credit Facility Lender to make any loan by wire transfer to Borrower or any other Person shall be subject to all Applicable Laws, including the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as in effect from time to time. Borrower acknowledges that such laws, regulations and policy may delay the transmission of any funds to Borrower.

15.4 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. In the event any Credit Facility Lender (i) requests compensation pursuant to Section 15.1 or 15.2, above, (ii) delivers a notice described in Section 15.1 or 15.2, above, (iii) refuses to consent to any amendment, waiver or other modification of any Loan Document requested by any Borrower and which amendment, waiver or other modification is required under this Agreement for such amendment, waiver or other modification, or (iv) is a Defaulting Lender, Borrower may, at its sole expense and effort (including with respect to the assignment fee referred to in Section 12.8), upon notice to such Credit Facility Lender and Administrative Agent, require such Credit Facility Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.8), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Credit Facility Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Obligations of such Credit Facility Lender, respectively, affected by such assignment plus all fees and other amounts accrued for the account of such Credit Facility Lender hereunder; provided that Borrower shall not be required to pay any costs and expenses that are incurred by a Defaulting Lender solely as a result of such Credit Facility Lender’s default of its obligations hereunder; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Credit Facility Lender’s claim for compensation or notice, as referred to above in (i) and (ii) of this Section 15.4, as the case may be, cease to cause such Credit Facility Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 15.1 or 15.2, above, or cease to result in amounts being payable under Section 15.1 or 15.2, as the case may be, or if such Credit Facility Lender shall waive its right to claim or notice under Section 15.1 or 15.2, as applicable in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Credit Facility Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Credit Facility Lender hereby grants to Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Credit Facility Lender as assignor, any Commitment Assignment and Acceptance necessary to effectuate any assignment of such Credit Facility Lender’s interests hereunder in the circumstances contemplated by this paragraph. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Credit Facility Lender in connection with any such filing or assignment, delegation and transfer; provided that Borrower shall not pay any such costs and expenses incurred by any Credit Facility Lender who has defaulted on its obligations to make loans or other extensions of credit.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

WILLIS LEASE FINANCE CORPORATION, a Delaware corporation

By:	/s/ Bradley S. Forsyth
Name:	Bradley S. Forsyth
Title:	Senior Vice President and Chief Financial Officer

S-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND SECURITY AGENT:

UNION BANK, N.A.

By:	/s/ Kevin Sullivan
Name:	Kevin Sullivan
Title:	Senior Vice President

S-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

SYNDICATION AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Carlos Lua
Name:	Carlos Lua
Title:	Vice President

S-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

DOCUMENTATION AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cecilia Person
Name:	Cecilia Person
Title:	Vice President

S-4	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

UNION BANK, N.A.

By:	/s/ Kevin Sullivan
Name:	Kevin Sullivan
Title:	Senior Vice President

S-5	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Carlos Lua
Name:	Carlos Lua
Title:	Vice President

S-6	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cecilia Person
Name:	Cecilia Person
Title:	Vice President

S-7	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

CITY NATIONAL BANK

By:	/s/ Jeanne A. Smith
Name:	Jeanne A. Smith
Title:	Vice President

S-8	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Michael J. Labrum
Name:	Michael J. Labrum
Title:	Senior Vice President

S-9	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

EVERBANK COMMERCIAL FINANCE, INC.

By:	/s/ John Dale
Name:	John Dale
Title:	Managing Director

S-10	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LENDER:

UMPQUA BANK

By:	/s/ George Diesch
Name:	George Diesch
Title:	Vice President

S-11	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit A

Form of Borrowing Base Certificate

[Appended.]

A-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

BORROWING BASE CERTIFICATE

To: UNION BANK, as Administrative Agent

This Borrowing Base Certificate (“Certificate”) is delivered pursuant to that certain Amended and Restated Credit Agreement dated as of             , 2011 among Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, Security Agent and Joint Lead Arranger, U.S. Bank National Association, as Documentation Agent and Joint Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Wells Fargo Securities, LLC, as Joint Lead Arranger (as amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. This Certificate covers the fiscal month ending             , 20     (the “Determination Date”), and is delivered to Administrative Agent pursuant to Section 8.1.5 of the Credit Agreement.

The following calculations determine the Borrowing Base and the Borrowing Base Availability as of the Determination Date under the Revolving Commitment described in the Credit Agreement and related Loan Documents. Such calculations are derived from the Books and Records of Borrower in accordance with the relevant definitions of financial terms set forth in the Credit Agreement:

I.	BORROWING BASE

(1)	Eligible Engines (not Off-Lease for more than 180 days)

	(i) Net Book Value of Eligible Engines that are not Off-Lease at such time and that have not been Off-Lease for more than 180 days	$

	(ii) times ***%	x ***

	Total Eligible Engines (not Off-Lease) [(i) x (ii)]	$

(2)	Eligible Engines (Off-Lease)

	(i) Net Book Value of all other Eligible Engines	$

	(ii) times ***%	x ***

	Total of Eligible Engines (Off-Lease) [(i) x (ii)]	$

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

A-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(3)	Eligible Equipment (not Off-Lease for more than 180 days)

	(i) Net Book Value of Eligible Equipment that is not Off-Lease and that has not been Off-Lease for more than 180 days	$

	(ii) times ***%	x ***

	Total Eligible Equipment (not Off-Lease) [(i) x (ii)]	$

(4)	Eligible Equipment (Off-Lease)

	(i) Net Book Value of all other Eligible Equipment	$

	(ii) times ***%	x ***

Total Eligible Equipment (Off-Lease) [(i) x (ii)]

(5)	Appraisal Adjustment to Borrowing Base

	(i) Borrowing Base [Sum of Totals for (1), (2), (3) and (4)]	$

less:

	(ii) Appraisal adjustment (based on annual Appraisal (pursuant to definition of Borrowing Base (subsection x)), if applicable)	$

	BORROWING BASE (Adjusted for Appraisal)	$

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

A-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

II.	BORROWING AVAILABILITY

Borrower’s Borrowing Availability under the Revolving Commitment as of the Determination Date is calculated as the lesser of the following (1) and (2):

(1)	Maximum Amount ($345,000,000.00 subject to Sections 2.10 and 2.19)	$

and

(2)	Borrowing Base Availability [(i) less (ii) and (iii)]

	(i) Borrowing Base (Adjusted for Appraisal in Item 5 above) as of the Determination Date	$

less:

	(ii) Aggregate amount of any Letters of Credit then outstanding	$

less:

(iii) Negative net aggregate mark-to-market valuation of any Non-Lender Interest Rate Agreement(s) (as calculated at the end of each Fiscal Quarter)

	Equals Borrowing Base Availability [(i) less (ii) & (iii)]	$

	BORROWING AVAILABILITY [Equals lesser of (1) and (2)]	$

[Signature on following page.]

A-4	Willis Lease Finance Corporation Amended and Restated Credit Agreement

This Certificate is executed on             , 20    , by the                      of Borrower, an Authorized Signatory. The undersigned hereby further certifies that each and every matter contained herein is derived from the Books and Records of Borrowers and is true and correct in all material respects.

of WILLIS LEASE FINANCE CORPORATION, a Delaware corporation

[Printed name]

A-5	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit B

Form of Borrowing Notice

[Appended.]

B-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

BORROWING NOTICE

1. This BORROWING NOTICE is executed and delivered by Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), to Union Bank, N.A. (“Administrative Agent”) pursuant to that certain Amended and Restated Credit Agreement dated as of             , 2011, among, Borrower, Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, Security Agent and Joint Lead Arranger, U.S. Bank National Association, as Documentation Agent and Joint Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Wells Fargo Securities, LLC, as Joint Lead Arranger (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

2. Borrower hereby requests a Revolving Loan pursuant to the Credit Agreement as follows:

(a)	AMOUNT OF REQUESTED ADVANCE[1]: $

(b)	DATE OF REQUESTED ADVANCE:

(c)	TYPE OF REQUESTED ADVANCE (Check one box):

☐ BASE RATE LOAN

☐ LIBOR RATE LOAN[2], FOR A LIBOR LOAN PERIOD OF MONTHS [3]

3. In connection with this request, Borrower certifies that:

(d) After giving effect to such Advance, the aggregate amount of all Loans then outstanding shall not exceed the lesser of the (i) Maximum Amount and (ii) Borrowing Base Availability.

(e) Now and as of the date of the requested Advance, except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Credit Agreement or the other Loan Documents, or (ii) as disclosed by Borrower and approved in writing by Administrative Agent, each representation and warranty made by Borrower in Section 5 of the Credit Agreement will be true and correct in all material respects, both immediately before and after giving effect to such Advance, as though such representations and warranties were made on and as of that date;

[1]	Each LIBOR Loan must be in a principal amount of at least $5,000,000.00 and in an integral multiple of $100,000.
[2]	Maximum of 10 tranches of LIBOR Loans Collectively May Be Outstanding At Once.
[3]	Specify whether 1, 2, 3 or 6-month Libor Loan Period.

B-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(f) No circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date; and

(g) No Default or Event of Default presently exists or will have occurred and be continuing as a result of the Borrowing requested hereunder.

4. This Borrowing Notice is executed on             , 20    , by an Authorized Signatory of Borrower. The undersigned, in such capacity, hereby certifies, on behalf of Borrower, each and every matter contained herein to be true and correct.

WILLIS LEASE FINANCE CORPORATION,
a Delaware corporation

By:
Name:
Title:

B-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit C

Form of Commitment Assignment and Acceptance

[Appended.]

C-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT

This COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 20    is made between                     (the “Assignor”) and                     (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement dated as of             , 2011 (as amended from time to time, the “Credit Agreement”), among Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and Union Bank, N.A., as Administrative Agent , Swing Line Lender, Issuing Lender, Security Agent, and Joint Lead Arranger, U.S. Bank National Association, as Documentation Agent and Joint Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Wells Fargo Securities, LLC, as Joint Lead Arranger. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans (the “Committed Loans”) to the Borrower for Assignor’s Pro Rata Share of the Revolving Commitment in an aggregate amount not to exceed $         (the “Commitment”);

WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $         to the Borrower] [no Committed Loans are outstanding under the Credit Agreement];

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, in an amount equal to $         (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Commitment of the Assignor, and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

C-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which it is required to perform as a Lender under the Credit Agreement. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Sections 12.2 (Reimbursement and Expenses) and 12.3 (Indemnity) of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and acceptance set forth herein, on the Effective Date the Assignor’s Commitment will be $        (an amount equal to     % of the Revolving Commitment).

(d) After giving effect to the assignment and acceptance set forth herein, on the Effective Date the Assignee’s Commitment will be $        (an amount equal to     % of the Revolving Commitment).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $        , representing the Assignee’s Percentage Share of the Principal amount of all Committed Loans.

(b) The [Assignor] [Assignee] further agrees to pay to Administrative Agent an administrative fee in the amount specified in Section 12.8.4 of the Credit Agreement.

(c) Administrative Agent shall retain all additional amounts paid by the Borrower as a commitment fee or as interest on the Committed Loans outstanding to the Borrower with respect to the Assignee’s Commitment.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will,

C-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

independently and without reliance upon the Assignor, Agents or any Credit Facility Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5. Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be             , 20    (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee and a copy shall have been delivered to Administrative Agent;

(ii) the consent of Administrative Agent and Borrower (as applicable) required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

(iv) the Assignee shall have complied with all terms and conditions for such assignment and otherwise as set forth in the Credit Agreement;

(v) the administrative fee referred to in Section 12.8.4 of the Credit Agreement shall have been paid to Administrative Agent; and

(vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee’s Pro Rata Share of the rights and obligations of the Assignor under the Credit Agreement.

(b) Notwithstanding the foregoing, the Effective Date of this Assignment and Acceptance shall not be earlier than five (5) Business Days after the date on which Administrative Agent receives a copy of the Assignment and Acceptance as set forth above.

[6. Administrative Agent. [INCLUDE ONLY IF THE ASSIGNOR IS ADMINISTRATIVE AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

C-4	Willis Lease Finance Corporation Amended and Restated Credit Agreement

7. Withholding Tax. The Assignee (a) represents and warrants to the Credit Facility Lenders, Administrative Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lenders with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any state thereof) to Administrative Agent and the Borrower prior to the time that Administrative Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax an all payments hereunder) and agrees to provide new Forms W-8BEN or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants to the Assignor that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and

C-5	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and to take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or Administrative Agent, which may be required in connection with the assignment and acceptance contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

C-6	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

C-7	Willis Lease Finance Corporation Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

By:

Title:

Address:

[ASSIGNEE]

By:

Title:

By:

Title:

Address:

C-8	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit D

Form of Compliance Certificate

[Appended]

D-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

COMPLIANCE CERTIFICATE

To:    UNION BANK, N.A., as Administrative Agent

This Compliance Certificate (this “Certificate”) is delivered pursuant to that certain Amended and Restated Credit Agreement dated as of             , 2011 between WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (“Borrower”), Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, Security Agent and Joint Lead Arranger, U.S. Bank National Association, as Documentation Agent and Joint Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Wells Fargo Securities, LLC, as Joint Lead Arranger (as amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise.

This Certificate is delivered to Administrative Agent by Borrower in accordance with Section 8 of the Credit Agreement. This Certificate is delivered with respect to the Fiscal Quarter ended             , 20    (“Determination Date”). Computations and other information indicating compliance with respect to the covenants contained in Sections 6.14.1, 6.14.2, 6.14.3, and 7.3 of the Credit Agreement are set forth below:

Section 6.14.1: Minimum Consolidated Tangible Net Worth.

(h)	As of the Determination Date, the Consolidated Tangible Net Worth was:	$

(i)	Minimum required (as calculated below):	$

(j)	Minimum Consolidated Tangible Net Worth was computed as the sum of (1) 85% of Tangible Net Worth at the close of the immediately preceding Fiscal Quarter less the aggregate amount of the liquidation preference of the Borrower’s outstanding preferred Stock (i.e., $10.00 per share) plus (2) 75% of Positive Net Income for each such successive Fiscal Quarter ending as of the Determination Date, as follows:

	(i)total assets	$

less:

	(ii) total liabilities	$

less:

	(iii) intangibles (excluding gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income) on the Determination Date	$

D-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

	(x) Equals Tangible Net Worth [sum of (i) less (ii) & (iii)]	$

Less

	(y) Aggregate amount of liquidating preference of the Borrower’s outstanding preferred stock (i.e., $10.00 per share)	$
	Equals:	$

	(z) times 85%	x .85

	(I) Equals	$

plus:

	(y) Positive Net Income	$

	(z) times 75%	x .75

(II) Equals 75% of Positive Net Income [(y) x (z)]

	Equals Minimum Consolidated Tangible Net Worth [sum of (I) and (II)]	$

Section 6.14.2(a): Leverage Ratio.

(k)	As of the Determination Date, the Leverage Ratio (as calculated below) was:	:1.00

(l)	Maximum Permitted:	4.5 : 1.00

(m)	The Leverage Ratio was computed as follows:

	(i) Total Debt as of the Determination Date	$

divided by:

	(ii) Tangible Net Worth as of the Determination Date[4]	$

	Equals Leverage Ratio [(i)÷(ii)]	:1.00

Section 6.14.3: Minimum Ratio of EBITDA to Consolidated Interest.

(n)	As of the Determination Date, the Ratio of EBITDA to Consolidated Interest (as calculated below) was:	:1.00

[4]	As calculated in Item 1 above [Item 1(c)(x)].

D-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(o)	Minimum Required:	2.25: 1.00

(p)	The Ratio of EBITDA to Consolidated Interest was computed as follows:

	(i) Net Income for that period	$

plus:

	(ii) any non-operating non-recurring loss reflected in such Net Income	$

minus:

	(iii) any non-operating non-recurring gain reflected in such Net Income	$

plus:

	(iv) Interest Expense of Borrower and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate Protection Agreements	$

plus:

	(v) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period)	$

minus:

	(vi) the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not usable during that period).	$

plus:

(vii) depreciation, amortization and Engine write-downs of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied

	(viii) Equals EBITDA [the sum of (i) – (vii)]	$

divided by the sum of:

D-4	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(ix)       all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP

$

plus:

(x)         the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

$

(xi) Equals Consolidated Interest [sum of (xiii) and (ix)]	$

(xii) Ratio of EBITDA divided by Consolidated Interest [(vii) divided by (x)]	:1.00

Section 7.3: Net Income. Borrower’s Net Income for each of the two prior Fiscal Quarters (including the Fiscal Quarter ending as of the Determination Date and the Fiscal Quarter immediately preceding such Fiscal Quarter) was greater than $0.00.

A review of the activities of Borrower during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions (if none, so state).

The undersigned an Authorized Signatory of Borrower certifies that the calculations made and the information contained herein are derived from the Books and Records of Borrower, as applicable, and that each and every matter contained herein correctly reflects those Books and Records.

To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).

D-5	Willis Lease Finance Corporation Amended and Restated Credit Agreement

This Certificate is executed on             , 20    , by the                     of Borrower, an Authorized Signatory.

of WILLIS LEASE FINANCE CORPORATION, a Delaware corporation

[Printed name]

D-6	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit E

Form of Request for Letter of Credit

[Appended.]

E-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

REQUEST FOR LETTER OF CREDIT

This REQUEST FOR LETTER OF CREDIT is executed and delivered by WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (“Borrower”) to UNION BANK, N.A., as Administrative Agent (“Administrative Agent”), pursuant to that certain Credit Agreement dated as of             , 2009, among, Borrower, Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”), Administrative Agent, Union Bank, N.A., as the Swing Line Lender, Issuing Lender, Security Agent, and Joint Lead Arranger, U.S. Bank National Association, as Documentation Agent and Joint Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent and Wells Fargo Securities, LLC, as Joint Lead Arranger, (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any capitalized terms used and not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

1. Borrower hereby requests that the Issuing Lender issue a Letter of Credit as follows:

(a)	AMOUNT OF REQUESTED LETTER OF CREDIT: $

(b)	DATE OF ISSUANCE:

(c)	BENEFICIARY UNDER LETTER OF CREDIT:

NAME:

ADDRESS:
Attn: __________________________________________________________________________

(d)	EXPIRY DATE[5]:

(e)	PURPOSE OF LETTER OF CREDIT:

.

[5]	The term of any Letter of Credit shall not exceed one year from the date of issuance or extend beyond the Maturity Date.

E-2	Willis Lease Finance Corporation Amended and Restated Credit Agreement

(f)	ADDITIONAL INFORMATION/TERMS:

2. The requested Letter of Credit is (Check one box only):

☐  a new Letter of Credit in addition to Letters of Credit already outstanding

☐  a supplement, modification, amendment, renewal, or extension to or of the following outstanding Letter(s) of Credit:

3. In connection with this request, Borrower represents, warrants, and certifies that:

(a) After giving effect to the issuance of the Letter of Credit requested herein, (i) the sum of the aggregate principal amount of all then-outstanding Loans shall not exceed the Borrowing Availability and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed Fifteen Million and 00/100 Dollars ($15,000,000); and (iii) the requested Letter of Credit complies in all other respects with the requirements of Section 2.3 (Letters of Credit) of the Credit Agreement;

(b) No circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date; and

(c) No Default or Event of Default presently exists or will have occurred and be continuing as a result of the Letter of Credit requested hereunder.

4. Attached hereto is an application for letter of credit on the form provided to Borrower by the Issuing Lender, the provisions of which are incorporated herein by this reference as though set forth herein in full.

E-3	Willis Lease Finance Corporation Amended and Restated Credit Agreement

This Request for Letter of Credit is executed on             , 20    , by an Authorized Signatory of Borrower. The undersigned, in such capacity, hereby certifies, on behalf of Borrower, each and every matter contained herein to be true and correct.

WILLIS LEASE FINANCE CORPORATION,
a Delaware corporation

By:

Name:

Title:

E-4	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Exhibit F

Form of Beneficial Interest Pledge Agreement

[Appended]

F-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

FORM OF BENEFICIAL INTEREST PLEDGE AGREEMENT

BENEFICIAL INTEREST PLEDGE

AND SECURITY AGREEMENT

dated as of [            , 20    ]

among

WILLIS LEASE FINANCE CORPORATION,

as Owner Participant,

UNION BANK, N.A.,

as Security Agent

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

as Owner Trustee

[Number] [Engine Manufacturer] [Model]

Manufacturer’s Serial Number [        ]

F	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT

THIS BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the “Pledge Agreement”), dated as of [            , 20    ], is among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the “Owner Participant”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the “Owner Trustee”), not individually, but solely as Owner Trustee under that certain Trust Agreement, dated as of [            , 20    ] (the “Trust Agreement”), and UNION BANK, N.A. (the “Security Agent”), in its capacity as Security Agent, for itself and on behalf of the Credit Facility Lenders and Non-Lenders under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Willis Lease Finance Corporation, a Delaware corporation (the “Owner Participant”) and the Owner Trustee entered into the Trust Agreement (as hereinafter defined), pursuant to which the Owner Trustee has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of the Owner Participant in accordance with the terms of the Trust Agreement;

WHEREAS, the Owner Trustee made that certain Owner Trustee Guaranty No.              dated as of             , 20    in favor of the Security Agent (the “Owner Trustee Guaranty”) pursuant to which the Owner Trustee has agreed to guaranty, inter alia, certain obligations of the Owner Participant in accordance with the terms of the Owner Trustee Guaranty, which Owner Trustee Guaranty is secured by that certain Owner Trustee Mortgage and Security Agreement No.             dated as of             , 20    , made by the Owner Trustee, in its capacity as trustee, in favor of the Security Agent (the “Owner Trustee Mortgage”).

WHEREAS, Owner Participant, Union Bank, N.A., together with any other Lenders from time to time (collectively, the “Lenders”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, and Security Agent, U.S. Bank National Association, as Documentation Agent and Wells Fargo Bank, National Association, as Syndication Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November     , 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition under the Credit Agreement that the Owner Participant and the Owner Trustee shall have executed and delivered this Pledge Agreement to the Security Agent pursuant to which the Owner Participant shall pledge to the Security Agent all of the Owner Participant’s rights and interests in, to and under the Trust Agreement, including, without limitation, all of the Owner Participant’s right, title and interest thereunder in and to the Trust Estate (such rights and interests and such right, title and interest being referred to herein collectively as the “Beneficial Interest”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner Participant and the Owner Trustee hereby agree with the Security Agent as follows:

F-1	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement, and the following terms shall have the following meanings (and shall be applicable to both the singular and the plural forms of such terms):

“Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral” shall have the meaning assigned to it in Section 2 of this Pledge Agreement.

“Equipment” shall have the meaning assigned to it in the Trust Agreement.

“Excluded Payment” means (i) any indemnity payments paid or payable pursuant to the Lease to or in respect of the Owner Participant, its Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents or any corresponding payments, (ii) proceeds of public liability insurance in respect of the Equipment payable as a result of insurance claims made, or losses suffered, by the Owner Participant, which are payable directly to or in respect of the Owner Participant, or its Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents, respectively, for its own account, (iii) proceeds of insurance maintained with respect to the Equipment by the Owner Participant or any Affiliate thereof for its or their own account or benefit and permitted under the Lease, (iv) any interest that pursuant to the Loan Documents may from time to time accrue in respect of any of the amounts described in clauses (i) through (iii) above, (v) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (i) through (iii) above (provided that the rights referred to in this clause (v) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant), and (vi) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments. Nothing herein is intended to limit or restrict any Lien granted to the Security Agent under any other Loan Document.

“Lease” shall mean that certain lease agreement as described in the Trust Agreement.

“Lessee” shall mean the Lessee under the Lease.

“Proceeds” shall have the meaning specified in the Code.

“Trust Agreement” shall mean that certain Trust Agreement No.              dated             , 20     between the Owner Trustee and the Owner Participant.

“Trust Estate” shall have the meaning specified in the Trust Agreement.

2. Grant of Lien. (a) As collateral security for the prompt payment and performance of all Obligations and all obligations of Borrower under Non-Lender Protection Agreements (referred to herein collectively as the “Secured Obligations”), for the ratable benefit of Credit Facility Lenders and Non-Lenders, the Owner Participant hereby grants, bargains, conveys and

F-2	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

assigns to the Security Agent a first priority Lien in all of the following property now owned or at any time hereafter acquired by the Owner Participant or in which the Owner Participant now has or at any time in the future may acquire any right, title or interest, excluding, however, any and all Excluded Payments (collectively, the “Collateral”):

(1) the Beneficial Interest (including, without limitation, all rights of the Owner Participant in and to the Trust Agreement and the Trust Estate and all rights of Owner Participant in and to the Lease and any insurance or requisition proceeds in respect of the Equipment); and

(2) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing (including, without limitation, proceeds of the sale of the Equipment).

(b) So long as an Event of Default has not occurred and is not continuing, the Owner Participant shall be entitled to remain in full possession, enjoyment and control of the Collateral and to manage and use the same and each part thereof with the same rights and franchises appertaining thereto; provided always that the possession, use, enjoyment and control of the Collateral shall at all times be subject to the terms of this Pledge Agreement and the other Loan Documents and the Lien and security interest granted hereunder and thereunder.

3. Limitations on Security Agent’s Obligations. Anything herein to the contrary notwithstanding, the Owner Participant and the Owner Trustee shall remain liable under each of the agreements constituting part of or relating to the Beneficial Interest to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms and provisions thereof. The Security Agent shall have no obligation or liability under any of the agreements constituting part of or relating to the Beneficial Interest by reason of or arising out of this Pledge Agreement or the receipt by the Security Agent of any payment relating thereto pursuant hereto, nor shall the Security Agent be obligated in any manner to perform any of the obligations of the Owner Participant under or pursuant to any of the agreements constituting part of or relating to the Beneficial Interest, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the agreements constituting part of or relating to the Beneficial Interest, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4. Representations and Warranties. The Owner Participant hereby represents and warrants that:

(a) Title; No Other Liens. Except for the Lien granted to the Security Agent pursuant to this Pledge Agreement and Permitted Liens, the Owner Participant has not granted any Lien in, or other claims in respect of, the Collateral. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral has been placed by the Owner Participant on file or of record in any public office, except such as may have been filed in favor of the Security Agent pursuant to this Pledge Agreement or another Loan Document.

F-3	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

(b) Perfected First Priority Liens. The Owner Participant will take such action within the United States as the Security Agent reasonably determines necessary in order to perfect a first priority Lien in the Collateral in favor of the Security Agent.

(c) Contracts. Other than consents obtained and delivered to the Security Agent pursuant to the Credit Agreement, to the Owner Participant’s knowledge no consent of any party (other than the Owner Participant and the Owner Trustee) is required, or purports to be required, in connection with the execution, delivery and performance of this Pledge Agreement. Assuming the due authorization, execution and delivery by the other parties thereto, each of the agreements constituting part of the Beneficial Interest to which the Owner Participant is a party is in full force and effect and constitutes a valid and legally enforceable obligation of the Owner Participant, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority applicable to it is required in connection with the execution, delivery and performance by the Owner Participant or the validity or enforceability against the Owner Participant of any of the agreements constituting part of the Beneficial Interest other than those which have been duly obtained, made or performed. Neither the Owner Participant nor (to the best of the Owner Participant’s knowledge) any other party to any of the agreements constituting part of the Beneficial Interest is in default in the performance or observance of any of the terms thereof. The Owner Participant has fully performed all obligations owing up to this date under each of the agreements constituting part of the Beneficial Interest. The right, title and interest of the Owner Participant in, to and under each of the agreements constituting part of the Beneficial Interest are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such agreements as Collateral, nor have any of the foregoing been asserted or alleged against the Owner Participant as to any of the agreements constituting part of or relating to the Beneficial Interest. The Owner Participant has delivered to the Security Agent a complete and correct copy of each of the agreements constituting part of or relating to the Beneficial Interest, including all amendments, supplements and other modifications thereto.

5. Covenants. The Owner Participant covenants and agrees with the Security Agent that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full or the Lien created hereunder is released or terminated in accordance with the terms hereof:

(a) Further Documentation. At any time and from time to time, upon the written request of the Security Agent, and at the sole expense of the Owner Participant, the Owner Participant will promptly and duly execute and deliver such further instruments and documents and take such further action as the Security Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in the applicable jurisdiction with respect to the Liens created hereby. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Expenses of Enforcement. The Owner Participant shall pay to the Security Agent on demand any and all reasonable expenses (including reasonable attorneys’ fees and legal

F-4	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

expenses) which may have been incurred by the Security Agent, with interest (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Pledge Agreement, the Secured Obligations, the Collateral or any of the Security Agent’s rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Security Agent deems the same advisable. The Owner Participant’s liability to the Security Agent for any such payment with interest shall be included in the Secured Obligations. The Proceeds of any Collateral received by the Security Agent at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Secured Obligations and in such order and manner as the Security Agent may elect. The Owner Participant, to the extent of its rights in the Collateral, waives and releases any right to require the Security Agent to collect any of the Secured Obligations from any other of the Collateral or any other collateral then held by the Security Agent under any theory of marshaling of assets or otherwise.

(c) Notices. The Owner Participant will advise the Security Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral.

(d) No Amendment to Trust Agreement. The Owner Participant will not amend, supplement, modify or terminate the Trust Agreement, or revoke the trust established pursuant to the Trust Agreement, without the Security Agent’s prior written consent; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Owner Participant may, without such consent: (1) amend or supplement the Trust Agreement to add property to the Trust Estate or to substitute Equipment, provided that the terms of the Credit Agreement are complied with in connection with such substitution; (2) amend the Trust Agreement in any manner that does not adversely affect the interests of the Security Agent; and (3) replace the Owner Trustee in accordance with the terms of the Trust Agreement, provided that the successor Owner Trustee agrees in writing to be bound by the terms of this Pledge Agreement, the Owner Trustee Guaranty and the Owner Trustee Mortgage.

(e) Information and Reports. The Owner Participant will promptly furnish or cause to be furnished to the Security Agent such information, reports and records in respect of or relating to the Beneficial Interest as the Security Agent may reasonably request from time to time.

(f) Transfer and Liens. Except as may be permitted by the Credit Agreement, the Owner Participant will not without the prior written consent of the Security Agent sell, transfer, assign or otherwise encumber or dispose of the Beneficial Interest (or any interest or right therein, including but not limited to a transfer of Owner Participant’s interest pursuant to Article VIII of the Trust Agreement) or create or incur any Lien (other than a Permitted Lien) in or upon the Beneficial Interest (or any part thereof).

(g) Books and Records; Inspection. The Owner Participant will faithfully keep or cause to be kept complete and accurate books and records and make all necessary entries

F-5	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustment applicable thereto, shall keep the Security Agent fully and accurately informed as to the locations of all such books and records and shall permit the Security Agent’s agents to have such access to them and to any other records pertaining to the Owner Participant’s business as the Security Agent may request from time to time.

6. Security Agent’s Appointment as Attorney-in-Fact.

(a) Powers. The Owner Participant hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner Participant and in the name of the Owner Participant or in its own name, from time to time in the Security Agent’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, and, without limiting the generality of the foregoing, the Owner Participant hereby gives the Security Agent the power and right, on behalf of the Owner Participant, without notice to or assent by the Owner Participant, to do the following:

(i) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Owner Participant or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any agreement constituting part of the Beneficial Interest or with respect to any other Collateral (including, without limitation, the Trust Estate) and to file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any and all such moneys due under any agreement constituting part of the Beneficial Interest or with respect to any other Collateral (including, without limitation, the Trust Estate) whenever payable;

(ii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral or any part thereof; and

(iii) upon the occurrence and during the continuance of any Event of Default (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against the Owner Participant with respect to any Collateral; (E) settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, give such discharges or releases as the Security Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal

F-6	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and perform at the Security Agent’s option and the Owner Participant’s expense, at any time, or from time to time, all acts and things which the Security Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Agent’s Liens thereon and to effect the intent of this Pledge Agreement, all as fully and effectively as the Owner Participant might do.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Security Agent agrees not to exercise its rights under this Section 6(a) unless an Event of Default then exists or when doing so would be inconsistent with the acknowledgment and agreement made by the Security Agent under Sections 5.01 and 5.02 of the Mortgage for the benefit of the Lessee.

(b) Other Powers. The Owner Participant also authorizes the Security Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Security Agent’s Part. The powers conferred on the Security Agent hereunder are solely to protect the Security Agent’s interests in the Collateral and shall not impose any duty upon the Security Agent to exercise any such powers. The Security Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Owner Participant for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7. Performance by Security Agent of Owner Participant’s Obligations. If the Owner Participant fails to perform or comply with any of its agreements contained herein and the Security Agent, as provided for by the terms of this Pledge Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Security Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Owner Participant to the Security Agent on demand and shall constitute Secured Obligations secured hereby.

8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Owner Participant consisting of cash, checks and other near-cash items shall be held by the Owner Participant in trust for the Security Agent, segregated from other funds of the Owner Participant, and shall, forthwith upon receipt by the Owner Participant, be turned over to the Security Agent in the exact form received by the Owner Participant (duly endorsed by the Owner Participant to the Security Agent, if required), and (b) any and all such Proceeds received by the Security Agent (whether from the Owner Participant or otherwise) may, in the sole discretion of the Security Agent, be held by the Security Agent and applied in the manner specified in Section 11 hereof.

9. Remedies. If an Event of Default shall occur and be continuing, the Security Agent may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the

F-7	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Security Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Owner Participant or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Security Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Owner Participant, which right or equity is hereby waived or released. The Owner Participant further agrees, at the Security Agent’s request, to assemble the Collateral and make it available to the Security Agent at places which the Security Agent shall reasonably select, whether at the Owner Participant’s premises or elsewhere. To the extent permitted by applicable law, the Owner Participant waives all claims, damages and demands it may acquire against the Security Agent arising out of its exercise of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given, and the Security Agent agrees to give such notice to the Owner Participant in any event, at least ten (10) Business Days before such sale or other disposition.

10. Limitation on Duties Regarding Preservation of Collateral. The Security Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account. Neither the Security Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Owner Participant or otherwise.

11. Application of Proceeds. All amounts received by the Security Agent in respect of any of the Collateral after the occurrence of an Event of Default and all Proceeds received by the Security Agent with respect to the exercise of remedies against the Collateral (or any part thereof) shall be held by the Security Agent and applied in the manner specified in the Credit Agreement.

12. The Owner Trustee. The Owner Trustee acknowledges and consents to the grant and pledge of the Liens in the Beneficial Interest as set forth in Section 2 hereof and irrevocably agrees as follows:

F-8	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

(a) The Owner Trustee hereby covenants with and undertakes to the Security Agent as follows:

(i) it shall promptly furnish or cause to be furnished to the Security Agent such information, reports and records in respect of or relating to the Beneficial Interest as the Security Agent may reasonably request from time to time;

(ii) except as may be permitted by the Credit Agreement, it shall not without the prior written consent of the Security Agent sell, transfer, assign or otherwise encumber or dispose of the Beneficial Interest (or any interest or right therein, including but not limited to a transfer of Owner Participant’s interest pursuant to Article VIII of the Trust Agreement) or create or incur any Lien (other than a Permitted Lien) in or upon the Beneficial Interest (or any part thereof); and

(iii) following the occurrence of an Event of Default and while the same is continuing, it will (a) refrain from taking any action at the request of Owner Participant in relation or relating to the Beneficial Interest, and shall, prior to taking any such requested action, obtain written consent from Security Agent for the same, and (b) take any action as requested in writing by Security Agent from time to time.

(b) The Security Agent shall at any time following the occurrence of an Event of Default and while the same is continuing be entitled by written notice to the Owner Participant and the Owner Trustee to direct the Owner Trustee (subject to the terms of the Trust Agreement) to: (i) exercise any and all of the rights of the Owner Trustee in respect of the Lease or any other agreement comprising part of the Trust Estate, in each case in accordance with the terms thereof provided that the Owner Trustee shall not be obligated to take any steps pursuant to such notice which would result in a breach by it of its obligations under any of the aforementioned agreements; and/or (ii) pay all monies payable to the Owner Participant pursuant to the terms of the Trust Agreement or in connection with the Beneficial Interest by wire transfer in immediately available funds directly to the Security Agent to the following account:

Union Bank, N.A.

ABA No. 122-000-496

Account No. 77070-196431

Attn: Commercial Loan Operations

Ref: Willis Lease Finance

Accordingly, the Owner Trustee irrevocably agrees and undertakes as follows:

(c) it shall recognize the power of attorney granted by the Owner Participant to the Security Agent pursuant to Section 6 hereof and shall recognize the Security Agent as the Owner Participant’s attorney-in-fact in the performance of all actions permitted pursuant to Section 6.

(d) except as permitted hereunder, it will not amend, supplement, modify or terminate the Trust Agreement, or revoke the trust established pursuant to the Trust Agreement, without the Security Agent’s prior written consent.

13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

F-9	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. No Waiver; Cumulative Remedies. The Security Agent shall not by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Potential Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Owner Participant, the Owner Trustee and the Security Agent, provided, that any provision of this Pledge Agreement may be waived by the Security Agent in a written letter or agreement executed by the Security Agent or by facsimile transmission from the Security Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Pledge Agreement shall be binding upon the successors and assigns of the Owner Participant and the Owner Trustee and shall inure to the benefit of the Security Agent and its successors and assigns, provided that neither Owner Participant nor Owner Trustee shall assign its rights or obligations hereunder without the prior written consent of the Security Agent. THIS PLEDGE AGREEMENT IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS PLEDGE AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18. Notices. All notices and other communications under this Pledge Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission addressed to the party to

F-10	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Pledge Agreement shall be given to the parties hereto at the following addresses:

The Owner Participant:	Willis Lease Finance Corporation 773 San Marin Drive, Suite 2215 Novato, CA 94998 Attn: COO and General Counsel Telephone No.: (415) 408-4712 Facsimile No.: (415) 408-4701

The Security Agent:

Union Bank, N.A.

Northern California Commercial

Banking Division

350 California Street

San Francisco, CA 94104

Attn: Commercial Finance Division

Telephone No.: (415) 705-7385

Facsimile No.: (415) 705-7111

with a copy to:

Sheppard, Mullin, Richter &

Hampton, LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111

Attention: Julie Ebert

Telephone: (415) 434-9100

Facsimile: (415) 434-3947

The Owner Trustee	Wells Fargo Bank Northwest, National Association 299 South Main Street 12th Floor Salt Lake City, Utah 84111 Attention: Val Orton Telephone: 801-246-5300 Facsimile: 801-246-5053

19. Submission to Jurisdiction; Waivers.

(a) EACH OF THE SECURITY AGENT, THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND SITTING IN THE COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK, RESPECTIVELY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND

F-11	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO PERTAINING TO THIS PLEDGE AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT EACH OF THE SECURITY AGENT, THE OWNER TRUSTEE AND THE OWNER PARTICIPANT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURITY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS DUE UNDER THE CREDIT FACILITY, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR SUCH OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURITY AGENT. EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE TO BORROWER AS SET FORTH IN SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PARTY’S ACTUAL RECEIPT THEREOF.

(b) AS SET FORTH IN THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT, THE OWNER TRUSTEE AND THE OWNER PARTICIPANT EACH WAIVE ITS RIGHT TO A TRIAL BY JURY AND AGREE TO HAVE ANY DISPUTE BETWEEN OR AMONG ITSELF AND ANY OTHER PARTY(IES) IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT RESOLVED PURSUANT TO THE TERMS OF THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT.

(c) To the extent permitted by law, service of process in any action against the Owner Trustee and/or the Owner Participant may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(d) The Owner Trustee and the Owner Participant agree that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

20. Miscellaneous. The Security Agent may, with the consent of Owner Trustee and Owner Participant (which consent shall not be unreasonably withheld) and subject to the provisions of Section 14 of the Credit Agreement, assign or otherwise transfer its rights hereunder or under the Credit Agreement to any other Person, and such other Person shall

F-12	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

thereupon become vested with all the benefits in respect thereof granted to the Security Agent herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, the Security Agent shall notify the Borrower of any change in payment instructions necessitated by such assignment or transfer.

21. Termination and Release. Upon the earliest to occur of the following: (a) payment in full of all Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Credit Agreement or (ii) termination of the obligation of any Credit Facility Lender and Non-Lender to make any advances to Owner Participant pursuant to the Credit Agreement or any other Loan Document or (b) the release, in accordance with the terms of Section 6.09 of the Owner Trustee Mortgage, of the pledge of the Beneficial Interest created in favor of the Security Agent under this Pledge Agreement, this Pledge Agreement and all of the powers, rights and interests granted hereunder and created hereby, shall forthwith terminate, and the Security Agent shall, upon the request and at the expense of the Owner Participant, execute and deliver all such documents and instruments reasonably necessary to accomplish the same, within a reasonable time thereafter.

[Remainder of page intentionally left blank; signatures on following pages]

F-13	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

IN WITNESS WHEREOF, the parties hereto have caused this Beneficial Interest Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

WILLIS LEASE FINANCE CORPORATION, as Owner Participant

By:
Name:
Title:

UNION BANK, N.A., as Security Agent

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

S-1	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT Owner Trust [ ]

Exhibit G

Form of Owner Trustee Mortgage and Security Agreement

[Appended]

G-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

FORM OF OWNER TRUSTEE MORTGAGE AND SECURITY AGREEMENT

OWNER TRUSTEE MORTGAGE

AND SECURITY AGREEMENT NO.

dated as of [            , 20    ]

made by

WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION,

not in its individual capacity, but solely as Owner Trustee,

in favor of

UNION BANK, N.A.,

as Mortgagee

G

OWNER TRUSTEE MORTGAGE

AND SECURITY AGREEMENT NO.

THIS OWNER TRUSTEE MORTGAGE AND SECURITY AGREEMENT NO.            (as amended, modified or supplemented from time to time, the “Mortgage”), dated as of             , 20     made by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (the “Owner Trustee”) in favor of UNION BANK, N.A., in its capacity as Security Agent for itself and the Credit Facility Lenders and Non-Lenders under the Credit Agreement (as defined below) (together with its successors and assigns, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Willis Lease Finance Corporation, a Delaware corporation (the “Owner Participant”), as borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the “Lenders”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, and Security Agent, U.S. Bank National Association, as Documentation Agent and Wells Fargo Bank, National Association, as Syndication Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November     , 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and pursuant to the Credit Agreement, the Credit Facility Lenders have agreed to make certain loans to Owner Participant (the “Loans”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement;

WHEREAS, the Borrower and Owner Trustee have entered into that certain Trust Agreement (as hereinafter defined) pursuant to which Owner Trustee has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of the Borrower in accordance with the terms of the Trust Agreement;

WHEREAS, the Owner Trustee has guaranteed the payment and performance of all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents pursuant to the Owner Trustee Guaranty (as hereinafter defined);

WHEREAS, as a condition to the making of the Loans under the Credit Agreement, the Borrower must provide security for the prompt payment and performance of all Obligations (as hereinafter defined); and

WHEREAS, the Owner Trustee is entering into this Mortgage with the Mortgagee in order to secure the payment of the Obligations (as hereinafter defined) of the Owner Trustee under the Owner Trustee Guaranty, and for the purpose of subjecting the Collateral (as hereinafter defined) to the Lien (as hereinafter defined) of this Mortgage as security for such Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee hereby agrees with the Mortgagee as follows:

G-1	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01. Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement, and the following terms shall have the following meanings (and shall be applicable to both the singular and the plural forms of such terms):

“Administrator” shall have the meaning given to such term in the Cape Town Convention.

“Agreement” shall have the meaning given to such term in the Cape Town Convention.

“Aircraft Objects” shall have the meaning given to such term in the Cape Town Convention.

“Airframe” means, subject to the terms and conditions of the Credit Agreement, the remaining parts of an aircraft, less its Engines.

“Bill of Sale” means, in respect to the Engine, the warranty bill of sale executed in favor of the Owner Trustee in form satisfactory to the Mortgagee evidencing the transfer of title to the Engine.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereafter.

“Collateral” shall have the meaning set forth in the Granting Clause hereof.

“Contract of Sale” shall have the meaning given to such term in the Cape Town Convention.

“Contracting State” shall have the meaning given to such term under Article 4 of the Cape Town Convention.

“Default” means any event specified in Section 4.01 hereof which, with the passage of time or notice or both, would, unless cured or waived become an Event of Default.

“Engine” means the aircraft engine described by manufacturer, model and serial number in Exhibit A hereto (which has 550 or more rated takeoff horsepower or the equivalent of such horsepower). An Engine shall also include any and all Parts which are either incorporated or installed in or attached to such Engine or required to be subject to the lien and security interest of this Mortgage.

G-2	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

“Equipment” means Engine, Turboprop Engines, APUs, Parts or Airframes, as applicable.

“Event of Default” means any of the events specified in Section 4.01 hereof.

“Event of Loss” shall have the meaning given the term in the Credit Agreement.

“FAA” means the Federal Aviation Administration (or its successor) of the United States of America.

“GAAP” means generally accepted accounting principles in the jurisdiction of incorporation of such relevant Person in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“International Interest” shall have the meaning given to such term in the Cape Town Convention.

“International Registry” shall have the meaning given to such term in the Cape Town Convention.

“Lease” means the lease agreement described in Exhibit A hereto and any and all after-acquired leases hereafter arising in which Owner Trustee is the lessor or an assignee of a lessor with respect to the Equipment, as the same may be modified, amended or supplemented from time to time.

“Lease Event of Default” means an “Event of Default,” or comparable term, as defined in the Lease.

“Lessee” means, with respect to the Lease, the Lessee as defined therein.

“Lien” means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not perfected.

“Mortgage Documents” means this Mortgage and all documents relating to the perfection and/or establishment of the Lien intended to be created by this Mortgage, any other documents relating to the Mortgagee’s security interest in the Collateral and any documents expressly stated to be Mortgage Documents.

“Obligations” means all obligations of the Owner Trustee under the Owner Trustee Guaranty, which, for all purposes hereof, shall be deemed to include all of the Obligations of Borrower under the Credit Agreement, including but not limited to the aggregate unpaid principal amount of, and accrued interest on, the Notes, and all other payment and other

G-3	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

obligations and liabilities of the Owner Trustee and the Borrower, as applicable, now or hereafter existing under this Mortgage, the Owner Trustee Guaranty, the Notes, the Credit Agreement and each Mortgage Document, whether for principal, interest, premiums, fees, expenses or otherwise.

“Owner Trustee Guaranty” means that certain Owner Trustee Guaranty No.              dated as of             , 20     by the Owner Trustee in favor of the Security Agent.

“Parts” means, at any time, all parts, components, equipment, instruments, appliances and loose equipment that are at such time incorporated or installed in or attached to an Engine.

“Permitted Lessee” means, with respect to the Lease, the Lessee thereunder and any substitute Lessee which is acceptable to the Mortgagee.

“Person” shall mean and include an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Proceeds” means whatever is receivable or received when any Engine or any Part or any Parts Package or other collateral is sold, exchanged, collected or otherwise disposed of in any fashion, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Engine or Part or Parts Package.

“Professional User Entity” is defined in the Regulations for the International Registry.

“Prospective Sale” shall have the meaning given to such term in the Cape Town Convention.

“Prospective International Interest” shall have the meaning given to such term in the Cape Town Convention.

“Records” shall have the meaning set forth in the Granting Clause hereof.

“Security Deposit” means, with respect to the Lease, the “Security Deposit” as such term is defined in the Lease or any similar term in the nature of a security deposit set forth in the Lease.

“Transactional User Entity” is defined in the Regulations for the International Registry.

“Trust Agreement” shall mean that certain Trust Agreement No.              dated             , 20     between the Owner Trustee and the Borrower, as amended from time to time.

ARTICLE II

GRANTING CLAUSE

The Owner Trustee hereby assigns, mortgages, transfers and confirms unto the Mortgagee, and hereby grants to the Mortgagee for the ratable benefit of all Credit Facility

G-4	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

Lenders and Non-Lenders as collateral security for the prompt and complete payment and performance when due of all the Obligations, a first priority security interest in all “accounts”, “chattel paper”, “instruments”, “documents”, “supporting obligations”, “investment property”, “inventory”, “equipment”, “goods”, “deposit accounts”, “money”, “letter-of-credit rights”, “general intangibles” (in each case, as such terms are defined in the Code) and other personal property and fixtures of any kind, whether now owned or at any time hereafter acquired or in, to and under which the Owner Trustee now has or at any time in the future may acquire any interest under the Trust Agreement (herein collectively called the “Collateral”) and all replacements thereof including, but not limited to, all right, title and interest of the Owner Trustee in and to the following property and all replacements of such property, to wit:

(i) Equipment;

(ii) all of the Owner Trustee’s right, title and interest in and to any lease of the Equipment, including, without limitation, the Lease, together with all schedules, supplements, amendments, modifications, extensions, renewals of or replacements for any such lease, executed from time to time, and all payments, including without limitation, the right to exercise the rights and remedies under the Lease and to receive all rentals, payments and monies due and to become due, including, without limitation, all payments of rent, all maintenance reserves, if any, each Security Deposit, and all proceeds thereof, insurance proceeds and all other amounts due or to become due thereunder but (subject, in each case, to the rights of the Permitted Lessee thereto under the Lease);

(iii) all records, logs and other materials required to be maintained with respect to the Equipment by Persons in operational control of the Equipment under any applicable laws, rules or regulations and all logs, books, maintenance records and other information relating to the Equipment pertaining thereto (collectively, the “Records”) as well as all right, title and interest of the Owner Trustee in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are part of or used in connection with the maintenance program for the Equipment and all warranties and rights relating thereto in respect of the Equipment; and

(iv) all Proceeds of all or any of the foregoing.

So long as an Event of Default has not occurred and is not continuing, the Owner Trustee shall be entitled to remain in full possession, enjoyment and control of the Collateral and to manage and use the Collateral and each part thereof with the same rights and franchises appertaining thereto; provided, always that the possession, use, enjoyment and control of the Collateral shall at all times be subject to the terms of this Mortgage and the other Loan Documents and the Lien and security interest granted hereunder and thereunder.

The parties hereto agree that for all purposes of the Cape Town Convention, (i) this Mortgage is effective to constitute an International Interest with respect to the Engine and Equipment, (ii) each Engine constitutes an Aircraft Object, (iii) the Owner Trustee is situated in a Contracting State and has the power to dispose of the Engine , (iv) this Mortgage is effective to constitute an Agreement and the interests created hereunder are eligible for registration with the

G-5	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

International Registry relating to the Engine and (v) this Mortgage constitutes an assignment of associated rights secured by or associated with the Engine and the Mortgagee hereby acknowledges and agrees that such assignment shall be effective to assign any related International Interests for all purposes of the Cape Town Convention.

ARTICLE III

COVENANTS

Section 3.01. Registration: Maintenance and Operation. The Owner Trustee, at its own cost and expense, will:

(i) prior to mortgaging an Engine, item of Equipment or Lease (a) register with the International Registry (x) the ownership interest of the Owner Trustee in each Engine represented by the Contract of Sale (or Prospective Sale) constituting the Bill of Sale, as long as the seller of the Engine is situated in a Contracting State, as provided for in the Cape Town Convention, and (y) the Owner Trustee’s ownership interest with respect to each Lease, as long as the lessee of the Engine under such Lease is situated in a Contracting State, as provided for in the Cape Town Convention, and (b) cause each Engine, item of Equipment and Lease to be duly registered and at all times thereafter remain duly registered in the name of the Owner Trustee in accordance with the Act, if applicable, or other applicable law;

(ii) make or cause such filings, registrations, or otherwise with the FAA, International Registry, and under the UCC as shall be required to perfect the Lien of Mortgagee with respect to all Collateral under the Mortgage, including but not limited to the following:

(1) register the International Interest (or Prospective International Interest) of the Mortgagee, under this Mortgage, with respect to each Engine and Lease with the International Registry (so long as the lessee of the Engine under such Lease is situated in a Contracting State, as provided for in the Cape Town Convention);

(2) register the International Interest (or Prospective International Interest) of the Lessor, under the Lease with respect to each Engine with the International Registry (so long as the lessee of the Engine under such Lease is situated in a Contracting State, as provided for in the Cape Town Convention);

(3) register the Lien under this Mortgage and the Lease with the FAA pursuant to the Act;

(4) file UCC financing statements in such states in the United States of America as required, in the judgment of Mortgagee, to perfect the Lien of Mortgagee in all UCC Collateral, which financing statements shall name Mortgagee as secured party and as Security Agent for the benefit of Credit Facility Lenders and Non-Lenders; and

G-6	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

(5) maintain the rights and International Interests of the Owner Trustee and Mortgagee in the Engine, as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention;

(iii) at all times maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Engine and item of Equipment so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in any event in the condition required by the relevant Lease; and

(iv) maintain or cause to be maintained (in the English language) all Records.

Owner Trustee hereby confirms, represents and warrants that no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable to establish as against third parties the perfected first priority Lien of the Mortgagee on the Owner Trustee’s interest in each Engine, item of Equipment and Lease and in order to properly file, register and record this Mortgage, the International Interest of the Mortgagee under the Mortgage, or the International Interest of the Lessor in each Engine under the Lease, in any applicable jurisdiction in the United States. The Owner Trustee agrees to furnish Mortgagee with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

Section 3.02. Further Assurances. The Owner Trustee will promptly, and in any event no more than five (5) Business Days after the need therefore or after a request by Mortgagee, take, or cause to be taken, at the Owner Trustee’s cost and expense, such action with respect to the execution, delivery, recording, registration and filing of this Mortgage and any financing statements, Mortgage Supplements or other instruments as are necessary or desirable, or that the Mortgagee may from time to time request, to fully carry out the intent and purpose of this Mortgage and/or to establish, protect, preserve, and/or perfect the Liens created by this Mortgage. The Owner Trustee agrees to furnish to the Mortgagee (a) timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Mortgagee to take such action, and (b) evidence of every such action taken by the Owner Trustee. In addition to the foregoing, during the term of this Mortgage, the Owner Trustee shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry to make registrations in regard to this Mortgage as required by the Mortgagee.

Section 3.03. Liens. The Owner Trustee will not create, consent to or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

Section 3.04. Books and Records. The Owner Trustee shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Mortgagee fully and accurately informed as to the locations of all such books and records.

G-7	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

Section 3.05. Priority of Mortgagee’s Security Interest. Owner Trustee represents, warrants and agrees that no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office or otherwise, except those filed by Owner Trustee in favor of Mortgagee pursuant to this Mortgage and/or other Loan Documents, and those relating to other Permitted Liens. Owner Trustee shall defend the right, title and interest of Mortgagee in and to the Collateral against the claims and demands of all Persons whomsoever, and shall take such actions, including (i) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Owner Trustee to Mortgagee, (ii) notification of Mortgagee’s interest in Collateral at Mortgagee’s request, and (iii) the institution of litigation or other proceedings against third parties as shall be prudent in order to protect and preserve Owner Trustee’s and Mortgagee’s respective and several interests in the Collateral.

Section 3.06. Mortgagee’s Rights.

(i) In addition to any and all rights under this Mortgage and the other Loan Documents, at any time after the occurrence and continuance of an Event of Default, Mortgagee may, at any time in Mortgagee’s own name or in the name of Owner Trustee, (i) communicate with Account Debtors, parties to Contracts and Leases, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Mortgagee’s satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Chattel Paper, Leases or other Collateral, and (ii) without prior notice to Owner Trustee, notify Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Chattel Paper, Instruments, or other Collateral that such Collateral has been assigned to Mortgagee and that payments shall be made directly to Mortgagee. Upon the request of Mortgagee, Owner Trustee shall so notify such Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Instruments, Chattel Paper, Leases or other Collateral.

(ii) It is expressly agreed by Owner Trustee that Owner Trustee shall remain liable under each Contract, License and Lease to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Mortgagee shall have no obligation or liability whatsoever to any Person under any Contract, License or Lease (between Owner Trustee, Engine Owner and Equipment Owner and any Person other than Mortgagee) by reason of or arising out of the execution, delivery or performance of this Mortgage, and Mortgagee shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Owner Trustee thereunder, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, License or Lease.

(iii) Owner Trustee shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing, in which event no notice shall be

G-8	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

required and Mortgagee shall have access at any and all times): (i) provide access to such facility or property to Mortgagee and any of its officers, employees and agents, as frequently as Mortgagee determines to be appropriate to further or protect its interests hereunder; (ii) permit Mortgagee and any of its officers, employees and agents to inspect, audit and make extracts from all of Owner Trustee’s books and records; and (iii) subject to the lessee’s rights under any Lease, permit Mortgagee to inspect, review, evaluate and make physical verifications and appraisals of any Engine, Equipment and other Collateral in any manner and through any medium that Mortgagee considers advisable, and Owner Trustee shall provide to Mortgagee, at Owner Trustee’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Owner Trustee shall make available to Mortgagee and its counsel, as quickly as practicable under the circumstances, originals or copies of all of Owner Trustee’s books and records and any other instruments and documents which Mortgagee may reasonably request. Owner Trustee shall deliver any document or instrument reasonably necessary for Mortgagee, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for Owner Trustee.

(iv) Upon the occurrence and during the continuance of an Event of Default, Owner Trustee, at its own expense, shall cause its independent certified public accountants to prepare and deliver to Mortgagee at any time and from time to time, promptly upon Mortgagee’s request: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Mortgagee may request. Owner Trustee, at its own expense, shall cause its independent certified public accountants to deliver to Mortgagee the results of (x) any physical verifications of all or any portion of the Collateral made or observed by such accountants, and (y) any verifications of Owner Trustee’s Accounts, in each case when and if any such verifications are conducted. Mortgagee shall be permitted to observe and consult with Owner Trustee and Owner Trustee’s certified public accountants in the performance of these tasks.

Section 3.07. Reinstatement. The provisions of this Mortgage shall to the extent permitted by Applicable Law remain in full force and effect and continue to be effective even if: (a) any petition is filed by or against Owner Trustee for liquidation or reorganization; (b) Owner Trustee becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of Owner Trustee’s assets; or (d) at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations and Mortgagee’s Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

Section 3.08. Loss of Value. The Owner Trustee shall promptly, and in any event within five (5) Business Days, notify the Mortgagee in writing of any event causing any material deterioration, loss or unscheduled depreciation in value of the Collateral and the Owner Trustee’s best estimate of the amount of such deterioration, loss or depreciation.

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Section 3.09. Insurance. The Owner Trustee shall bear the risk of each Engine or item of Equipment being destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Mortgage, and shall at its own cost and expense, or in the alternative shall cause each Lessee under each applicable Lease to, obtain and keep in full force and effect all risk of physical loss or damage insurance covering each Engine or item of Equipment, wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Owner Trustee (and specifically including vandalism and malicious mischief coverage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Owner Trustee, and in any event, in kind and form reasonably satisfactory to the Mortgagee. All such policies of insurance shall be written for the benefit of the Owner Trustee as the insured, and Mortgagee and the Administrative Agent shall be named as additional insureds on liability insurance and Mortgagee shall be named as a loss payee on hull insurance, as applicable. Notwithstanding the foregoing or anything to the contrary herein, to the extent any Engine or item of Equipment included in the Collateral hereunder is included in the Borrowing Base, Owner Trustee shall comply with all insurance requirements set forth in the Credit Agreement.

(i) If the Owner Trustee or the applicable Lessee fails to pay any premium on any such insurance, the Mortgagee shall have the right, but shall be under no obligation, to pay such premium for the Owner Trustee’s account. The Owner Trustee shall repay to the Mortgagee on demand all sums which the Mortgagee shall have paid under this section in respect of insurance premiums, with interest thereon and the Owner Trustee’s liability to the Mortgagee for such repayment with interest shall be included in the Obligations. The Owner Trustee hereby assigns to the Mortgagee any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Mortgagee any amount so due. The Owner Trustee’s right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof. If no Event of Default has occurred and is continuing, the Mortgagee shall pay any such return or unearned premium to the Owner Trustee, provided that all amounts paid by Mortgagee in respect of insurance premiums have been repaid in full with interest.

Section 3.010. Warranties. Owner Trustee warrants: (a) it is and will be the lawful owner of all Collateral free of all Claims, Liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto; (b) it has the capacity to grant a security interest in Collateral to Mortgagee; (c) all information furnished by Owner Trustee to Mortgagee heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) the execution, delivery and performance hereof are within its powers and have been duly authorized.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

Section 4.01. Events of Default and Remedies. The Owner Trustee shall be in default upon the occurrence of an Event of Default as defined under the Credit Agreement.

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Section 4.02. Remedies. If any Event of Default has occurred and is continuing,

(i) Mortgagee, at its option, may exercise any rights and remedies provided to Agents under the Credit Agreement and/or available at law or equity, including all rights and remedies provided under the Uniform Commercial Code in any jurisdiction where enforcement is sought, which include but are not limited to, the following: (i) without notice accelerate the maturity of any part or all of the Obligations and terminate any agreement for the granting of further credit to Owner Trustee; (ii) sell, lease or otherwise dispose of Collateral at public or private sale; (iii) transfer any Collateral into its own name or that of its nominee; (iv) retain Collateral in satisfaction of the Obligations, with notice of such retention sent to Owner Trustee as required by law; (v) notify any parties obligated on any Collateral consisting of Accounts, Instruments, Chattel Paper, [choses in action?] or the like to make payment to Mortgagee and enforce collection of any Collateral; (vi) file any action or proceeding which Mortgagee deems necessary or appropriate to protect and preserve the right, title and interest of Mortgagee in the Collateral; (vii) exercise its banker’s lien or right of setoff in the same manner as though the credit were unsecured and (viii) apply all or a portion of sums received or collected from or on account of Collateral, including the proceeds of any sales thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Mortgagee including reasonable attorneys’ fees (including the allocated costs of Mortgagee’s in-house counsel and legal staff), and after application of such sums to the obligations as set forth in the Credit Agreement, Mortgagee shall account to Owner Trustee for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Mortgagee and has furnished proof to Mortgagee as requested in the manner provided by law; in like manner, Owner Trustee agrees to pay to Mortgagee without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid.

(ii) Owner Trustee expressly agrees that, subject to Sections 5.01 and 5.02 hereof, Mortgagee may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Mortgagee shall have the right upon any such public sale or sales and, to the extent permitted by law, to purchase for the benefit of Mortgagee by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Owner Trustee hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Owner Trustee shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations and all other amounts to which Mortgagee is entitled.

(iii) Owner Trustee further agrees, subject to Sections 5.01 and 5.02 hereof, to assemble the Collateral and make it available to Mortgagee at places which Mortgagee shall reasonably select. Until Mortgagee is able to effect a sale, lease, or other disposition of the Collateral and subject to Sections 5.01 and 5.02 hereof, Mortgagee shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Mortgagee deems appropriate, for the purpose of preserving such Collateral or its value or for

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any other purpose. In addition, the Owner Trustee will provide, without cost or expense to the Mortgagee, storage facilities for any such Engine or item of Equipment and will cause such Engine or item of Equipment to be maintained as required by the terms hereof and of the Credit Agreement. Mortgagee shall have no obligation to Owner Trustee to maintain or preserve the rights of Owner Trustee as against third parties with respect to any Collateral while such Collateral is in the possession of Mortgagee.

(iv) Upon the completion of any sale of any Collateral, full title and (subject to Sections 5.01 and 5.02 hereof) right of possession to the Engine or item of Equipment so sold shall (subject to any retention of title by the Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and the Owner Trustee shall deliver, in accordance with the instructions of the Mortgagee (including causing the Engine or item of Equipment to be delivered to such airports as the Mortgagee may specify), such Engine or item of Equipment so sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Owner Trustee, and in its stead, to make all necessary conveyances of an Engine or item of Equipment if so sold. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Owner Trustee shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request. If the Owner Trustee shall for any reason fail to deliver such Engine or item of Equipment or any part thereof after demand by the Mortgagee, the Mortgagee (subject to Sections 5.01 and 5.02 hereof) may, without being responsible for loss or damage, except to the extent caused by the gross negligence or willful misconduct of the Mortgagee, (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Owner Trustee to deliver immediate possession of all or part of such Engine or item of Equipment to the Mortgagee, to the entry of which judgment the Owner Trustee hereby specifically consents, or (ii) with or, to the fullest extent provided by law, without such judgment, pursue the whole or any part of such Engine or item of Equipment wherever it may be found and enter any of the premises where such Engine or item of Equipment may be and take possession of and remove the same. Upon every such taking of possession, the Mortgagee may (but shall not be obligated to), from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Engine or item of Equipment as it may deem proper.

(v) The Owner Trustee hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of the Credit Agreement or this Mortgage, at least ten (10) Business Days before the date of any of the acts described in this Section 4.02 shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

(vi) Mortgagee shall be entitled, as a matter of right as against the Owner Trustee, without notice or demand and without regard to the adequacy of the security for the Obligations by virtue of this Mortgage or any other collateral or to the solvency of the Owner Trustee, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

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Section 4.03. Expenses of Enforcement. The Owner Trustee shall pay to the Mortgagee on demand any and all reasonable expenses (including reasonable attorneys’ fees and legal expenses and including the allocated costs of Mortgagee’s in-house counsel and legal staff) which may have been incurred by the Mortgagee, with interest (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Mortgage, the Obligations, the Collateral or any of the Mortgagee’s rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral or otherwise exercising any of Mortgagee’s rights and remedies pursuant to this Mortgage, the incurring of all of which are hereby authorized to the extent the Mortgagee deems the same advisable. The Owner Trustee’s liability to the Mortgagee for any such payment with interest shall be included in the Obligations. The Owner Trustee, to the extent of its rights in the Collateral, waives and releases any right to require the Mortgagee to collect any of the Obligations from any other Collateral (as defined under the Credit Agreement) or any other collateral then held by the Mortgagee under any theory of marshaling of assets or otherwise.

Section 4.04. Waiver of Appraisement, Etc. The Owner Trustee agrees, to the fullest extent that it lawfully may, that it will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

Section 4.05. Waiver of Claims. To the maximum extent permitted by Applicable Law, Owner Trustee waives all claims, damages, and demands against Mortgagee, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral and any other acts or failure to act in connection with Mortgagee’s rights and remedies hereunder, except such as are determined in a final judgment by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of such Person.

Section 4.06. Additional Waivers. Owner Trustee waives: (a) all right to require Mortgagee to proceed against any other person including any other borrower hereunder or under the Credit Agreement or to apply any Collateral Mortgagee may hold at any time or to pursue any other remedy, Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Owner Trustee hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of Owner Trustee secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Owner Trustee’s business after the occurrence and during the continuance of an Event of Default.

Section 4.07. Remedies Cumulative, No Waiver. No remedy herein conferred upon the Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing in law. The exercise by the Mortgagee of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Mortgagee may proceed against the Owner Trustee or any other Person and the Collateral and any other

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collateral granted by the Owner Trustee to the Mortgagee under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Mortgagee as Collateral shall stand as one general continuing collateral security for all the Obligations and may be retained by the Mortgagee as security until all the Obligations are fully satisfied.

Section 4.08. Application of Proceeds. Proceeds of any sale, lease or other disposition or other realization upon any Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder (including any proceeds of insurance) shall be applied by any Credit Facility Lender or Non-Lender upon receipt as set forth in the Credit Agreement.

Section 4.09. Delay or Omission; Possession of Notes.

(i) No delay or omission of the Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every right and remedy given to the Mortgagee by this Article IV or by applicable law may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

(ii) All rights of action under this Mortgage may be enforced by the Mortgagee without the possession of any Note(s) or any other instrument or document evidencing any obligation or the production thereof in any proceeding.

Section 4.010. Power of Attorney. The Owner Trustee hereby irrevocably appoints the Mortgagee the true and lawful attorney of the Owner Trustee for the duration of this Mortgage (with full power of substitution) in the name, place and stead of, and at the expense of, the Owner Trustee in connection with the enforcement of the rights and remedies provided for in this Article IV: (a) to give any necessary receipts or acquittances for amounts collected or received hereunder, (b) to make all necessary transfers of the Engines or Equipment in connection with any sale, lease or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition, the Owner Trustee hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (d) to sign any agreements, orders or other documents in connection with or pursuant to any Lease, (e) to endorse Owner Trustee’s name on any checks, notices, acceptances, money orders, drafts, or other forms of payment or security that may come into Mortgagee’s possession; (f) to receive, open, and retain all mail addressed to Owner Trustee relating to the Collateral, (g) to make, settle, and adjust all claims under Owner Trustee’s policies of insurance and make all determinations and decisions with respect to such policies of insurance relating to the Collateral, (h) to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Mortgagee determines to be reasonable, and Mortgagee may cause to be executed and delivered any documents and releases which Mortgagee determines to be necessary, and (i) to sign the name of Owner Trustee on any document to be executed, recorded or filed in order to perfect or continue perfected Mortgagee’s

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Lien upon the Collateral if Owner Trustee fails to do so promptly after request therefor by Mortgagee, including filing any financing or continuation statement without the signature of Owner Trustee to the extent permitted by Applicable Law. Except for item (i) above, the power of attorney granted hereby may not be exercised unless an Event of Default has occurred and is continuing and Mortgagee has notified Owner Trustee that it will enforce its security interest in the Collateral if such notice is specifically required under the applicable Loan Documents (including pursuant to any notice and cure rights). The appointment of Mortgagee as Owner Trustee’s attorney-in-fact, and each and every one of Mortgagee’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed. MORTGAGEE AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, LENDERS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO BORROWER OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE V

CONCERNING THE LEASE

Section 5.01. Acknowledgment of the Lease. The Owner Trustee and the Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provisions hereof to the contrary, the Lien of this Mortgage shall, so long as no Lease Event of Default has occurred and is continuing, be expressly subject to all of the rights of such Permitted Lessee under the applicable lease.

Section 5.02. Quiet Enjoyment, Etc. The Owner Trustee and the Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provision hereof to the contrary;

(a) so long as no Lease Event of Default shall have occurred and be continuing, the Mortgagee shall not interfere or permit any Person acting by, through or under the Mortgagee to interfere with any right of such Permitted Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the term of the Lease and in accordance with the terms thereof, the Equipment;

(b) Subject to the provisions of this Mortgage, and until the occurrence of an Event of Default (which Event of Default has not been waived in writing by the Mortgagee) and upon demand by the Mortgagee following notice to Owner Trustee that it will enforce its security interest in the Collateral (if such notice is specifically required under the applicable Loan Documents (including pursuant to any notice and cure rights)), the Owner Trustee may exercise all the rights and enjoy all the benefits of the lessor under the Lease; and

(c) any amounts held by the Mortgagee or any agent or trustee acting on behalf of the Mortgagee for which application is provided in the Lease or applicable Replacement Lease shall be applied solely as provided in such lease.

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Section 5.03. Only One Original Lease. Where available, one originally executed Lease included in the Collateral shall be marked “original” and legended in form satisfactory to the Mortgagee to indicate that it is the original of the Lease with all other copies marked “copy.” Where available, a chattel paper counterpart or duplicate original Lease shall be delivered by the Owner Trustee to the Mortgagee prior to said Lease being included (subject to the terms and conditions in the Credit Agreement) in the Borrowing Base calculation.

Section 5.04. Miscellaneous.

(a) The Owner Trustee shall remain liable as lessor under the Lease to perform all the obligations assumed by the Owner Trustee thereunder. The obligations of Owner Trustee under the Lease may be performed by Mortgagee or any subsequent assignee of the Mortgagee (“Subsequent Mortgagee”) without releasing Owner Trustee therefrom. The Mortgagee or any Subsequent Mortgagee shall have no liability or obligation under the Lease by reason of this Mortgage and shall not, by reason of this Mortgage, be obligated to perform any of the obligations of Owner Trustee under the Lease or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

(b) The Owner Trustee hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Lease, and (ii) subject to the Owner Trustee’s business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Lease.

(c) The Owner Trustee does hereby warrant and represent that all Leases are in full force and effect and that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Mortgage shall remain in effect, the whole or any part of the rights to the Leases or any other of the rights hereby assigned, to anyone other than the Mortgagee except in the case of Permitted Liens or as may otherwise be permitted under the Credit Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. Amendments, Etc. None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Owner Trustee and Mortgagee, provided, that any provision of this Mortgage may be waived by the Mortgagee in a written letter or agreement executed by the Mortgagee or by facsimile transmission from the Mortgagee, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.02. Notices. All notices and other communications under this Mortgage shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Mortgage shall be given to the parties hereto at the following addresses:

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Owner Trustee:

Wells Fargo Bank Northwest,

National Association

299 South Main Street, 12th Floor

Salt Lake City, Utah 84111

Attention: Val Orton

Telephone: (801) 246-5300

Facsimile: (801) 246-5053

With a copy to:

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

Attn: COO and General Counsel

Telephone: (415) 408-4712

Facsimile: (415) 408-4701

Mortgagee:

Union Bank, N.A.

Northern California Commercial Banking Division

350 California Street

San Francisco, CA 94104

Attn: Commercial Finance Division

Telephone: (415) 705-7385

Facsimile: (415) 705-7111

With a copy to:

Sheppard, Mullin, Richter & Hampton, LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111

Attention: Julie Ebert

Telephone: (415) 434-9100

Facsimile: (415) 434-3947

And with a copy to:

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

Attn: COO and General Counsel

Telephone: (415) 408-4712

Facsimile: (415) 408-4702

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Section 6.03. Continuing Lien and Security Interests; Transfer. This Mortgage shall create a continuing lien and security interest in the Collateral and (i) shall remain in full force and effect until earlier to occur of the following: (a) payment in full of all Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and (b) either (i) expiration of the term of the Credit Agreement or (ii) termination of the obligation of any Credit Facility Lender and Non-Lender to make any advances to Owner Participant pursuant to the Credit Agreement or any other Loan Document; (ii) shall be binding upon the Owner Trustee, its successors and assigns, and (iii) shall inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee, and its respective successors, transferees and assigns. The Mortgagee may, but subject to the provisions of Section 14 of the Credit Agreement, assign or otherwise transfer its rights hereunder or under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Mortgagee herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, Mortgagee shall notify the Owner Trustee of any change in payment instructions necessitated by such assignment or transfer.

Section 6.04. Governing Law; Choice of Forum; Service of Process.

(a) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY INTEREST CREATED BY THIS MORTGAGE HEREIN IS EFFECTIVE TO CONSTITUTE AN “INTERNATIONAL INTEREST” WITHIN THE MEANING OF THE CAPE TOWN CONVENTION AND IS LEGALLY SUFFICIENT UNDER APPLICABLE LAW TO CREATE VALID AND ENFORCEABLE RIGHTS, OBLIGATIONS AND INTERESTS OF THE TYPE IT PURPORTS TO CREATE.

(b) BORROWER HEREBY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND SITTING IN THE COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK, RESPECTIVELY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND MORTGAGEE PERTAINING TO THIS MORTGAGE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT MORTGAGEE AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK;

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AND FURTHER PROVIDED, THAT NOTHING IN THIS MORTGAGE SHALL BE DEEMED OR OPERATE TO PRECLUDE MORTGAGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS DUE UNDER THE CREDIT FACILITY, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR SUCH OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF MORTGAGEE. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE TO BORROWER AS SET FORTH IN SECTION 6.2 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE BORROWER’S ACTUAL RECEIPT THEREOF.

(c) TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, OWNER TRUSTEE AND MORTGAGEE EACH HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY.

(d) To the extent permitted by law, service of process in any action against the Owner Trustee or the Mortgagee may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(e) The Owner Trustee agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

Section 6.05. Severability. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage; if any one or more of the provisions of this Mortgage should be held by any court of law to be invalid, or should operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to he mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained therein.

Section 6.06. Entire Agreement. This Mortgage (including all exhibits hereto) and the documents executed pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by Owner Trustee and Mortgagee.

Section 6.07. Counterparts. This Mortgage may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought.

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Section 6.08. Credit Agreement to Control. In the event of a conflict between the terms of this Mortgage and the terms of the Credit Agreement or the Owner Trustee Guaranty, the terms of the Credit Agreement and the Owner Trustee Guaranty shall control.

Section 6.09. Section Titles. The Section titles and Table of Contents contained in this Agreement and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.010. Time of the Essence. Time is of the essence for performance of any obligations under this Mortgage.

Section 6.011. Termination and Release. Upon the earlier to occur of (a) payment in full of all Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Credit Agreement or (ii) termination of the obligation of any Credit Facility Lender and Non-Lender to make any advances to Owner Participant pursuant to the Credit Agreement or any other Loan Document; or (b) release by the Mortgagee of the Lien created hereunder in accordance with the terms and conditions of this Mortgage, the Credit Agreement and the other Loan Documents, this Mortgage, and all of the powers, rights and interests granted hereunder and created hereby shall forthwith terminate, and the Mortgagee shall, at the cost and expense of the Borrower, execute and deliver all such documents and instruments reasonably necessary to accomplish the same, and shall take all actions necessary to discharge any interests in the Collateral on the International Registry in favor of the Mortgagee, within a reasonable period of time.

Section 6.012. Waiver. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS MORTGAGE, THE OWNER TRUSTEE HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL SURETYSHIP RIGHTS, BENEFITS, SANCTIONS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY APPLICABLE LAW.

[Remainder of page intentionally left blank; signatures on following pages]

G-20	Owner Trustee Mortgage & Security Agreement Owner Trust [ ]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee

By:
Name:
Title:

UNION BANK, N.A., as Mortgagee

By:
Name:
Title:

S-1	Owner Trustee Mortgage & Security Agreement

Exhibit A

ENGINE

One (1)                     model                     engine bearing manufacturer’ serial number                     (which is described on the pre-populated drop down menus of the International Registry as a                     model                     engine bearing manufacturer’s serial number                     ).

LEASE

Any now existing and all after-acquired leases of the Equipment hereafter arising in which Owner Trustee is the lessor or an assignee of a lessor with respect to the Equipment, as the same may be modified, amended or supplemented from time to time, including but not limited to the following:

[insert description of existing lease here with FAA recording information]

Exhibit A	Owner Trustee Mortgage & Security Agreement

Exhibit H

Form of Owner Trustee Guaranty

[Appended]

H-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

FORM OF OWNER TRUSTEE GUARANTY

OWNER TRUSTEE GUARANTY NO.

dated as of             ,         ]

between

WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION,

as Guarantor

and

UNION BANK, N.A.,

as Security Agent

H

OWNER TRUSTEE GUARANTY NO.

THIS OWNER TRUSTEE GUARANTY NO.             , dated as of              ,      (as amended, modified or supplemented from time to time, the “Guaranty”), made by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the “Guarantor”), not in its individual capacity, except as expressly provided herein, but solely as trustee under that certain Trust Agreement No.             dated             ,      between Guarantor and the Borrower (as amended from time to time, the “Trust Agreement”), for the benefit of UNION BANK, N.A. (together with its successors and assigns, the “Security Agent”), in its capacity as Security Agent, for itself and on behalf of the Credit Facility Lenders and Non-Lenders under the Credit Agreement (as defined below).

Preliminary Statement

WHEREAS, Willis Lease Finance Corporation, a Delaware corporation (the “Owner Participant”), as borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the “Lenders”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, and Security Agent, U.S. Bank National Association, as Documentation Agent and Wells Fargo Bank, National Association, as Syndication Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November     , 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement;

WHEREAS, Owner Participant and the Guarantor have entered into the Trust Agreement pursuant to which the Guarantor has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of Owner Participant in accordance with the terms of the Trust Agreement;

WHEREAS, it is a condition under the Credit Agreement that this Guaranty be executed and delivered by the Guarantor in favor of the Security Agent and be in continuous full force and effect; and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor hereby makes the following representations and warranties to the Security Agent and covenants and agrees with the Security Agent as follows:

1. Continuing and Unconditional Guaranty. The Guarantor hereby irrevocably, unconditionally and absolutely guaranties to and for the Security Agent, for the ratable benefit of Credit Facility Lenders and Non-Lenders, the due performance, including without limitation the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all Obligations of the Borrower under the Credit Agreement and any other agreements or Loan Documents referred to therein, or under any renewals, extensions or modifications thereof (the “Obligations”) irrespective of (a) any lack of enforceability of any Obligation, (b) any change of the time,

H-1	OWNER TRUSTEE GUARANTY Owner Trust [ ]

manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Security Agent, the Administrative Agent or the Lenders with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of the Guarantor. The Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Security Agent, the Administrative Agent or the Lenders of whatever remedies each may have against the Borrower or the enforcement of any lien or realization upon any security the Security Agent, the Administrative Agent or the Lenders may at any time possess. The Guarantor agrees that any release which may be given by the Security Agent, the Administrative Agent or the Lenders to the Borrower shall not release the Guarantor; and the Guarantor waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof. This Guaranty is a guaranty of payment and not of collection.

If, absent the provisions of this paragraph, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Guarantor, the Security Agent, the Administrative Agent, any Lender or Non-Lender or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of the Guarantor over the amount of all liabilities of the Guarantor (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (a) as of the date hereof, and (b) as of the date of the enforcement of this Guaranty. Nothing contained in this paragraph shall be deemed to waive, diminish or modify the Guarantor’s representations, acknowledgments or recitals set forth herein or in any other Loan Document.

The Guarantor agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Borrower or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Obligations shall include all amounts that would otherwise constitute Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. The Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Administrative Agent, on behalf of itself, the Security Agent and the Lenders, are no longer subject to any right on the part of any Person, including the Borrower, the Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of the Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Until such full and final performance and indefeasible payment of the Obligations whether by Guarantor or the Borrower, the Security Agent and the Administrative Agent shall have no obligation whatsoever to transfer or assign their interest in the Loan Documents to the Guarantor.

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In the event that, for any reason, any portion of such payments to the Security Agent and the Administrative Agent on behalf of itself, the Security Agent and the Lenders, is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Guarantor shall be liable for the full amount the Security Agent, the Administrative Agent or any Lender or Non-Lender is required to repay plus any and all costs and expenses (including reasonable attorneys’ fees) paid by the Security Agent, the Administrative Agent or any Lender or Non-Lender in connection therewith.

To the maximum extent permitted by law, the Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, the Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Security Agent, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Security Agent or the Administrative Agent in existence on the date of such revocation, (d) no payment by the Guarantor, the Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of the Guarantor hereunder, except to the extent of such payment, and (e) any payment by the Borrower or from any source other than the Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of the Guarantor hereunder.

This is a continuing guaranty and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until payment in full of all the Obligations.

2. Payment of Obligations. In furtherance of, and not limiting the Guarantor’s obligations pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Credit Agreement (which Event of Default has not been waived in writing by Security Agent) any demand by the Security Agent upon the Guarantor for payment of any amount in respect of any Obligation, the Guarantor shall immediately pay the Obligation or Obligations demanded (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of the Security Agent as set forth in the Credit Agreement, or to such other location as the Security Agent may from time to time specify. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for the Security Agent to make any demand upon or bring any legal, equitable or other action, institute suit, exhaust its rights against the Borrower or any other guarantor of the Borrower, or proceed, enforce or exhaust its rights against any security given to secure payment of the Obligations.

3. Waiver. The Guarantor hereby waives all notices of any character whatsoever with respect to this Guaranty and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon, and further waives the defenses of diligence, presentment for payment, protest, demand or extensions

H-3	OWNER TRUSTEE GUARANTY Owner Trust [ ]

of time for payment. The Guarantor hereby consents to the taking of, or failure to take, from time to time without notice to the Guarantor, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any Person or Persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and the Guarantor will remain fully liable hereon notwithstanding any of the foregoing. The Guarantor hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting its liability hereunder, including without limitation: (a) except for the defense of payment made on account of the Obligations to the Security Agent or the Administrative Agent or any Lender or Non-Lender, all defenses whatsoever (legal or equitable) to the Guarantor’s liability hereunder including (i) defenses, set-offs, counterclaims or claims that Guarantor may have against Borrower or any other party liable to the Security Agent or the Administrative Agent or any Lender or Non-Lender and (ii) any defense, set-off, counterclaim or claim of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Obligations or any security therefor; (b) all right to stay of execution and exemption of property in any action to enforce its liability hereunder; (c) all rights accorded it under any other statutory provisions of any other applicable jurisdiction affecting the rights of the Security Agent to enforce the obligations of the Guarantor under this Guaranty; (d) all notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase Guarantor’s risk; (e) any defense based upon or arising out of an election of remedies by the Security Agent; (f) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof (and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder); and (g) all rights and defenses arising out of an election of remedies by the Security Agent, even though that election of remedies may have the effect of destroying the Guarantor’s rights of subrogation and reimbursement against the Borrower.

To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation or reimbursement Guarantor has or may have as against the Borrower with respect to the Obligations, until the Obligations have been indefeasibly paid in full. In addition, Guarantor hereby waives any right to proceed against the Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Borrower with respect to the Obligations. Guarantor also hereby waives any rights to recourse to or with respect to any asset of the Borrower. Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make Guarantor a “creditor” of the Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code, Guarantor shall not be deemed a “creditor” of the Borrower.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL SURETYSHIP RIGHTS, BENEFITS, SANCTIONS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY APPLICABLE LAW.

H-4	OWNER TRUSTEE GUARANTY Owner Trust [ ]

4. Representations and Warranties. The Guarantor, in its individual capacity, represents and warrants to the Security Agent as follows:

(a) Organization; Good Standing. It is a national banking association/trust company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority necessary to enter into and perform its obligations hereunder and under the Trust Agreement, and has full right, power and authority to enter into and perform its obligations as Guarantor pursuant to the Trust Agreement under each of the Loan Documents to which it is a party.

(b) Powers and Authorizations. The making and performance of this Guaranty and each of the other Loan Documents to which the Guarantor is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of or compliance with any of the terms and provisions thereof will violate any federal or state law or regulation governing its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected. Assuming due authorization, execution and delivery of this Guaranty and each of the other Loan Documents by each of the parties thereto (other than the Guarantor), this Guaranty and each of the other Loan Documents to which it is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms, except as enforcement may be limited by the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

(c) Loan Documents. The Guarantor further represents and warrants to the Security Agent that the Guarantor has read and understands the terms and conditions of the Loan Documents.

5. Covenants. The Guarantor covenants and agrees that from and after the date hereof and so long as Obligations remain unpaid or outstanding:

(a) Location of Chief Executive Offices. The chief executive office and chief place of business (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect in the State of Utah) of the Guarantor are located at 79 South Main Street, Salt Lake City, Utah 8411.1 and the Guarantor agrees to give the Security Agent at least thirty (30) days’ prior written notice of any relocation of said chief executive office or chief place of business from its present location.

(b) Compliance With Law. The Guarantor shall maintain its corporate existence under and in compliance with all applicable laws and conduct its business in all material respects in accordance with all applicable laws binding on it and its operations or assets and perform its obligations under the Loan Documents to which it is a party.

H-5	OWNER TRUSTEE GUARANTY Owner Trust [ ]

(c) No Security Interest. The Guarantor agrees not to create, incur, assume or suffer to exist any Lien attributable to Guarantor on the Equipment or the other Collateral (excluding any Liens specifically permitted under the Loan Documents), and shall take all necessary action to remove and release any such Lien and shall reimburse and indemnify the Security Agent, and each other party to any of the Loan Documents, for any loss incurred as a result of any such Lien.

(d) No Amendment to Trust Agreement. The Guarantor, in its individual capacity, agrees to perform its obligations under the Trust Agreement and further agrees not to amend, supplement, modify or terminate the Trust Agreement, or revoke the Trust, without the Security Agent’s prior written consent except as permitted by Section 5(d) of the Beneficial Interest Pledge Agreement.

(e) No Other Business. In its capacity as trustee for Borrower, the Guarantor has engaged in no business activity and will engage in no other business activities, except in respect of the transactions contemplated by the Loan Documents, and has incurred no indebtedness other than as contemplated by the Loan Documents.

(f) Indebtedness. The Guarantor will not contract for, create, incur or assume any indebtedness (including contingent liability therefor), grant any credit, guarantee any debts or grant any indemnity other than pursuant to the Loan Documents or as otherwise expressly permitted by the Loan Documents.

(g) Sale or Assignment. Except as expressly permitted by the Credit Agreement and the other Loan Documents and/or upon receipt of written instructions from Security Agent, the Guarantor will not sell, assign, transfer or otherwise dispose of the Equipment or the other Collateral (or any portion thereof).

6. Subordination of Sums Payable to Any Guarantor. The Guarantor hereby subordinates all claims and demands it has, or may in the future have, against the Borrower arising or growing out of any indebtedness, liability or obligation, direct or indirect, due or to become due which arises, may arise or arose by reason of any advance or loan by the Guarantor, directly or indirectly, to the Borrower, but excluding any compensation from time to time accrued and owed to Guarantor from Borrower, as such compensation is permitted under Section 6.07 of the Trust Agreement (all of such claims and demands being herein referred to collectively as the “Subordinated Liabilities”), to the prior and full payment, performance, satisfaction and discharge of the Obligations, and the Guarantor agrees that the Security Agent shall first be paid in full with interest all sums now due or that may hereafter accrue and become due and payable by the Borrower under the Credit Agreement, the Notes and any other Loan Document before the Guarantor shall be paid anything by the Borrower or out of any property of the Borrower for or on account of any of the Subordinated Liabilities. The Guarantor further agrees that the Security Agent, the Administrative Agent or any Lender or Non-Lender may at any time and from time to time renew or extend the time of payment of any indebtedness of the Borrower to the Security Agent, the Administrative Agent or any Lender or Non-Lender, or any portion of such indebtedness, and may make new loans to the Borrower, secured or unsecured, under the Credit Agreement or otherwise, with or without a guarantee, all without any notice to the Guarantor who shall nonetheless remain fully bound by its agreement to subordinate the Subordinated Liabilities until this Guaranty has been terminated by the Security Agent in the manner hereinafter provided.

H-6	OWNER TRUSTEE GUARANTY Owner Trust [ ]

7. Expenses. In addition to all other liabilities of the Guarantor hereunder, the Guarantor also agree to pay to the Security Agent, on demand, all reasonable costs and expenses (including reasonable fees, costs and disbursements of its counsel) which may be incurred in the enforcement of the Obligations or the liabilities of the Guarantor hereunder.

8. Modification of Obligations. The Guarantor hereby consents and agrees that without further notice to or assent from it, the amount of the Obligations, the time of payment of any or all the Obligations may be changed, any other term or condition relating to any or all the Obligations may be changed, the Borrower (or any other Person primarily or secondarily liable for the Obligations, including the Guarantor hereunder) may be discharged from any or all the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that the Guarantor will remain bound upon this Guaranty notwithstanding any or all of the foregoing.

9. No Waivers; No Election; Rights and Remedies Cumulative. No failure on the part of the Security Agent to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. Subject to the terms of Section 17 hereof, the Security Agent shall have the right to seek recourse against the Guarantor to the fullest extent provided for herein, and no election by the Security Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Security Agent’s right to proceed in any other form of action or proceeding or against other parties unless the Security Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Security Agent, the Administrative Agent or any Lender or Non-Lender under any Loan Document or any other document or instrument evidencing the Obligations shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that the Security Agent, the Administrative Agent or any Lender or Non-Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as the Security Agent shall determine, in its sole discretion.

10. Other Guaranties. A subsequent or concurrent guaranty by any other guarantor of any of the Obligations shall not be deemed to be in lieu of or to supersede or terminate this Guaranty but shall be construed as an additional or supplementary guaranty; and if any other guarantor has given to the Security Agent a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

11. Right of Set-off. Upon an Event of Default under the Credit Agreement (which Event of Default is not waived in writing by Security Agent), the Security Agent, the Administrative Agent and each Lender and Non-Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits

H-7	OWNER TRUSTEE GUARANTY Owner Trust [ ]

at any time held and other indebtedness at any time owing by the Security Agent, the Administrative Agent and any Lender or Non-Lender to or for the credit of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty. Any such set-off or application of deposits by a Lender or Non-Lender shall be deemed to be made on behalf of all of the Lenders, in accordance with their respective Pro Rata Shares.

12. Termination of Guaranty. This Guaranty shall terminate and be of no further force and effect upon the earliest to occur of the following: (a) payment in full of all Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Credit Agreement or (ii) termination of the obligation of any Credit Facility Lender and Non-Lender to make any advances to Owner Participant pursuant to the Credit Agreement or any other Loan Document or (b) transfer of the Beneficial Interest contemplated by the Trust Agreement to (i) WLFC Funding Corporation or (ii) any other Subsidiary of the Borrower pursuant to any contribution agreement or similar agreement entered into in connection with a securitization transaction similar to the transactions contemplated by the WEST Funding Facility; provided that any such transfer made in connection with this Subsection 12(b) shall occur only with the express written consent of Security Agent, which consent may be withheld in Security Agent’s sole discretion.

13. Binding Effect; Assignment. The provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantor and the Security Agent and their respective successors and assigns, except that the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder.

14. Amendments and Waivers. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the then-existing Guarantor and Security Agent, provided, that any provision of this Guaranty may be waived by the Security Agent in a written letter or agreement executed by the Security Agent or by facsimile transmission from the Security Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. Governing Law; Choice of Forum; Service of Process.

(a) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) GUARANTOR HEREBY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND SITTING IN THE COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK,

H-8	OWNER TRUSTEE GUARANTY Owner Trust [ ]

RESPECTIVELY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR AND SECURITY AGENT PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT SECURITY AGENT AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK OR SOUTHERN DISTRICT OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURITY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS DUE UNDER THE CREDIT FACILITY, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR SUCH OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURITY AGENT. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE TO GUARANTOR AS SET FORTH IN SECTION 15(d) HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE GUARANTOR’S ACTUAL RECEIPT THEREOF.

(c) TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, GUARANTOR AND SECURITY AGENT EACH HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY.

(d) To the extent permitted by law, service of process in any action against the Guarantor or the Security Agent may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(e) The Guarantor agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

16. Assignment by Security Agent. The Security Agent may, with the consent of Guarantor (which consent shall not be unreasonably withheld) and subject to the provisions of Section 14 of the Credit Agreement assign or otherwise transfer any of its rights hereunder or under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Security Agent herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, the Security Agent shall notify the Guarantor and the Borrower of any change in payment instructions necessitated by such assignment or transfer.

H-9	OWNER TRUSTEE GUARANTY Owner Trust [ ]

17. Capacity of Guarantor. It is understood and agreed that the Guarantor is entering into this Guaranty solely in its capacity as Trustee under the Trust Agreement, except as otherwise expressly stated herein, and that it shall not be liable or accountable in its individual capacity in any circumstances whatsoever except for the gross negligence or willful misconduct of the Guarantor in its individual capacity and as otherwise expressly provided in the Trust Agreement, this Guaranty or any of the other Loan Documents to which it is a party, but otherwise shall be liable or accountable solely to the extent of the assets of the Trust Estate.

[Remainder of page intentionally left blank; signatures on following pages]

H-10	OWNER TRUSTEE GUARANTY Owner Trust [ ]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR

WELLS FARGO NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Trustee

By:
Name:
Title:

S-1	OWNER TRUSTEE GUARANTY Owner Trust [ ]

Exhibit I

Form of Leasing Subsidiary Security Assignment

[Appended]

I-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

FORM OF LEASE SUBSIDIARY SECURITY ASSIGNMENT

[SUBSIDIARY] SECURITY ASSIGNMENT

dated [            , 20    ]

[SUBSIDIARY]

as Assignor

and

UNION BANK, N.A.

as Security Agent

LEASE SECURITY ASSIGNMENT RELATING TO

[                                         ]

I	Leasing Subsidiary Security Assignment

THIS LEASE SECURITY ASSIGNMENT (this “Assignment”) dated [            , 20    ],

BETWEEN

(1) [SUBSIDIARY] a limited liability company duly incorporated under the laws of Ireland having its registered office at Ashley House, Morehampton Road, Dublin 4 (the “Assignor”);

AND

(2) UNION BANK, N.A., in its capacity as Security Agent for itself and on behalf of the Credit Facility Lenders and Non-Lenders under the Credit Agreement (as defined below), and having its registered office at the address referenced in Section 13 hereof (the “Assignee”).

RECITALS

A. Borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the “Lenders”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, and Security Agent, U.S. Bank National Association, as Documentation Agent and Wells Fargo Bank, National Association, as Syndication Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November     , 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement; and

B. It is a condition of the Credit Agreement that the Assignor execute and deliver to the Assignee this Assignment to secure performance by the Assignor of its obligations to the Assignee under that certain Subsidiary Guaranty, dated as of even date herewith, made by the Assignor and certain other subsidiaries of the Borrower in favor of Assignee (“Subsidiary Guaranty”).

NOW IT IS AGREED as follows:

1. Definitions.

1.1 In this Assignment (including the Recitals) words and phrases defined in the Credit Agreement shall have the same meaning herein and the following words shall have the following meanings unless the context otherwise requires:

“Assigned Property” means all of the Assignor’s rights, title, benefit and interest to, in and under the Sub-Lease including (without limitation) all monies whatsoever payable to or for the account of the Assignor under the Sub-Lease and all other rights and benefits whatsoever accruing to the Assignor as a result of the Sub-Lease (including the Insurances) together with the benefit of any security granted or issued to the Assignor as security for the performance of any other party’s obligations under the Sub-Lease;

I-1	Leasing Subsidiary Security Assignment

“Dollars” or “US$” means United States Dollars, the lawful currency of the United States of America, for the time being;

“Engine” means one [                    ] with Manufacturer’s Serial No. [            ] as more fully described in the Sub-Lease;

“Event of Loss” shall have the meaning ascribed thereto in the Credit Agreement;

“Head Lease” means the General Terms Engines Lease Agreement, entered into between Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Trustee, and the Assignor as of August 3, 2006 and Aircraft Engine Lease Agreement, entered into between Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Trustee, and the Assignor as of                     in respect of the Engine, as same may be amended and/or supplemented from time to time;

“Insurances” means all of the Assignor’s rights, title, benefit and interest to, in and under the insurances procured by the Sub-Lessee in fulfillment of its obligations under the Sub-Lease (other than any policy of third party liability insurance), including (without limitation) all monies payable to or for the account of the Assignor under the Insurances and all other rights and benefits whatsoever accruing to the Assignor as a result of the Insurances;

“Secured Obligations” means all obligations of the Assignor under the Subsidiary Guaranty, which, for all purposes hereof, shall be deemed to include the due performance, including, without limitation, the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all obligations of the Borrower owed to Security Agent, the Administrative Agent or any Credit Facility Lender under the Credit Agreement, the Notes, and any other Loan Documents referred to therein, or under any renewals, extensions or modifications thereof;

“Sub-Lease” means the existing General Terms Engine Lease Agreement, entered into between the Assignor and the Sub-Lessee as of [                    ], and Aircraft Engine Lease Agreement, entered into between the Assignor and the Sub-Lessee as of [                    ] in respect of the Engine, as more particularly defined in Schedule 4 attached hereto;

“Sub-Lessee” means [                    ];

“Transaction Documents” means collectively the Subsidiary Guaranty and this Assignment together with all notices and acknowledgments and any other documents amending, supplementing, substituting or ancillary to any of the foregoing from time to time.

1.2 Interpretation.

(a) Clause headings are for ease of reference only.

(b) References in these presents to clauses, sub-clauses, paragraphs or Schedules are, unless otherwise specified, to be construed as references to clauses, sub-clauses and paragraphs of and the Schedules to these presents.

I-2	Leasing Subsidiary Security Assignment

(c) References in these presents to herein, hereby and hereunder shall be a reference to the entire Lease Security Assignment and not any particular clause.

(d) References in these presents to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(e) References in these presents to “relevant statutory provision” shall include references to any provision of the laws of any jurisdiction which may from time be applicable.

(f) References in these presents to any agreement, document or instrument shall include such agreement, document or instrument as the same may from time to time be varied, amended, supplemented, novated or substituted.

(g) References in these presents to the word “person” or “persons” include, without limitation, individuals, firms, corporations, government agencies, authorities and other bodies, incorporated or unincorporated and whether having distinct legal personality or not.

(h) References in these presents to any party hereto or any person include references to any successor or assign of such party or other person.

(i) Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa.

(j) Reference in these presents to the word “written” or “in writing” shall include any means of visible reproduction.

(k) A time of day shall be construed as a reference to Dublin time.

2. Warranties.

2.1 The Assignor hereby represents and warrants to the Assignee that:

(a) the Assignor has the full power and authority and legal right to execute, deliver and perform the terms of this Assignment and such execution, delivery and performance is duly authorised by all necessary corporate action of the Assignor and this Assignment constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms;

(b) the Sub-Lease constitutes valid and binding obligations of the Assignor and is in full force and effect and has not been varied or modified in any way or cancelled and neither the Assignor nor (so far as Assignor is actually aware) the relevant Sub-Lessee are in default thereunder nor has any Event of Loss occurred with respect to the Engine; and

(c) it has not previously assigned, charged, pledged or otherwise encumbered any of its rights and benefits under the Assigned Property.

I-3	Leasing Subsidiary Security Assignment

3. Assignment.

3.1 In consideration as aforesaid, the Assignor as legal and beneficial owner, for the purpose of securing the Secured Obligations, hereby assigns and agrees to assign to the Assignee the Assigned Property:

Provided that the Assignor shall keep the Assignee fully and effectually indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Assignee by reason of the failure of the Assignor to perform any of its obligations pursuant to the Sub-Lease.

Provided further that any or all monies and rights comprising the Assigned Property shall be payable to the Assignor and performed in accordance with the provisions regulating payment and performance thereof in the Sub-Lease until such time as an Event of Default shall occur and be continuing and the Assignee shall direct to the contrary, whereupon the Assignor shall forthwith, and the Assignee may, at any time thereafter, instruct the persons from whom such monies are then payable to pay the same to the Assignee or as it may direct.

3.2 The Assignee’s rights under this Assignment shall become exercisable only upon the occurrence of an Event of Default which is continuing.

3.3 Upon release of the Assignor from its obligations under the Subsidiary Guaranty pursuant to the conditions set forth in Section 12 of the Subsidiary Guaranty, the Assignee agrees to re-assign to the Assignor all right, title, benefit and interest in the Assigned Property; provided that this Assignment shall be reinstated if at any time payment and performance of the Secured Obligations, or any part thereof, are, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by Assignee, whether as a “voidable preference”, “fraudulent preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In addition, upon the sale or other disposal of the Engine in accordance with the Credit Agreement, the Assignee agrees to re-assign to the Assignor all right, title, benefit and interest in the Assigned Property to the extent it relates to that Engine.

3.4 Any amount received by the Assignee pursuant to this Assignment shall be applied in discharging any sums then due and owing which are secured by this Assignment.

3.5 This security is in addition to, and shall not be merged in, or in any way prejudice, any other security interest, document or right which the Assignee may now or at any time hereafter hold or have.

3.6 The powers which this Assignment confers on the Assignee are cumulative, without prejudice to its powers under the general law and may be exercised as often as the Assignee thinks appropriate.

3.7 Sections 17 and 20 of the Conveyancing and Law of Property Act 1881 shall not apply to the security constituted by this Assignment.

4. Notice of Assignment.

4.1 Following the occurrence of an Event of Default, and during the continuance thereof, and if requested by Assignee in writing to do so, the Assignor shall deliver a notice of

I-4	Leasing Subsidiary Security Assignment

assignment forthwith to Sub-Lessee in the form of Schedule 1 and to brokers through whom the Insurances are placed in the form of Schedule 3 (or such other form as the Assignee may agree) and shall use its reasonable endeavours to procure an acknowledgement of the relevant Sub-Lessee in the form of Schedule 2 (or such other form as the Assignee may agree) PROVIDED ALWAYS that the Assignee shall not issue or deliver any such notice of assignment unless and until an Event of Default has occurred and is continuing.

4.2 From time to time after the execution of this Assignment, the Assignor shall deliver to the Assignee evidence, in form and substance satisfactory to the Assignee that this Assignment or prescribed particulars thereof have been delivered to and filed with all relevant authorities in all applicable jurisdictions including, without limitation particulars (by way of Form C1) of the charges created by the Assignor pursuant to this Assignment, which particulars must be filed with the Irish Registrar of Companies within 21 days of the date of creation of such charge.

5. Covenants.

5.1 The Assignor hereby covenants with the Assignee that:

(a) it will do or permit to be done each and every act or thing which the Assignee may from time to time reasonably require to be done for the purpose of enforcing the Assignee’s rights in relation to the Assigned Property and under this Assignment;

(b) except as permitted by the Head Lease, the Sub-Lease, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and this Assignment, it will not transfer, assign, sell, dispose of or otherwise alienate, nor will it create or permit to exist any mortgage, charge, pledge lien or other security interest whatsoever, howsoever created or arising, over any of its rights, title, benefit or interest under the Assigned Property;

(c) following the occurrence of an Event of Default which is continuing the Assignor will not without the prior written consent of the Assignee, not to be unreasonably withheld or delayed, amend or modify any provision of the Sub-Lease which would in any way be prejudicial to the Assignee’s rights or agree or purport to do so.

6. Assignor Acknowledgements.

6.1 It is agreed that notwithstanding the provisions of this Assignment:

(a) the Assignor shall at all times remain liable to perform all the duties and obligations of the Assignor in relation to the Assigned Property to the same extent as if this Assignment had not been executed;

(b) the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Sub-Lessee under the Sub-Lease except to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations;

I-5	Leasing Subsidiary Security Assignment

(c) the Assignee shall not have any obligation or liability under the Assigned Property by reason of, or arising out of, this Assignment or be obliged to perform any of the obligations or duties of the Assignor under the Assigned Property or to make any payment or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder;

(d) for so long as no Event of Default by the Assignor in the payment or discharge of any of the Secured Obligations shall have occurred and be continuing, the Assignor shall continue to be entitled to exercise its rights and powers under the Sub-Lease but at any time following the occurrence and during the continuance of an Event of Default the Assignee shall be entitled to notify the Sub-Lessee that the Assignee’s rights as assignee have become exercisable, and after the delivery of such notice, during the continuance of such Event of Default, all such rights and powers shall be exercisable only by the Assignee;

(e) the Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment made under the Assigned Property or received by it hereunder or to make any claim or take any other action to collect any monies or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee shall be entitled;

(f) the Assignee shall not be responsible in any way whatsoever in the event that the exercise by the Assignor of any of its rights or powers under the Assigned Property may be adjudged improper or to constitute a breach or repudiation of the Assigned Property by the Assignor; and

(g) in the event of any circumstances whereby further performance of the Sub-Lease becomes impossible or unlawful or is otherwise frustrated, such impossibility, unlawfulness or frustration shall not affect the validity of any payments already received by the Assignee pursuant to this Assignment.

7. Power of Attorney. As security for the performance of the Secured Obligations and for conferring on the Assignee the benefit of the rights expressed to be conferred under this Assignment, the Assignor irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney with full power (in the name of the Assignor or otherwise) to carry out any of the Assignor’s obligations under this Assignment, to ask, require, demand, receive, compound and give acquittance for any and all monies and advises for monies due or to become due, under or arising out of, the Sub-Lease or the Assigned Property, to enforce any provision thereof, to give valid receipts and discharges, to endorse any cheques or other installments or orders in connection therewith, and generally to file any claims or take any action or institute any proceedings which may seem necessary or advisable to the Assignee, for the purpose of putting into effect the intent of this Assignment. The powers conferred on the Assignee by this Clause shall only be exercisable by the Assignee following the occurrence and during the continuance of an Event of Default in payment or discharge of the Secured Obligations, but no party dealing with the Assignee as such attorney shall be bound to enquire as to whether this condition has in fact been satisfied.

I-6	Leasing Subsidiary Security Assignment

8. Application of Proceeds. If any sum paid or recovered in respect of the liabilities of the Assignor under this Assignment is less than the amount then due, the Assignee may apply that sum in accordance with the provisions of the Credit Agreement.

9. Continuing Security. The security hereby constituted shall be a continuing security and shall not be discharged by reason of any matter which would otherwise discharge the Assignor from its obligations hereunder including without limitation, any variation of or amendment to any of the Transaction Documents, except as provided for in Clause 3.3 above.

10. Further Assurance. The Assignor agrees at any time and from time to time, upon the request of the Assignee, to execute and deliver promptly and duly to the Assignee any and all such further instruments and documents which the Assignee may reasonably require, or which are required by law, for obtaining the full benefits of this Assignment and the Assigned Property and of the rights and powers herein granted.

11. Compliance. If the Assignor fails to comply with any provision of this Assignment, the Assignee may, without being in any way obliged to do so, or responsible for so doing and without prejudice to its ability to treat that non-compliance as a default by the Assignor in the payment or discharge of any of the Secured Obligations effect compliance on the Assignor’s behalf, whereupon the Assignor will become liable to pay immediately on receipt of written demand therefor any sums reasonably expended by the Assignee together with all reasonable costs and expenses (including reasonable legal costs) in connection therewith, together with interest, at the Post-Default Rate (without deduction, both after and before judgment) from the date of the Assignee’s expenditure until payment.

12. Delays, Waivers, Rights Cumulative. No failure to exercise, and no delay on the part of the Assignee in exercising, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude the further exercise thereof.

The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

13. Notices.

13.1 Any notice or other communication to be given under or for the purposes of this Assignment shall be in writing and shall be treated as properly served or given if hand delivered or sent by registered post, reputable courier or facsimile (subject, in the case of facsimile transmission, to the sender having posted a copy of the facsimile transmission to the notice address of the recipient on the date of transmission (but without prejudice to Clause 13.3)) to the relevant person at the following address or facsimile number (or such other address or facsimile number) as that person may have designated in writing from time to time to the person giving the notice):

I-7	Leasing Subsidiary Security Assignment

Assignee:	Address:

Union Bank, N.A. Northern California Commercial Banking Division 350 California Street San Francisco, CA 94104 Attn: Commercial Finance Division Gen Tel: 001 415 705 7385 Fax: 001 415 705 7111

Copy:

Sheppard, Mullin, Richter & Hampton, LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111-4106

Attn: Julie Ebert, Esq.

Dir Tel: 001 415 774 3202

Gen Tel: 001 415 434 9100

Fax: 001 415 434 3947

Assignor:	Address:

WLFC (Ireland) Limited Ashley House Morehampton Road Dublin 4 Ireland Attention: Company Secretary Facsimile No: (353 1) 619 9010

In addition, the Assignee agrees to send copies of all notices that are sent to the Assignor to Willis Lease Finance Corporation at the following address:

Address:	Willis Lease Finance Corporation 773 San Marin Drive, Suite 2215 Novato, CA 94998 Attn: COO and General Counsel Telephone No.: 001 415 408 4712 Facsimile No.: 001 415 408 4702

13.2 Any such notice or other communication shall be deemed to have been received by the recipient:

I-8	Leasing Subsidiary Security Assignment

(a) in the case of a letter which is hand delivered or delivered via courier, when actually delivered and, in the case of a letter which is sent by registered post, on the tenth day after posting (or on actual receipt if earlier); or

(b) in the case of transmission by facsimile, if transmitted during normal business hours in the place of receipt, at the time of transmission, and otherwise, when normal business hours next begin in the place of receipt.

13.3 Each person making a communication under this Assignment by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant to this Assignment.

13.4 All communications and documents delivered pursuant to or otherwise relating to this Assignment shall either be in English or accompanied by a certified English translation prepared by a translator approved by the Assignee.

14. Partial Invalidity. If at any time any one or more of the provisions of this Assignment becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ASSIGNOR IRREVOCABLY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS ASSIGNMENT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. ASSIGNOR, BY ITS EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL CARE OF THE BORROWER AT THE BORROWER’S ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. ASSIGNOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. ASSIGNOR SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 15 SHALL AFFECT, OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE

I-9	Leasing Subsidiary Security Assignment

RIGHT OF THE ASSIGNEE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ASSIGNOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

16. Counterparts. This Assignment may be executed in any number of counterparts and by the different parties to this Assignment on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

17. Amendments. None of the terms or provisions of this Assignment may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Assignor and Assignee, provided, that any provision of this Assignment may be waived by the Assignee in a written letter or agreement executed by the Assignee or by facsimile transmission from the Assignee, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Remainder of page intentionally left blank; signatures on following pages]

I-10	Leasing Subsidiary Security Assignment

IN WITNESS WHEREOF the parties hereto have executed and delivered this Assignment under hand in the case of the Assignee and as a deed in the case of Assignor on the date written above.

“Assignor”

Signed and delivered as a deed by , as attorney for WLFC (IRELAND) LIMITED, in the presence of:

Signature of witness
Name of witness
Address of witness

Occupation of witness

“Assignee”

UNION BANK, N.A., as Security Agent

By:
Name:
Title:

S-1	Leasing Subsidiary Security Assignment

SCHEDULE 1

NOTICE OF ASSIGNMENT

From:	WLFC (Ireland) Limited
To:	[ ]	[ ], 20

Dear Sirs,

We hereby give you notice that by a Lease Security Assignment dated [            , 20    ] (the “Assignment”) between us and Union Bank, N.A., as Security Agent (“Assignee”) we have assigned absolutely by way of security to Assignee all our right, title and interest in and to:

1. the Aircraft Engine Lease Agreement (the “Sub-Lease”), dated as of [                    ], between ourselves and yourselves (as amended, novated, supplemented or otherwise modified from time to time relating to one aircraft engine with manufacturer’s serial no. [                    ] (the “Engine”).

2. All monies that may be payable by you under the Sub-Lease shall be paid to the US Dollar Bank Account in the name of the Assignee with [                    ] Bank Account No. [                    ] (the “Account”) with immediate effect unless and until the Assignee otherwise directs to you in writing PROVIDED ALWAYS that your obligations under the Sub-Lease shall not be increased as a result of making any such payments to the Account and if same would occur we will locate the Account in a jurisdiction so as to ensure that there is no increase in your obligations under the Sub-Lease.

3. This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Assignee on the enclosed Acknowledgment.

Yours faithfully,

For and on behalf of
WLFC (IRELAND) LIMITED

Schedule 1-1	Leasing Subsidiary Security Assignment

SCHEDULE 2

ACKNOWLEDGMENT

From:	[ ]
To:	Union Bank, N.A.
c.c.	WLFC (Ireland) Limited	[ ], 20

Dear Sirs,

We acknowledge receipt of a Notice of Assignment dated [            , 20    ] (the “Assignment Notice”) relating to a lease security assignment (the “Assignment”) between WLFC (Ireland) Limited (the “Assignor”) and you, Union Bank, N.A., as assignee. We acknowledge that the Assignment is effective to confer on you all the rights, title and interest of the Assignor under the Sub-Lease as defined in the Assignment. All terms defined in the Assignment Notice shall have the same meaning herein.

In consideration of payment to us of US$1.00, we hereby agree as follows:

1. That we will pay to you at the Account (or such other account as you may nominate) all amounts from time to time payable by us under the Sub-Lease.

2. That we will not, without your prior written consent, create or permit to exist any mortgage, charge, pledge, lien or other security interest whatsoever, howsoever created or arising in and over the Engine which results directly or indirectly from acts of or claims against ourselves except as expressly permitted by the Sub-Lease.

3. That we will perform, observe and comply with all our other undertakings and obligations under the Sub-Lease in your favour and for your benefit as if you were named therein instead of the Assignor, and if you so request, in regard to the Sub-Lease, enter into a new agreement with you or your nominee, on the same terms (mutatis mutandis) as the Sub-Lease.

4. With effect from the date of receipt of the Assignment Notice, we agree that we shall not recognise the exercise by the Assignor of any of its rights and powers under the Sub-Lease unless and until requested to do so by you.

Yours faithfully,

For and on behalf of
[ ]

Schedule 2-1	Leasing Subsidiary Security Assignment

SCHEDULE 3

NOTICE OF ASSIGNMENT

Address to: Insurance Brokers

WLFC (Ireland) Limited (“Assignor”) a limited liability company organised under the laws of Ireland, the lessor of one aircraft engine [                    ] with manufacturer’s serial number [            ] (the “Engine”) pursuant to a Sub-Lease (as amended and supplemented from time to time) between Assignor and [        ], hereby gives notice that, by a certain Lease Subsidiary Security Assignment, dated as of [            , 20    ] and entered into between Assignor and Union Bank, N.A., in its capacity as Security Agent for itself and on behalf of the “Credit Facility Lenders” and “Non-Lenders” under that certain Credit Agreement, dated as of November 18, 2009 (the “Assignee”), Assignor has assigned by way of security to the Assignee all its rights, title benefit and interest in to and under all insurances in respect of the Engine except third party liability insurances.

For and on behalf of
WLFC (IRELAND) LIMITED

Schedule 3-1	Leasing Subsidiary Security Assignment

SCHEDULE 4

ENGINE AND SUBLEASE DETAILS

One (1) [                    ] aircraft engine model                     bearing manufacturer’s serial number [            ]

Aircraft Engine Lease Agreement, dated as of                     , between WLFC (Ireland) Limited (“Lessor”), as lessor, and             (“Lessee”), as lessee, incorporating the terms of the General Terms Engine Lease Agreement, dated as of                     between Lessor and Lessee.

[WILLIS TO PROVIDE COPY OF LEASE AGREEMENT AND SUB-LEASE TO UNION BANK WHEN REQUESTING SIGNATURE.]

Schedule 3-1	Leasing Subsidiary Security Assignment

Exhibit J

Form of Subsidiary Guaranty

[Appended]

J-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

LEASING SUBSIDIARY GUARANTY

Dated as of

made by

[SUBSIDIARY],

together with any other entity that becomes a guarantor hereunder,

as Guarantor

in favor of

UNION BANK, N.A.,

as Security Agent

J	Subsidiary Guaranty

-i-	Subsidiary Guaranty

15.	Governing Law: Jurisdiction	8

16.	Waiver of Jury Trial	9

17.	Counterparts	9

18.	Additional Guarantors	9

19.	Severability	9

20.	Headings; Binding Effect	9

21.	Consultation with Advisors	9

22.	Entire Agreement	9

23.	Credit Agreement to Control	10

Schedule 1 – List of Existing Liens

-ii-	Subsidiary Guaranty

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY, dated as of                      (as amended, modified or supplemented from time to time, the “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder, the “Guarantors”), for the benefit of UNION BANK, N.A. (the “Security Agent”), in its capacity as Security Agent for itself and on behalf of the Credit Facility Lenders and Non-Lenders under the Credit Agreement (as defined below).

Preliminary Statement

WHEREAS, Willis Lease Finance Corporation (the “Borrower”), Union Bank, N.A., together with any other Lenders from time to time (collectively, the “Lenders”) and Union Bank, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender, and Security Agent, U.S. Bank National Association, as Documentation Agent and Wells Fargo Bank, National Association, as Syndication Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November     , 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement;

WHEREAS, each Guarantor is a direct or indirect wholly owned subsidiary of the Borrower, and the Borrower will use a portion of the proceeds of the Loans to finance or re-finance the operation of each such Guarantor and, consequently, each Guarantor will benefit from the extension of credit to the Borrower pursuant to the Credit Agreement;

WHEREAS, it is a condition to the making of any Loan under the Credit Agreement that this Guaranty be executed and delivered by each Guarantor in favor of the Security Agent and be in continuous full force and effect; and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Guarantor hereby makes the following representations and warranties to the Security Agent and covenants and agrees with the Security Agent as follows:

1. Continuing and Unconditional Guaranty. Each Guarantor, jointly and severally, hereby irrevocably, unconditionally and absolutely guaranties to and for the Security Agent for itself and on behalf of the Credit Facility Lenders and Non-Lenders the due performance, including, without limitation, the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all obligations of the Borrower owed to the Security Agent, the Administrative Agent or any Credit Facility Lender under the Credit Agreement, the Notes, and any other Loan Documents referred to therein, or under any renewals, extensions or modifications thereof (the “Obligations”) irrespective of (a) any lack of enforceability of any Obligation, (b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law,

J-1	Subsidiary Guaranty

regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Security Agent or the Administrative Agent or the Credit Facility Lenders with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of any Guarantor. Each Guarantor agrees that the obligations of each Guarantor hereunder are independent of the obligations of the Borrower or any other Guarantor, and that a separate action may be brought against each Guarantor whether or not such action is brought against the Borrower or any other Guarantor or whether or not the Borrower or any other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Security Agent, Administrative Agent or the Credit Facility Lenders of whatever remedies it may have against the Borrower or any other Guarantor, or the enforcement of any Lien or realization upon any security the Security Agent or the Administrative Agent may at any time possess. Each Guarantor agrees that any release which may be given by the Security Agent or the Administrative Agent or the Credit Facility Lenders to the Borrower or any other Guarantor shall not release such Guarantor; and each Guarantor waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof. This Guaranty is a guaranty of payment and not of collection.

If, absent the provisions of this paragraph, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantors’ aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Guarantors, the Security Agent, any Credit Facility Lender or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of the Guarantors on an aggregate basis over the amount of all liabilities of the Guarantors on an aggregate basis (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (a) as of the date hereof, and (b) as of the date of the enforcement of this Guaranty. Nothing contained in this paragraph shall be deemed to waive, diminish or modify the Guarantors’ representations, acknowledgments or recitals set forth herein or in any other Loan Document.

Each Guarantor agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Borrower or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Obligations shall include all amounts that would otherwise constitute Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. The Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Administrative Agent, on behalf of itself, the Security Agent and the Credit Facility Lenders are no longer subject to any right on the part of any Person, including the Borrower, the Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of the Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent

J-2	Subsidiary Guaranty

or preferential. Until such full and final performance and indefeasible payment of the Obligations whether by any Guarantor or the Borrower, the Administrative Agent, on behalf of itself, the Security Agent and the Credit Facility Lenders shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to any Guarantor. In the event that, for any reason, any portion of such payments to the Security Agent or the Administrative Agent is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Guarantors shall be liable for the full amount the Security Agent or the Administrative Agent or any Credit Facility Lender is required to repay plus any and all costs and expenses (including reasonable attorneys’ fees) paid by the Security Agent or the Administrative Agent or any Credit Facility Lender in connection therewith.

To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Security Agent, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Security Agent or the Administrative Agent in existence on the date of such revocation, (d) no payment by any Guarantor, the Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of the Guarantors hereunder, except to the extent of such payment, and (e) any payment by the Borrower or from any source other than a Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of the Guarantors hereunder.

This is a continuing guaranty and shall remain in full force and effect and be binding upon each Guarantor, its successors and assigns until payment in full of all the Obligations.

2. Payment of Obligations. In furtherance of, and not limiting each Guarantor’s obligations pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Credit Agreement (which Event of Default has not been waived in writing by the Security Agent) and any demand by the Security Agent upon the Guarantors for payment of any amount in respect of any Obligation, the Guarantors shall immediately pay the Obligation or Obligations demanded (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of the Security Agent as set forth in the Credit Agreement, or to such other location as the Security Agent may from time to time specify. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for the Security Agent to make any demand upon or bring any legal, equitable or other action, institute suit, exhaust its rights against the Borrower or any other guarantor of the Borrower, or proceed, enforce or exhaust its rights against any security given to secure payment of the Obligations.

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3. Waiver. Each Guarantor hereby waives all notices of any character whatsoever with respect to this Guaranty and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon, and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. Each Guarantor hereby consents to the taking of, or failure to take, from time to time without notice to any Guarantor, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any Person or Persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and each Guarantor will remain fully liable hereon notwithstanding any of the foregoing. Each Guarantor hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting its liability hereunder, including without limitation: (a) except for the defense of payment made on account of the Obligations to the Security Agent, Administrative Agent or any Credit Facility Lender, all defenses whatsoever (legal or equitable) to such Guarantor’s liability hereunder including (i) defenses, set-offs, counterclaims or claims that any Guarantor may have against Borrower or any other party liable to the Security Agent, Administrative Agent or any Credit Facility Lender and (ii) any defense, set-off, counterclaim or claim of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Obligations or any security therefor; (b) all right to stay of execution and exemption of property in any action to enforce its liability hereunder; (c) all rights accorded it under any other statutory provisions of any other applicable jurisdiction affecting the rights of the Security Agent to enforce the obligations of each Guarantor under this Guaranty; (d) all notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase Guarantor’s risk; and (e) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof (and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder).

To the maximum extent permitted by law, each Guarantor hereby waives any right of subrogation or reimbursement such Guarantor has or may have as against the Borrower with respect to the Obligations. In addition, each Guarantor hereby waives any right to proceed against the Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Guarantor may now have or hereafter have as against the Borrower with respect to the Obligations. Each Guarantor also hereby waives any rights to recourse of or with respect to any asset of the Borrower. Each Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make such Guarantor a “creditor” of the Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code, such Guarantor shall not be deemed a “creditor” of the Borrower.

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4. Representations and Warranties. Each Guarantor, jointly and severally, represents and warrants to the Security Agent as follows:

(a) Organization: Good Standing. It is duly organized and validly existing under the laws of the jurisdiction of its organization, and has the power and authority (corporate or otherwise) necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under the other Loan Documents to which it is a party. It is qualified to do business and, if applicable, is in good standing as a foreign corporation in each jurisdiction in which it is required to so qualify, except where the failure to so qualify would not have a Material Adverse Effect.

(b) Corporate Authority. The making and performance of this Guaranty and the other Loan Documents to which any Guarantor is a party are within such Guarantor’s power and authority and have been duly authorized by all necessary action (corporate or otherwise). The making and performance of this Guaranty and the other Loan Documents to which any Guarantor is a party (i) do not and under present law will not require any consent or approval of any of its shareholders or any other Person, and (ii) do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not and will not violate any provision of its charter or by-laws or equivalent organizational documents, do not and will not result in any breach of any agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject. No Guarantor is in default in any material respect under any of the foregoing.

(c) Validity of Documents. This Guaranty and the other Loan Documents to which any Guarantor is a party, if any, are, or when executed and delivered will be, the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with their terms. Except as has been duly obtained, no authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or under present law will be necessary to the validity or performance of this Guaranty or the other Loan Documents to which any Guarantor is a party, other than particulars of any security document to which Guarantor is a party must be filed on a Form C1 in the Companies Registration Office in Dublin within 21 days of the execution of each such security document.

(d) Financial Condition of Borrower. Each Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Guarantor further represents and warrants to the Security Agent that such Guarantor has read and understands the terms and conditions of the Loan Documents. Each Guarantor hereby covenants that it will continue to keep informed of the Borrower’s financial condition, the financial condition of other Guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(e) No Event of Default. No Event of Default has occurred and is continuing, or, after giving effect to this Guaranty, shall exist.

(f) Representations and Warranties. All representations and warranties made by it in the Loan Documents are true and correct as if made on and as of the date hereof, except in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date.

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5. Covenants. Each Guarantor, jointly and severally, covenants and agrees that from and after the date hereof and so long as any Obligation remains unpaid or outstanding:

(a) Assistance to the Borrower. It will provide its full assistance and cooperation in order to enable the Borrower to comply with all covenants and agreements set forth in the Credit Agreement and the other Loan Documents to the extent such covenants and agreements relate to the Borrower, its assets, business and operations.

(b) Credit Agreement Affirmative and Negative Covenants. It will comply with each of the affirmative covenants set forth in Section 6 of the Credit Agreement and the negative covenants set forth in Section 7 of the Credit Agreement, substituting its name for the name of the Borrower throughout the Credit Agreement as fully as if set forth therein without the necessity of restating each and every said covenant herein; provided, however, that in determining a Guarantor’s compliance with the aforementioned covenants of the Credit Agreement (i) Section 7.5(b) of the Credit Agreement shall be deemed to read “the Borrower or a Subsidiary is the surviving entity”; (ii) the terms “Material Adverse Change” and “Material Adverse Effect” as used in the Credit Agreement shall continue to be deemed to refer to the Borrower rather than the Guarantor; (iii) the definition of ‘Permitted Liens” in the Credit Agreement shall be deemed to include those existing Liens described on Schedule I to this Guaranty, and (iv) nothing in the Credit Agreement shall be deemed to prohibit a Guarantor from transferring assets to the Borrower.

6. Subordination of Sums Payable to Any Guarantor. Each Guarantor hereby subordinates all claims and demands it has, or may in the future have, against the Borrower or any other Guarantor arising or growing out of any indebtedness, liability or obligation, direct or indirect, due or to become due which arises, may arise or arose by reason of any advance or loan by such Guarantor, directly or indirectly, to the Borrower or any other Guarantor (all of such claims and demands being herein referred to collectively as the “Subordinated Liabilities”), to the prior and full payment, performance, satisfaction and discharge of the Obligations, and each Guarantor agrees that the Security Agent shall first be paid in full with interest all sums now due or that may hereafter accrue and become due and payable by the Borrower under the Credit Agreement, the Notes and any other Loan Document before any Guarantor shall be paid anything by the Borrower or out of any property of the Borrower for or on account of any of the Subordinated Liabilities. Each Guarantor further agrees that the Security Agent, the Administrative Agent or any Credit Facility Lender may at any time and from time to time renew or extend the time of payment of any indebtedness of the Borrower to the Credit Facility Lenders, or any portion of such indebtedness, and may make new loans to the Borrower, secured or unsecured, under the Credit Agreement or otherwise, with or without a guarantee, all without any notice to the Guarantors who shall nonetheless remain fully bound by their agreement to subordinate the Subordinated Liabilities until this Guaranty has been terminated by the Security Agent in the manner hereinafter provided.

7. Expenses. In addition to all other liabilities of each Guarantor hereunder, the Guarantors also agree to pay to the Security Agent, on demand, all reasonable costs and expenses (including reasonable fees, costs and disbursements of its counsel) which may be incurred in the enforcement of the Obligations or the liabilities of the Guarantors hereunder.

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8. Modification of Obligations. Each Guarantor hereby consents and agrees that without further notice to or assent from it, the amount of the Obligations, the time of payment of any or all the Obligations may be changed, any other term or condition relating to any or all the Obligations may be changed, the Borrower (or any other Person primarily or secondarily liable for the Obligations, including any Guarantor hereunder) may be discharged from any or all the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that each Guarantor will remain bound upon this Guaranty notwithstanding any or all of the foregoing.

9. No Waivers: No Election: Rights and Remedies Cumulative. No failure on the part of the Security Agent to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The Security Agent shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein, and no election by the Security Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Security Agent’s right to proceed in any other form of action or proceeding or against other parties unless the Security Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Security Agent, the Administrative Agent or any Credit Facility Lender under any Loan Document or any other document or instrument evidencing the Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Security Agent, the Administrative Agent or any Credit Facility Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding and then only to the extent of such payment. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as the Security Agent shall determine, in its sole discretion.

10. Other Guaranties. A subsequent guaranty by any other guarantor of any of the Obligations shall not be deemed to be in lieu of or to supersede or terminate this Guaranty but shall be construed as an additional or supplementary guaranty; and if any other guarantor has given to the Security Agent a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

11. Right of Set-off. Upon an Event of Default under the Credit Agreement (which Event of Default has not been waived in writing by the Security Agent), the Security Agent, the Administrative Agent and each Credit Facility Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other indebtedness at any time owing by the Security Agent, the Administrative Agent and any Credit Facility Lender to or for the credit of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty. Any such set-off or application of deposits by a Credit Facility Lender shall be deemed to be made on behalf of all of the Credit Facility Lenders, in accordance with their respective Pro Rata Share of the Revolving Loan Commitment.

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12. Termination of Guaranty. Notwithstanding anything to the contrary here or in any other Loan Document, Guarantors shall be released from liability under this Guaranty only upon the earlier to occur of (a) payment in full of all Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Credit Agreement or (ii) termination of the obligation of any Credit Facility Lender and Non-Lender to make any advances to Borrower pursuant to the Credit Agreement or any other Loan Document; or (b) release by Security Agent of such Guarantor in accordance with the terms and conditions of this Guaranty, the Credit Agreement and the other Loan Documents.

13. Binding Effect: Assignment. The provisions of this Guaranty shall be binding upon and inure to the benefit of each Guarantor and the Security Agent and their respective successors and assigns, except that the Guarantors may not assign or otherwise transfer any of their rights or obligations hereunder. The Security Agent may at any time sell, assign, pledge, grant participations in or otherwise transfer its rights under this Guaranty in whole or in part, to the extent permitted by Section 13 of the Credit Agreement.

14. Amendments and Waivers. Any provision of this Guaranty may be amended if such amendment is in writing and is signed by the then-existing Guarantors and the Security Agent, and any provision of this Guaranty may be waived by the Security Agent (consistent with the provisions of the Credit Agreement).

15. Governing Law: Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH GUARANTOR IRREVOCABLY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS GUARANTY SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH GUARANTOR, BY ITS EXECUTION AND DELIVERY OF THIS GUARANTY, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL CARE OF THE BORROWER AT THE BORROWER’S ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH GUARANTOR SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 15 SHALL AFFECT, OR IMPAIR

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IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE SECURITY AGENT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SUCH GUARANTOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

16. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF SUCH GUARANTOR AND THE SECURITY AGENT WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE SECURITY AGENT MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17. Additional Guarantors. Each Subsidiary of the Borrower which is required by the terms of the Credit Agreement to become a party to this Guaranty after the date hereof shall become a Guarantor for all purposes of this Guaranty upon execution of a counterpart hereof or of an assumption agreement in form and substance satisfactory to the Security Agent.

18. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Guaranty shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Guaranty or of such provision or obligation in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

19. Headings; Binding Effect. The headings of the several sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty. The provisions of this Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

20. Consultation with Advisors. Each of the Borrower and each Subsidiary Guarantor acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Guaranty. This Guaranty shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Guaranty or any part hereof to be drafted.

21. Entire Agreement. This Guaranty sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior

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negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Guaranty may be changed, modified, waived or canceled, orally or otherwise, except with the written agreement of each of the parties hereto.

22. Credit Agreement to Control. In the event of a conflict between the terms of this Guaranty and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

* * *

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as a deed as of the day and year first above written.

SIGNED, SEALED and DELIVERED
for and on behalf of
[SUBSIDIARY]	)
acting by its attorney-in-fact	) LS
in the presence of:	)

Name:
Title:

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SCHEDULE 1 TO THE

SUBSIDIARY GUARANTY

EXISTING LIENS

[TO BE APPENDED]

Schedule 1	Subsidiary Guaranty

Exhibit K

Form of Trust Agreement

[Appended]

K-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

FORM OF TRUST AGREEMENT

TRUST AGREEMENT NO. [            ]

dated as of [            , 20    ]

between

WILLIS LEASE FINANCE CORPORATION,

Owner Participant

and

WELLS FARGO BANK NORTHWEST, N.A.,

Owner Trustee

K

TRUST AGREEMENT NO.

THIS TRUST AGREEMENT NO.              dated as of             , 20    , (as amended, modified or supplemented from time to time, the “Trust Agreement”) (with respect to the following aircraft engine: one                      model                      aircraft engine, bearing manufacturer’s serial number             ) between WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the “Owner Participant”), and WELLS FARGO BANK NORTHWEST, N.A., a national banking association under the laws of the United States of America (in its individual capacity, “WFB” and otherwise not in its individual capacity but solely as trustee hereunder with its permitted successors and assigns the “Owner Trustee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01. Certain Definitions. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

“Beneficial Interest Pledge and Security Agreement” means any agreement pursuant to which Beneficiary pledges its interest in the Owner Trust to the Secured Party as security for obligations under and in connection with a Credit Agreement.

[“Bill of Sale” means the [warranty] bill of sale with respect to the Equipment issued by              in favor of the Owner Trustee.]

“Credit Agreement” means any agreement pursuant to which one or more lenders have extended credit to the Beneficiary.

“Closing Date” means [            , 20    ].

“Corporate Trust Department” means the office of the Owner Trustee located at Wells Fargo Bank Northwest, N.A., 299 South Main Street, 12th Floor, Salt Lake City, UT 84111.

“Equipment” means             .

“Lease Agreement” means any lease agreement upon which the Owner Trustee is the lessor or an assignee of the lessor, with respect to the Engine, as modified, amended or supplemented from time to time, and in respect of which the Owner Trustee is acting in its capacity as bare legal trustee for the Owner Participant.

“Mortgage and Security Agreement” any agreement pursuant to which the Owner Trustee pledges its interest in the Trust Estate to Secured Party as security for obligations under and in connection with the Credit Agreement.

K-1	TRUST AGREEMENT NO. ]

“Owner Trustee Guaranty” means any guaranty by Owner Trustee of obligations under the Credit Agreement.

“Secured Party” means the lender or any agent for any lender or group of lenders under the Credit Agreement.

“Trust Estate” means all estate, right, title and interest of the Owner Trustee in and to: (i) the Equipment, (ii) the Lease Agreement [other documents related to the Lease Agreement, such as assignment and/or bill of sale], (iii) all amounts of rent, security deposits, maintenance reserves, use fees, proceeds of sale, lease or other disposition of the Equipment, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of an additional or named insured for its own account), guarantee payments, fees, premiums and requisition payments, indemnity payments, damage, or other payments or proceeds of any kind for or in respect of the Equipment, the Lease Agreement or other document payable to, or received by or for the account of Owner Trustee, excluding any fees, expenses or indemnities of Owner Trustee payable to it in its individual capacity.

Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

ARTICLE II

AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS; DECLARATION OF TRUST

Section 2.01. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver any agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery.

Section 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold legal title to the Trust Estate upon the bare trust hereinafter set forth for the absolute use and benefit of the Owner Participant and the Owner Participant shall have the exclusive right to direct how the Trust Estate shall be dealt with pursuant to and subject to the terms of this trust.

Section 2.03. Name of Trust. The name of the trust created pursuant to this Trust Agreement shall be “Owner Trust             ”.

ARTICLE III

CONVEYANCE OF THE EQUIPMENT

Section 3.01. Conveyance of the Equipment. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will:

(a) [accept delivery from the Owner Participant [or other Person designated by the Owner Participant] of the bill of sale for the Equipment;]

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(b) execute and deliver the Lease Agreement;

(c) execute and deliver the Owner Trustee Guaranty;

(d) execute and deliver the Mortgage and Security Agreement;

(e) execute and deliver the Beneficial Interest Pledge and Security Agreement;

(f) [specify other steps to be taken and documentation entered into connection with the delivery of the Equipment and its lease; and]

(g) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby or otherwise.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE

Section 4.01. Distribution of Payments. (a) Payments to Owner Trustee. The Owner Trustee will receive all amounts constituting part of the Trust Estate which are payable to the account of the Owner Trustee under this Trust Agreement, and shall forthwith distribute said amounts:

First, to payment to the Owner Trustee for any fees, expenses, costs or liabilities incurred for which the Owner Trustee is entitled to payment, reimbursement or indemnity from the Owner Participant and for which the Owner Trustee has not been paid or reimbursed from any other source; and

Second, to payment of the entire balance to the Owner Participant.

(b) Multiple Owner Participants. If, as a result of a transfer by an Owner Participant under Section 8.01 of this Trust Agreement, there is more than one Owner Participant hereunder, each such Owner Participant shall hold in proportion to its respective beneficial interest in the Trust Estate, an undivided beneficial interest in the entire Trust Estate and is entitled to receive ratably with any other Owner Participant, payments distributable by the Owner Trustee hereunder. No Owner Participant shall have legal title to the Equipment or any other portion of the Trust Estate.

Section 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Owner Trustee by 1:00 p.m., Mountain time), the amount to be distributed to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee; provided, however, that the Owner Trustee shall use reasonable efforts to invest overnight in federal funds all monies received by it at or later than 1:00 p.m., Mountain time.

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ARTICLE V

DUTIES OF THE OWNER TRUSTEE

Section 5.01. Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.02 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any document to which the Owner Trustee may be a party or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of any document to which the Owner Trustee may be a party or to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; (iv) retain, lease or otherwise dispose of, or from time to time take such other action with respect to, the Equipment on such terms as shall be designated in such instructions; and (v) take or refrain from taking such other action or actions as may be specified in such instructions.

Section 5.02. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 hereof if the Owner Trustee shall reasonably believe such action is not adequately indemnified by the Owner Participant under Section 7.01 hereof, unless the Owner Participant agrees to furnish such additional indemnity as shall reasonably be required, in manner and form reasonably satisfactory to the Owner Trustee and to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any reasonable fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.01 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, in its reasonable opinion, that such action is contrary to the terms of any document to which the Owner Trustee may be a party or to applicable law.

Section 5.03. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate, except as expressly provided by the terms hereof or in a written instruction from the Owner Participant received pursuant to the terms of Section 5.01, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. WFB agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof), promptly take such action as may be necessary to duly discharge and satisfy in full all Liens on all or any part of the Trust Estate attributable to it in its individual capacity.

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Section 5.04. No Action Except Under Specified Documents or Instruction. The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Trust Estate except (i) as expressly required by the terms of any document to which the Owner Trustee may be a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.01 hereof.

ARTICLE VI

THE OWNER TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. WFB accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. WFB shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) its failure (in its individual capacity) to perform its obligations under the last sentence of Section 5.03 hereof, (c) for its or the Owner Trustee’s failure to use ordinary care to disburse funds or to comply with the first sentence of Section 6.08 hereof and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it in its individual capacity (or from the failure by it in its individual capacity to perform any covenant) in Section 6.03 hereof.

Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01 hereof and except as provided in, and without limiting the generality of, Sections 3.01 and 5.03 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor WFB shall have any duty (i) to see to any recording or filing of any document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that WFB in its individual capacity agrees to comply with the Federal Aviation Administration reporting requirements set forth in 14 C.F.R. § 47.45 and 14 C.F.R. § 47.51, and the Owner Trustee shall complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Equipment which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Equipment or to effect or maintain any such insurance, or (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate. Notwithstanding the foregoing, the Owner Trustee will furnish to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, tax bills, invoices, certificates and financial statements received under or in connection with the Trust Estate, except to the extent to which a responsible officer of the Owner Trustee reasonably believes (and confirms by telephone call with the Owner Participant) that duplicates or copies thereof have already been furnished to the Owner Participant by some other person.

Section 6.03. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR WFB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE

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TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE EQUIPMENT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF WHATSOEVER, except that WFB in its individual capacity warrants that on the Closing Date the Owner Trustee shall have received whatever title was conveyed to it by                      and that the Equipment shall during the term of this Trust Agreement be free of Liens attributable to WFB in its individual capacity, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by the Owner Trustee or by WFB in its individual capacity, as the case may be, and except that WFB in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the other Loan Documents to be entered into by the Owner Trustee have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be, and that the Trust Agreement, and such other Loan Documents constitute the legal, valid and binding obligation of WFB or the Owner Trustee, as the case may be, enforceable against WFB or the Owner Trustee, as the case may be, in accordance with their respective terms.

Section 6.04. No Segregation of Monies; Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent provided by law, and shall be invested as provided in Section 4.02 hereof.

Section 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in good faith in reliance upon and in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant mentioned herein shall be sufficiently evidenced by written instruments signed by a person purporting to be the Chairman of the Board, the President, any Vice President or any other officer and in the name of the Owner Participant. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountant or other skilled person appointed by it with due care hereunder.

Section 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, all persons having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent the Owner Trustee shall expressly agree otherwise in writing.

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Section 6.07. Fees: Compensation. The Owner Trustee shall be entitled to receive compensation on the terms heretofore agreed upon between Owner Trustee and Owner Participant, together with reimbursement within thirty (30) days of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of this Trust Agreement (including the reasonable compensation and the expenses of its counsel, accountants or other skilled persons and of all other persons not regularly in its employ). The Owner Participant shall be required to pay the fees of the Owner Trustee comprising the compensation and reimbursement of expenses to which the Owner Trustee is entitled under this Section 6.07, provided that the Owner Trustee shall have a lien upon the Trust Estate for any such fee not paid by the Owner Participant as contemplated by this Section 6.07, and such lien shall entitle the Owner Trustee to priority as to payment thereof over payment to any other person under this Trust Agreement.

Section 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. The Owner Trustee shall be responsible for causing to be prepared, at the request and expense of the Owner Participant, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from the Owner Participant in connection with the preparation of such income tax returns.

ARTICLE VII

INDEMNIFICATION OF WFB BY OWNER PARTICIPANT

Section 7.01. Owner Participant to Indemnify WFB. The Owner Participant hereby agrees to assume liability for, and hereby indemnifies, protects, saves and keeps harmless WFB in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by WFB in its individual capacity on or measured by any compensation received by WFB in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against WFB in its individual capacity in any way relating to or arising out of this Trust Agreement or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or WFB in its

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individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or WFB in its individual capacity in the performance or nonperformance of its duties hereunder or under any other document to which the Owner Trustee may be a party or (b) those resulting from the inaccuracy of any representation or warranty of WFB in its individual capacity (or from the failure of WFB in its individual capacity to perform any of its covenants) in Section 6.03 hereof or in any other document to which the Owner Trustee may be a party or (c) as may result from a breach by WFB in its individual capacity of its covenant in the last sentence of Section 5.03 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or WFB in its individual capacity in the disbursement of funds or in compliance with the provisions of the first sentence of Section 6.08 hereof. The indemnities contained in this Section 7.01 extend to WFB only in its individual capacity and shall not be construed as indemnities of the Trust Estate (except to the extent, if any, that WFB in its individual capacity has been reimbursed by the Trust Estate for amounts covered by the indemnities contained in this; Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement.

ARTICLE VIII

TRANSFER OF THE OWNER PARTICIPANT’S INTEREST

Section 8.01. Transfer of Interests. If there is more than one Owner Participant, no assignment, conveyance or other transfer by an Owner Participant of any of its right, title or interest in and to this Trust Agreement or the Trust Estate shall be valid unless each other Owner Participant’s prior written consent (which consent may be withheld in the sole discretion of such other Owner Participants) is given to such assignment, conveyance or other transfer.

Section 8.02. Actions of the Owner Participants. If at any time prior to the termination of this Trust Agreement there is more than one Owner Participant, then, subject to Section 11.05 hereof, during such time, if any action is required to be taken by all Owner Participants and whenever any direction, authorization, approval, consent, instruction, or other action is permitted to be given or taken by the Owner Participant, such direction, authorization, approval, consent, instruction, or other action shall be given or taken only upon unanimous agreement of all Owner Participants; provided, however, that the termination of this Trust Agreement pursuant to Sections 11.01 or 11.02 hereof may be effected upon the election of any Owner Participant.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

Section 9.01. Resignation of Owner Trustee; Appointment of Successor.

(a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days’ prior written notice to the Owner Participant, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee with or without cause by a notice

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in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

(b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably requested.

(c) Qualifications. Any successor Owner Trustee, however appointed, shall be a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15) and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms. No such successor trustee shall charge fees for its services as an Owner Trustee in excess of the then prevailing market rates for such services.

(d) Merger, etc. Any corporation into which WFB may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which WFB shall be a party, or any corporation to which substantially all the corporate trust business of WFB may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

Section 9.02. Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust

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company or one or more persons (any and all of which shall be a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15)) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an “additional trustee”). In the event the Owner Participant shall not have joined in the execution of such agreements supplemental hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or in case an Event of Default shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02 in either of such contingencies.

Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

(a) All powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Equipment or documents authorized to be delivered hereunder shall be exercised solely by the Owner Trustee;

(b) All other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

(c) No power given to any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

(d) No trustee hereunder shall be personally liable by reason of any action or omission of any other trustee hereunder; and

(e) The Owner Trustee and Owner Participant may remove any such additional trustee, at any time, by an instrument in writing signed by both parties; provided, in the event that the Owner Participant shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participant, and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact in connection therewith.

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ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND OTHER DOCUMENTS

Section 10.01. Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Owner Participant. Subject to Section 10.02 hereof, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other document to which the Owner Trustee may be a party which it is requested to execute by the Owner Participant.

Section 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

Section 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such section, but it shall be sufficient if such request shall indicate the substance thereof.

Section 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David C. Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto, but if this Trust Agreement and the trusts created hereby shall be or become authorized under applicable law to be valid for a period commencing on the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Trust Agreement and the trusts created hereby for a period in gross exceeding the period for which this Trust Agreement and the trusts created

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hereby are hereinabove stated to extend and be valid), then this Trust Agreement and the trusts created hereby shall not terminate under this subsection (b) but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until the day preceding such date as the same shall, under applicable law, cease to be valid; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the term hereof.

Section 11.02. Owner Participant Has No Legal Title in Trust Estate. No Owner Participant shall have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall of itself operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate. Nothing in this Section 11.02 shall, however, prevent the trust declared in Section 2.02. from being a bare trust, and any Owner Participant shall be entitled to terminate this Trust Agreement at its election.

Section 11.03. Assignment, Sale, etc. of Equipment. Any assignment, sale, transfer or other conveyance of the Equipment or any part thereof by the Owner Trustee made pursuant to the terms hereof shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Equipment so assigned, sold, transferred or conveyed. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

Section 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Article VIII hereof and except as otherwise provided in Article IX and Sections 2.02 6.07, 10.01 and 11.01 hereof, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

Section 8.01. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or, if sent by registered or certified mail, three Business Days after being deposited in the mails addressed to the intended recipient thereof in accordance with the provisions of this Section 11.05. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.05, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as follows: (A) if to Owner Trustee, to: Wells Fargo Bank Northwest, N.A., 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, telecopier: (801) 246-5053, attention: Mr. Val T. Orton, (B) if to the Original Owner Participant to: Willis Lease Finance Corporation, 773 San Marin Drive, Suite 2215, Novato, CA 94998, telecopier: (415) 408-4701, Attention: General Counsel or (C) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto.

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Section 11.06. Severability. Subject to Sections 11.06 and 11.12 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.07. Waivers, etc. No term or provision hereof maybe changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 8.01. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.09. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner Participant shall bind its successors and assigns.

Section 11.10. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Remainder of page intentionally left blank; signatures on following pages]

K-13	TRUST AGREEMENT NO. ]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WILLIS LEASE FINANCE CORPORATION

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, N.A.

By:
Name:
Title:

S-1	TRUST AGREEMENT NO. ]

Exhibit L

Form of Placard

Placard to be used for Engines owned by Owner Trustee:

THIS ENGINE IS OWNED BY AND LEASED FROM WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

C/O Willis Lease Finance Corporation, as Servicer

773 San Marin Drive, Suite 2215

Novato, CA 94998

415-408-4700

Placard to be used for Engines owned by Borrower:

THIS ENGINE IS OWNED BY WILLIS LEASE FINANCE CORPORATION, OR AN AFFILIATE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

415-408-4700

L-1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 1.1b

Borrowing Base Geographic Limitations

REGION	Percentage of Total
United States and Canada	***	%
Mexico	***	%
Central and South America (Including Argentina, Aruba, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Jamaica, Nicaragua, Panama, Peru, or Venezuela)	***	%
Brazil (sublimit)	***	%
Asia/Pacific (Including Australia, Fiji, Hong Kong, India, Japan, New Zealand, Singapore, Taiwan, China, Indonesia, South Korea, Malaysia, Philippines, Thailand, or Vietnam)	***	%
China (sublimit)	***	%
South Korea (sublimit)	***	%
India (sublimit)	***	%

Western Europe (Including Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Malta, Norway, Portugal, Slovenia, Spain, Sweden, Switzerland, The Netherlands or the United Kingdom)

	***	%
Middle East/Eastern Europe (Including Bahrain, Croatia, Hungary, Israel, Kuwait, Qatar, Pakistan, Poland, Russia, Turkey, Yemen, or United Arab Emirates)	***	%
Africa (Including South Africa)	***	%
Emerging Countries (any individual country outside of North America and Western Europe, excluding Australia, Japan, New Zealand, and Singapore )	***	%

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1b — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 1.1d

Liens of Record

1.	Liens in favor of Bank of America Leasing and Capital, LLC on (1) one Canadair Ltd. Model CL-600 2412 (Challenger 601-1A) aircraft bearing MSN *** and (2) two General Electric Model CF-34-3A aircraft engines bearing MSNs *** and ***

2.	Liens in favor of Credit Agricole Corporate and Investment Bank (formerly Calyon New York Branch) on the WEST Series 2008-B1 Note

3.	Liens in favor of Norddeutsche Landesbank Girozentrale, as lender on the following equipment:

•	One CFM56-7B aircraft engine bearing MSN ***

•	One CFM56-7B aircraft engine bearing MSN ***

•	One V2500-A aircraft engine bearing MSN ***

4.	Liens in favor of Norddeutsche Landesbank Girozentrale on the WEST Series 2005-B1 Note

5.	Advisory UCC Financing Statements filed with the Delaware Secretary of State by US Bancorp with respect to two photocopier leases, Filing No. 2008 348820 dated October 15, 2008 and Filing No. 2009 1283404 dated April 22, 2009

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1d — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 1.1e

Schedule of Documents

Amended and Restated Credit Agreement

Revolving Notes for each of the Lenders

Amended and Restated Swing Line Note

Affirmations of Owner Trustee Mortgage and Security Agreements and Guaranties

Affirmations of Leasing Subsidiary Guaranties and Security Agreements

Borrowing Base Certificate

Borrowing Notice

Compliance Certificate

Schedule 1.1e — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 2.1

Revolving Commitment

Commitment	Lender	Pro Rata Share
$75,000,000.00	Union Bank, N.A.	21.739130434%
$75,000,000.00	Wells Fargo Bank, National Association	21.739130435%
$75,000,000.00	U.S. Bank National Association	21.739130435%
$35,000,000.00	City National Bank	10.144927536%
$35,000,000.00	The Huntington National Bank	10.144927536%
$25,000,000.00	EverBank Commercial Finance, Inc.	7.246376812%
$25,000,000.00	Umpqua Bank	7.246376812%

$345,000,000.00	TOTAL	100.000000000

Schedule 2.1 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.2

Executive Offices; Corporate or Other Names; Conduct of Business

Willis Lease Finance Corporation – Corporate Headquarters

773 San Marin Drive, Ste. 2215

Novato, CA 94945

Willis Lease Finance Corporation – Technical office

6495 Marindustry Place

San Diego, CA 92121

Willis Lease Finance Corporation – London Office

34 St. James’s Street, 2nd Floor

London, SW1A 1HD, UK

Willis Lease France – Office of French Subsidiary

17 Avenue Didier Daurat

Immeuble Socrate, BP10051

31702 Blagnac, France

Willis Aviation Finance Limited – Office of Irish Subsidiary

Suite 1123

Fitzwilliam Business Centre

77 Sir John Rogerson’s Quay

Dublin 2

The Bank of New York – Collateral Custodian

MBS Collateral Services

5730 Katella Avenue

Cypress, CA 90630

Schedule 5.2 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.5

Subsidiaries

Wholly-Owned Subsidiaries	State or Jurisdiction of Incorporation

Willis Engine Securitization Trust*	Delaware; business trust

WEST Engine Funding LLC*	Delaware; limited liability company

WEST Engine Funding (Ireland) Limited*	Rep. of Ireland; limited liability company

Willis Lease (Ireland) Limited	Rep. of Ireland; limited liability company

WLFC (Ireland) Limited	Rep. of Ireland; limited liability company

WLFC Funding (Ireland) Limited*	Rep. of Ireland; limited liability company

Willis Aviation Finance Limited*	Rep. of Ireland; limited liability company

Willis Lease France*	France; Société par actions simplifiées (SAS)

Willis Lease (China) Limited*	People’s Republic of China; limited liability company

*	Excluded Subsidiary

Other Non-Subsidiary Equity Interests	Percentage Interest
WOLF A340, LLC (Limited liability company formed under the laws of Delaware)	50.0%

Willis Mitsui & Co Engine Support Limited (Limited company formed under the laws of the Republic of Ireland)	50.0%

Schedule 5.5 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.7

No Other Liabilities; No Material Adverse Changes

None.

Schedule 5.7 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.9

Trade Names

Willis Leasing

Willis Lease

WLFC

Schedule 5.9 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.10

Litigation

None.

Schedule 5.10 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.17

Hazardous Materials

None.

Schedule 5.17 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.21

Depreciation Policies

The Borrower generally depreciates engines on a straight-line basis over 15 years to a 55% residual value. Spare parts packages are generally depreciated on a straight-line basis over 15 years to a 25% residual value. Aircraft are generally depreciated on a straight-line basis over 13-20 years to a 15%-17% residual value. For equipment which is unlikely to be repaired at the end of its current expected life, and is likely to be disassembled upon lease termination, we depreciate the equipment over its estimated life to a residual value based on an estimate of the wholesale value of the parts after disassembly. If useful lives or residual values are lower than those estimated by us, upon sale of the equipment, a loss may be realized. It is our policy to review estimates regularly to more accurately expense the cost of equipment over the useful life of the engines. On July 1, 2009 and again on July 1, 2010, the Borrower adjusted the depreciation for certain older engine types within the portfolio.

Schedule 5.21 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.22

Non-Lender Protection Agreements as of the Closing Date

None.

Schedule 5.22 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 5.23

Eligible Leases as of the Closing Date

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original

*1	***	APU + Parts	***	***	***	***

2	***	RB211-535E4	***	***	***	***

3	***	PW118B	***	***	***	***

4	***	PW121	***	***	***	***

5	***	PW121	***	***	***	***

6	***	PW121	***	***	***	***

7	***	PW121	***	***	***	***

8	***	PW121	***	***	***	***

9	***	PW123	***	***	***	***

10	***	PW123E	***	***	***	***

11	***	PW124B	***	***	***	***

12	***	PW124B	***	***	***	***

13	***	PW124B	***	***	***	***

14	***	PW124B	***	***	***	***

15	***	PW125B	***	***	***	***

16	***	CF34-8C5	***	***	***	***

17	***	CF34-8C5	***	***	***	***

18	***	CF34-8C5	***	***	***	***

19	***	CF34-10E6	***	***	***	***

20	***	CF34-10E7	***	***	***	***

21	***	CF6-50C2	***	***	***	***

22	***	CFM56-5B4/P	***	***	***	***

23	***	CFM56-5B4/P	***	***	***	***

24	***	CFM56-5B4/3	***	***	***	***

25	***	CF6-80C2-B4	***	***	***	***

26	***	CF6-80C2-B4	***	***	***	***

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1d — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original

27	***	CFM56-5B4/3	***	***	***	***

28	***	CF6-80C2-B4F	***	***	***	***

29	***	CF6-80C2-B7F	***	***	***	***

30	***	CF6-80C2B5F	***	***	***	***

31	***	CFM56-3C1	***	***	***	***

32	***	CFM56-3C1	***	***	***	***

33	***	CFM56-3C1	***	***	***	***

34	***	CFM56-3C1	***	***	***	***

35	***	CFM56-3C1	***	***	***	***

36	***	CFM56-3C1	***	***	***	***

37	***	CFM56-3C1	***	***	***	***

38	***	PW4168A	***	***	***	***

39	***	CFM56-5C4	***	***	***	***

40	***	CFM56-5B4/P	***	***	***	***

41	***	CFM56-7B24/3	***	***	***	***

42	***	CFM56-7B24/3	***	***	***	***

43	***	CF6-80E1A4B	***	***	***	***

44	***	CFM56-3C1	***	***	***	***

45	***	CFM56-3C1	***	***	***	***

46	***	CFM56-3C1	***	***	***	***

47	***	CF34-3B1	***	***	***	***

48	***	CF34-3B1	***	***	***	***

49	***	CF34-3B1	***	***	***	***

50	***	CF34-3B1	***	***	***	***

51	***	CF34-3B1	***	***	***	***

52	***	CF34-3B1	***	***	***	***

53	***	CF34-3B1	***	***	***	***

54	***	CFM56-7B24	***	***	***	***

55	***	CFM56-7B24/3	***	***	***	***

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1d — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original

56	***	CFM56-7B24/3	***	***	***	***

57	***	CFM56-7B24/3	***	***	***	***

58	***	CFM56-7B24/3	***	***	***	***

59	***	CFM56-7B26/3	***	***	***	***

60	***	CF34-10E6	***	***	***	***

61	***	CF34-10E7	***	***	***	***

62	***	-5C4-P QEC Kit	***	***	***	***

63	***	PW123	***	***	***	***

64	***	PW127F	***	***	***	***

65	***	PW127M	***	***	***	***

66	***	PW127F	***	***	***	***

67	***	PW127M	***	***	***	***

68	***	PW150A	***	***	***	***

69	***	PW150A	***	***	***	***

70	***	PW150A	***	***	***	***

71	***	PW150A	***	***	***	***

72	***	PW150A	***	***	***	***

73	***	V2500-A1	***	***	***	***

74	***	V2527-A5	***	***	***	***

75	***	Dash 8-103 Aircraft	***	***	***	***

	***	PW121	***	***	***	***

	***	PW121	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

76	***	Dash 8-103 Aircraft	***	***	***	***

	***	PW121	***	***	***	***

	***	PW121	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1d — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original

77	***	Dash 8-102 Aircraft	***	***	***	***

	***	PW120A	***	***	***	***

	***	PW120A	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

	***	HS 14 SF-7 Prop	***	***	***	***

78	***	PW120	***	***	***	***

79	***	PW120	***	***	***	***

80	***	HS 14 SF-7 Prop	***	***	***	***

81	***	HS 14 SF-7 Prop	***	***	***	***

82	***	PW120	***	***	***	***

83	***	PW120	***	***	***	***

84	***	HS 14 SF-7 Prop	***	***	***	***

85	***	HS 14 SF-7 Prop	***	***	***	***

*	Lease of this asset does not constitute an “Eligible Lease” as of the Closing Date.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 1.1d — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 7.10

Indebtedness and Guaranteed Indebtedness existing on the Closing Date

Creditor	Original Principal Amount / Notional Amount	Description

Credit Agricole Corporate and Investment Bank (formerly Calyon New York Branch)	***	***

Canela Investments LLC	***	***

Bank of America Leasing and Capital, LLC	***	***

Norddeutsche Landesbank Girozentrale	***	***

Norddeutsche Landesbank Girozentrale	***	***

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Schedule 7.10 — Page 1	Willis Lease Finance Corporation Amended and Restated Credit Agreement

Schedule 7.15

Investments Existing as of the Closing Date

1.	50.0% membership interest in a joint venture, WOLF A340, LLC, a Delaware limited liability company

2.	Willis Engine Securitization Trust Series 2008-B1 Note in the original principal amount of $20,000,000.00

3.	Willis Engine Securitization Trust Series 2005-B1 Note in the original principal amount of $28,276,878.00

4.	50.0% membership interest in a joint venture, Willis Mitsui & Co Engine Support Limited, limited liability company formed under the laws of the Republic of Ireland

5.	Investments in each “Excluded Subsidiary” as defined in the Credit Agreement

Schedule 7.15	Willis Lease Finance Corporation Amended and Restated Credit Agreement